Execution Version

Exhibit 4.7

NOTE PURCHASE AGREEMENT

dated as of December 13, 2021

among

ZEALAND PHARMA US, INC.

as Issuer,

ZEALAND PHARMA A/S

as Parent,

THE OTHER OBLIGORS PARTY HERETO,

THE PURCHASERS PARTY HERETO,

and

ZOOLANDER SA LLC

as Purchaser Agent

i

(continued)

(continued)

(continued)

(continued)

Section 15.3	Divisions	93

v

SCHEDULES:

Schedule 1.1Purchasers and Commitments

Schedule 2.2(f)Prepaid Amounts

Schedule 3.2Material Product Agreements

Schedule 4.1Perfection Actions

Schedule 5.11(a)Product Intellectual Property

Schedule 13.1Disqualified Lender List

Schedule 15.1(a)Description of Glepaglutide

Schedule 15.1(b)Description of Specified Assets

Schedule 15.1(c)Description of V-Go

Schedule 15.1(d)Description of Zegalogue

EXHIBITS:

Exhibit A-1Description of Collateral

Exhibit A-2Agreed Security Principles

Exhibit A-3Danish Collateral Documents

Exhibit A-4Danish Form of Share Charge Agreement

Exhibit BForm of Purchase Notice

Exhibit CCompliance Certificate

Exhibit DForm of Note

Exhibit EForm of Guarantee Assumption Agreement

Exhibit FCustomary Subordination Terms

Exhibit GForm of Press Release

Exhibit HForm of Revenue Report

Exhibit IForm of “DashBoard” Report

Exhibits J-1 – J-4Forms of U.S. Tax Compliance Certificates

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) is made and dated as of December 13, 2021 (the “Effective Date”) among the Purchasers listed on Schedule 1.1 hereof or otherwise a party hereto from time to time (each a “Purchaser” and collectively, the “Purchasers”), Zoolander SA LLC, a Delaware limited liability company, as agent for the Purchasers (in such capacity, “Purchaser Agent”), Zealand Pharma US, Inc., a Delaware corporation (“Issuer”), Zealand Pharma A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), and the other Obligors from time to time party hereto.  The parties agree as follows:

ARTICLE I

ACCOUNTING AND OTHER TERMS

Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined have the meanings given to them in accordance with IFRS as in effect from time to time, provided that if Issuer notifies Purchaser Agent that Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in IFRS or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of IFRS prior to the issuance by the International Accounting Standards Board of IFRS 16 shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with IFRS 16 (on a prospective or retroactive basis or otherwise) to be treated as a Capital Lease (or finance lease) obligations in accordance with IFRS; provided that any financial statements of the Obligors shall be prepared under IFRS, consistently applied, including in accordance with IFRS 16.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Article XV.

All other capitalized terms contained in this Agreement that are not defined in this Agreement or Article XV, unless otherwise indicated, shall have the meaning provided by the UCC to the extent such terms are defined therein.

All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.  The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any notice or delivery to Purchasers shall be satisfied by notice or delivery (as applicable) to Purchaser Agent. Unless the context otherwise requires, references herein to: (i) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement and (ii) an agreement, instrument or other document means such agreement, instrument or other document as amended, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof.

ARTICLE II

NOTES; TERMS OF PAYMENT; REVENUE PARTICIPATION

Section 2.1Purchase and Sale of Notes.

(a)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.2 and 3.5), on the First Purchase Date, the Purchasers agree, severally and not jointly, to purchase Notes from Issuer, and Issuer agrees to issue and sell Notes to each Purchaser, in an aggregate principal amount of One Hundred Million Dollars ($100,000,000) in one (1) purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for a purchase price equal to 100% of the principal amount thereof (the “First Purchase”).

(b)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.3 and 3.5), on the Second Purchase Date, at the option of Issuer, the Purchasers agree, severally and not jointly, to purchase Notes from Issuer, and Issuer agrees to issue Notes to each Purchaser, in an aggregate principal amount of Fifty Million Dollars ($50,000,000), in one (1) purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for a purchase price equal to 100% of the principal amount thereof (the “Second Purchase”).

(c)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.4 and 3.5), on the Third Purchase Date (which shall occur no later than June 30, 2023 (or such later date as specified in writing by the Required Purchasers in their sole discretion)), at the option of Issuer and subject to the approval of the Purchasers in their sole discretion, each Purchaser may, severally and not jointly, purchase Notes from Issuer, and Issuer agrees to issue Notes to each Purchaser, in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000) in no more than three (3) minimum increments of Fifteen Million Dollars ($15,000,000) according to each Purchaser’s Purchaser Percentage for a purchase price equal to 100% of the principal amount thereof (each, a “Third Purchase”; together with the First Purchase and any Second Purchase, individually, a “Purchase” and collectively the “Purchases”), in each case for the purpose of financing a Permitted Acquisition.

Notwithstanding anything to the contrary herein, each Purchaser’s Commitments shall expire on the applicable Commitment Termination Date and no Purchaser shall be committed to purchase any Notes as part of the Third Purchase.

Section 2.2Payments of Repayment Amount and Revenue Participation Payments.

(a)Repayment of the Notes.  The Repayment Amount, together with any accrued and unpaid default interest and Reimbursable Expenses, shall be due and payable in full on the earlier of (i) the Maturity Date and (ii) the date that all Obligations are accelerated and become due and payable pursuant to Section 9.1 or otherwise.  To the extent redeemed or otherwise repaid, the Notes may not be re-issued and the principal amount thereunder may not be re-borrowed.

(b)Voluntary Redemption and Payment. Issuer shall have the option to redeem all, but not less than all, of the outstanding Notes (if any) and pay all other outstanding Obligations under this Agreement, provided Issuer provides at least ten (10) days’ advance written notice to Purchaser Agent of the date of such redemption and payment.  On the applicable date, Issuer shall repurchase the Notes and pay all other Obligations by paying the Repayment Amount, plus all accrued and unpaid default interest, Reimbursable Expenses and all other Obligations to the Purchasers.  Notwithstanding anything to the contrary contained in this Agreement, Issuer may rescind any notice of redemption and payment pursuant to this Section 2.2(b) if such redemption would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed; provided that Issuer must provide

Purchaser Agent with a new notice at least five (5) days prior to any redemption date if Issuer has rescinded the prior notice. Upon redemption of the Notes pursuant to this Section 2.2(b), the Purchasers’ remaining Commitments shall immediately and irrevocably terminate.

(c)Asset Sale Repurchase Events.

(i)In the event of any Asset Sale Repurchase Event, Issuer shall provide ten (10) days’ prior written notice of the anticipated date of such Asset Sale Repurchase Event to Purchaser Agent.

(ii)In connection with any Asset Sale Repurchase Event, the Required Purchasers in their sole discretion may require Issuer to pay in cash an amount equal to 75% of the Net Proceeds from such Asset Sale Repurchase Event to repurchase all or a portion of the Notes and prepay the Obligations in connection with all or such portion, as applicable, of the Notes.

(iii)If the Required Purchasers require Issuer to repurchase all or a portion of the Notes and prepay the other Obligations in connection with such Notes being repurchased pursuant to this Section 2.2(c), the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof no later than five (5) days after receipt of Issuer’s notice of an Asset Sale Repurchase Event and Issuer shall apply 75% of the Net Proceeds from such Asset Sale Repurchase Event to repurchase the Notes and prepay the other Obligations within two (2) Business Days of the applicable date on which such Net Proceeds are received (or such later date as is acceptable to the Required Purchasers in their sole discretion) with such amount of Net Proceeds being allocated first, to the Reimbursable Expenses then due and payable; second, to any outstanding and unpaid default interest; third, to repurchase such principal amount of the Notes equal to the product of such Net Proceeds (after deducting amounts paid pursuant to the first and second clauses immediately above) multiplied by the quotient obtained by dividing (x) the outstanding principal amount of the Notes by (y) the Repayment Amount (in each case of the preceding prongs (x) and (y), as determined immediately prior to such payment and in the case of the Repayment Amount determined as if the entire principal amount were being repaid in full at such time) (the principal amount so prepaid pursuant to this clause third, the “Aggregate Asset Sale Repurchase Amount”); and fourth, to the remaining Obligations payable hereunder (the amount so prepaid pursuant to this clause fourth, a “Prepaid Amount”).  For the avoidance of doubt, to the extent an Asset Sale Repurchase Event also constitutes a Change of Control, Section 2.2(e) shall apply in lieu of this Section 2.2(c).

(d)Revenue Participation Payments.

(i)From and after the commencement of the Revenue Participation Period, Issuer shall pay to the Purchasers the Revenue Participation Payments quarterly in cash on each Payment Date, until the earlier of (X) Payment in Full and (Y) the end of the Revenue Participation Period.

(ii)With respect to each fiscal quarter, the relevant amount payable in respect of the Revenue Participation Payments for such fiscal quarter shall be paid on the applicable Payment Date, with such payment to be calculated based on the Cash Receipts; provided that all payments in respect of any fiscal quarter shall be subject to reconciliation based on the final Net Sales for the applicable fiscal quarter on the Payment Date for the subsequent fiscal quarter, with such reconciliation being prepared by Issuer and delivered to the Purchasers on the Payment Date for such subsequent fiscal quarter, and based on the final Net Sales for the applicable fiscal year in which such fiscal quarter occurs based on the audited financial statements for such fiscal year, with such reconciliation to be prepared by Issuer and delivered to the Purchasers no later than ninety (90) days after the end of such fiscal year. With respect to each reconciliation, any overpayments shall be credited against, and any underpayments shall be added to, the immediately subsequent payment in respect of the Revenue Participation Payments. For the avoidance of doubt, the Purchasers shall not be required to refund any Revenue Participation Payments.

(iii)All Revenue Participation Payments and other payments pursuant to this Section 2.2(d) shall be made to each Purchaser in accordance with its Pro Rata Share.

(e)Change of Control.  In the event of (i) any Change of Control being announced in accordance with section 3 of the Danish Executive Order on Takeovers, or (ii) any announcement in accordance with section 4 of the Danish Executive Order on Takeovers of an intention to make a voluntary takeover offer for Change of Control in accordance with section 47 of the Danish Capital Markets Act, Issuer shall, no later than three (3) days after such announcement being made provide written notice of such announcement to Purchaser Agent. In the event of any Change of Control other than as described in the preceding sentence, Issuer shall provide fifteen (15) Business Days’ prior written notice of the anticipated date of such Change of Control to Purchaser Agent.  In connection with any Change of Control or announcement of an intention to make a voluntary takeover offer for Change of Control (and provided, in case of a voluntary takeover offer, that the Change of Control actually occurs), the Required Purchasers in their sole discretion may require Issuer to repurchase the outstanding Notes (if any) and pay all other outstanding Obligations under this Agreement.  If the Required Purchasers require Issuer to repurchase the outstanding Notes (if any) and pay all other Obligations, the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof no later than fifteen (15) days after receipt of Issuer’s notice of a Change of Control or announcement of an intention to make a voluntary takeover offer for Change of Control. If the Required Purchasers have elected to require Issuer to repurchase the Notes (if any) and pay all other Obligations pursuant to this Section 2.2(e), Issuer shall make such repurchase and payment immediately before the mandatory or voluntary takeover offer is completed or such other Change of Control transaction is consummated, as applicable (or on such later date as is acceptable to the Required Purchasers in their sole discretion) by paying the Repayment Amount, plus all accrued and unpaid default interest, Reimbursable Expenses and all other Obligations to the Purchasers.

(f)Specified Repurchase. Upon the occurrence of a Specified Repurchase Event, if more than Fifty Million Dollars ($50,000,000) principal amount of the Notes remains outstanding, the Required Purchasers in their sole discretion (and without obligation) may require Issuer to repurchase the outstanding Notes in the aggregate principal amount of Fifty Million Dollars ($50,000,000) and pay the applicable portion of the Repayment Amount with respect to such Notes being repurchased.  If the Required Purchasers require Issuer to repurchase the outstanding Notes pursuant to this Section 2.2(f), (x) the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof within one hundred eighty (180) days of the occurrence of such Specified Repurchase Event specifying the aggregate principal amount of the Notes to be repurchased pursuant to this Section 2.2(f) and (y) Issuer shall make such repurchase and pay the applicable Repayment Amount with respect to the Notes being repurchased (together with any accrued and unpaid default interest and Reimbursable Expenses) in equal installments on each of the four consecutive Payment Dates commencing with the Payment Date on March 31, 2023, with each installment equal to the sum of (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000), plus (ii) accrued and unpaid interest thereon (including any default interest) through the date of repurchase (to the extent not otherwise paid pursuant to Section 2.3), plus (iii) an additional amount for each such installment as set forth on Schedule 2.2(f) (each amount in this clause (iii), a “Prepaid Amount”).  The Obligors acknowledge and agree that such Prepaid Amounts shall not constitute prepayments of interest or payments of unmatured interest, whether under section 502(b)(2) of the United States Bankruptcy Code or otherwise, but constitute payments of additional amounts that are part of the Repayment Amount and that are reasonably calculated to ensure that the Purchasers receive the benefit of their bargain under the terms of this Agreement.

Section 2.3Payment of Interest

(a)Interest Payments.  Issuer shall make quarterly payments of interest in arrears on each outstanding Note and any other Obligations commencing on the first (1st) Payment Date following the First Purchase Date and continuing on each successive Payment Date thereafter through and including the Payment Date immediately preceding the Maturity Date.

(b)Interest Rate.  Subject to Section 2.3(c), the principal amount outstanding under the Notes and any other Obligations shall accrue interest at per annum rate equal to the Applicable Rate, which interest shall be payable quarterly in arrears in accordance with Sections 2.3(a) and 2.3(f).  Interest shall accrue on each Note commencing on, and including, the Purchase Date of such Note, and shall accrue on the principal amount outstanding under such Note through and including the day on which such Note is paid in full.  Interest shall accrue on all other Obligations commencing on, and including, the date that such Obligations are due, and shall accrue on the unpaid amount of such Obligations through and including the day on which such Obligations are paid in full.

(c)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all outstanding Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Purchaser Agent or any Purchaser.

(d)360-Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

(e)Inability to Determine Rates; Illegality; Effect of Benchmark Transition.

(i)Inability to Determine Rates. If, on or prior to the first day of any Interest Period (an “Affected Interest Period”), Purchaser Agent determines (which determination shall be conclusive and binding on Issuer and the other Obligors absent manifest error) that, by reason of circumstances affecting the London interbank Eurodollar market, Base LIBOR cannot be determined pursuant to the definition thereof, Purchaser Agent will promptly so notify Issuer in writing. For each Affected Interest Period thereafter, until Purchaser Agent provides written notice that Base LIBOR is available for the Interest Period immediately following the date of such notice, all Notes shall bear interest at the Applicable Rate using the following adjustments:

(1)the Prime Rate shall replace LIBOR and the Prime Rate Floor shall replace the LIBOR Floor; and

(2)the Applicable Margin shall be adjusted to equal (1) 6.00% minus (2) the difference between the Prime Rate and LIBOR in effect as of the immediately preceding Interest Period.

(ii)Illegality. If Purchaser Agent or any Purchaser determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Purchaser or its applicable lending office to purchase or hold Notes whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of any Purchaser to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by Purchaser Agent to Issuer, any obligation of the Purchasers to purchase or hold Notes whose interest is determined by reference to

LIBOR shall be suspended until Purchaser Agent notifies Issuer that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice that it is illegal for any Purchaser to make or maintain loans whose interest is determined by reference to LIBOR, all Notes shall thereafter bear interest at the Applicable Rate subject to the adjustments provided pursuant to Section 2.3(e)(i)(1) and Section 2.3(e)(i)(2).

(iii)Benchmark Transition.

(1)Benchmark Replacement. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings.  On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current, the Benchmark Replacement will replace Base LIBOR for all purposes hereunder and under any Note Document in respect of any setting of Base LIBOR on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Note Document.

(2)Benchmark Replacement Conforming Changes. In connection with the implementation of the Benchmark Replacement, Purchaser Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(3)Notices; Standards for Decisions and Determinations. Purchaser Agent will notify Issuer and the Purchasers of (1) the implementation of the Benchmark Replacement, and (2) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Purchaser Agent or Purchasers pursuant to this Section 2.3(e)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.3(e)(iii).

(f)Debit of Accounts.  Purchaser Agent may debit (or ACH) any Designated Account, or, to the extent adequate funds are not available in the Designated Accounts, any other Collateral Account maintained by Parent or any of its Subsidiaries (other than the SPV Entities), for principal and interest payments or any other amounts Issuer owes the Purchasers under the Note Documents when due.  Any such debits (or ACH activity) shall not constitute a set-off.

(g)Payments.  Except as otherwise expressly provided herein, all payments by Issuer under the Note Documents shall be made to the respective Purchaser to which such payments are owed (or in the case of any Obligations owed to Purchaser Agent, to Purchaser Agent), at such Purchaser’s office (or if applicable, Purchaser Agent’s office) in immediately available funds on the date specified herein. Payments received after 1:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next preceding Business Day. All payments to be made by Issuer or any Guarantor hereunder or under any other Note Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

Section 2.4Form of Notes; Note Record.  The Notes shall be substantially in the form attached as Exhibit D hereto, and the terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein; provided that in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control.  Issuer irrevocably authorizes each Purchaser to make or cause to be made, on or about the Purchase Date of any Notes or at the time of receipt of any payment of principal on such Purchaser’s Note, an appropriate notation on such Purchaser’s Note Record reflecting the purchase of such Notes or (as the case may be) the receipt of such payment.  The outstanding amount of each Note set forth on such Purchaser’s Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Purchaser, but the failure to record, or any error in so recording, any such amount on such Purchaser’s Note Record shall not limit or otherwise affect the obligations of Issuer under any Note or any other Note Document to make payments of principal of or interest on, or the Repayment Amount in respect of, any Note when due.  Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction, or mutilation of its Note, Issuer shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and of like tenor.

Section 2.5Reimbursable Expenses.  Issuer shall pay to Purchaser Agent all Reimbursable Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, except as set forth in Section 3.2(n), within five (5) Business Days of written demand therefor or, if later, when due.  It is the intention of the parties hereto that Issuer shall, as and to the extent reasonably practicable, pay Reimbursable Expenses directly.  In the event Purchaser Agent or any Purchaser pays any of such expenses directly, Issuer will reimburse Purchaser Agent or such Purchaser for such expenses and interest on such expenses shall accrue beginning on the sixth (6th) Business Day following written notice to Issuer of such expenses until reimbursed at the interest rate specified in Section 2.3(b) (or, subject to Section 2.3(c), the Default Rate).

ARTICLE III

CONDITIONS

Section 3.1Conditions Precedent to the Effective Date.  The effectiveness of this Agreement is subject to the condition precedent that Purchaser Agent and each Purchaser shall consent to or shall have received, in form and substance satisfactory to Purchaser Agent and each Purchaser, such documents, and completion of such other matters, as Purchaser Agent and each Purchaser reasonably requested in writing, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion, including, without limitation:

(a)this Agreement, duly executed by Issuer and each Guarantor;

(b)an irrevocable Purchase Notice in respect of the First Purchase;

(c)a completed Perfection Certificate for Parent and each of its Subsidiaries; and

(d)the duly executed Intercompany IP License and the duly executed Amended and Restated Intercompany Loan Agreement, each in form and substance satisfactory to Purchaser Agent.

Section 3.2Conditions Precedent to the First Purchase Date.  The obligation of each Purchaser to make the First Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:

(a)a duly executed Control Agreement with respect to each Designated Account;

(b)the certificate(s), if any, for the Shares (other than the Shares of any SPV Entity or, for the avoidance of doubt, Parent), together with assignment documentation reasonably satisfactory to Purchaser Agent, duly executed in blank, in each case subject to the Agreed Security Principles;

(c)UCC-1 financing statements in proper form for filing against each Obligor in its jurisdiction of organization (determined in accordance with the UCC);

(d)short-form security agreements for Intellectual Property in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, against each Obligor owning Intellectual Property registered with any such registrar;

(e)the Danish Collateral Documents, in each case duly executed;

(f)evidence that the Liens created by the Danish Collateral Documents have been perfected (to the extent required under the terms of those Danish Collateral Documents) including copies of transcripts from the Danish Chattel Registry (in Danish: Personbogen) showing the registrations of the floating charge (in Danish: virksomhedspant) on Parent in the Danish Chattel Registry (in Danish: Personbogen);

(g)registration of Purchaser Agent in the register of note representatives kept by the Danish Financial Supervisory Authority;

(h)insurance certificates in form and substance satisfactory to Purchaser Agent with respect to all property and general liability insurance policies of the Obligors from carriers based in the United States;

(i)the Operating Documents of each Obligor, certified by the secretary or an assistant secretary or director of the applicable Obligor, and, to the extent such concept is recognized in such jurisdictions as are applicable, good standing certificates of each Obligor certified by the Secretary of States (or equivalent agency) of such Obligor’s jurisdiction of organization or formation and each material jurisdiction in which each Obligor is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the First Purchase Date;

(j)certified copies of resolutions duly approved by the board of directors (or other governing body) of the Obligors and any resolutions, consent or waiver duly approved by the requisite holders of each Obligor’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party;

(k)certified copies, dated as of a date no earlier than thirty (30) days prior to the First Purchase Date, of lien searches, as Purchaser Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens revealed from such searches either constitute Permitted Liens or have been or, in connection with Notes issued on the First Purchase Date, will be terminated or released;

(l)one or more duly executed legal opinions of counsel to Purchaser Agent and the Obligors, respectively dated as of the First Purchase Date and in form and substance satisfactory to Purchaser Agent;

(m)an ACH or other debit authorization with respect to each Deposit Account and each Securities Account of the Obligors, in each case which account is located in the United States, in form and substance satisfactory to Purchaser Agent;

(n)Issuer shall have paid all Reimbursable Expenses then due and payable to the extent invoiced on or prior to the Effective Date; and

(o)the Intercompany Supply Agreement, duly executed by Parent and Issuer.

Section 3.3Conditions Precedent to the Second Purchase Date. The obligation of each Purchaser to make the Second Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:

(a)the First Purchase shall have occurred;

(b)the Second Purchase Date shall occur on or prior to the applicable Commitment Termination Date; and

(c)Parent shall have obtained Marketing Approval by the FDA of Glepaglutide for the Glepaglutide Primary Indication.

Section 3.4Conditions Precedent to any Third Purchase Date.  In addition to the approval of each Purchaser, in its sole discretion, each Third Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:

(a)the terms and conditions of the Permitted Acquisition relating to the applicable Third Purchase shall be satisfactory to the Purchasers in their sole discretion and Issuer shall have delivered evidence satisfactory to Purchaser Agent of the occurrence of such Permitted Acquisition (or the occurrence thereof substantially concurrently with such Third Purchase).

It is understood and agreed that the making of any Third Purchase shall be at each Purchaser’s sole discretion.

Section 3.5Conditions Precedent to all Note Purchases.  The obligation of each Purchaser to make any Purchase is subject to the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:

(a)within the time period required by Section 3.8 (or such shorter period as agreed in writing by Purchaser Agent and the Required Purchasers), receipt by Purchaser Agent of an executed Purchase Notice in the form of Exhibit B attached hereto;

(b)the representations and warranties in Article V hereof shall be true, accurate and complete in all material respects on the date of the Purchase Notice and on the Purchase Date of each purchase of Notes; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date,

(c)no Event of Default shall have occurred and be continuing or result from the purchase of Notes;

(d)there has not been any event or circumstance, either individually or in the aggregate, that has resulted in or could reasonably be expected to result in a Material Adverse Change;

(e)duly executed Notes, in number, form and content acceptable to each Purchaser, and in favor of each Purchaser with respect to the Notes purchased by such Purchaser in such Purchase;

(f)Issuer shall have provided (i) updates, if any, to the information in the Perfection Certificate since the Effective Date or the most recent updated thereto and (ii) all financial statements, reports or notices required under the Note Documents prior to the applicable Purchase Date, including, without limitation, those required under Section 6.2; and

(g)payment of Reimbursable Expenses then due as specified in Section 2.5 hereof.

Section 3.6Post-Closing Items.  After the Effective Date, Issuer agrees to deliver to Purchaser Agent the following documents:

(a)No later than February 28, 2022, landlord consents executed in favor of Purchaser Agent in respect of Issuer’s locations located at (i) 293 Boston Post Road West, Marlborough, Massachusetts and (ii) 44 Farnsworth Street, Boston, MA 02210;

(b)No later than thirty (30) days after the Effective Date (or such later date as is acceptable to the Required Purchasers in their sole discretion), additional insured, lender’s loss payee and notice of cancellation insurance endorsements, as applicable, in each case in favor of Purchaser Agent and in form and substance reasonably satisfactory to Purchaser Agent with respect to all property and general liability insurance policies of each Obligor from carriers based in the United States;

(c)No later than thirty (30) days after the Effective Date (or such later date as is acceptable to the Required Purchasers in their sole discretion), duly executed Control Agreements, with respect to any U.S. Collateral Accounts maintained by any Obligor;

(d)No later than February 28, 2022, (or such later date as is acceptable to the Required Purchasers in their sole discretion), Encycle Therapeutics, Inc. shall either have been (i) dissolved, (ii) merged with and into an Obligor, or (iii) made a Guarantor of the Obligations and, to Purchaser Agent’s satisfaction, provided a perfected first priority  (subject to Permitted Priority Liens) security interest in favor of Purchaser Agent in all of the Collateral  as and to the extent required under the Note Documents consistent with the Agreed Security Principles; provided that (X) from the Effective Date through February 28, 2022, Parent shall use commercially reasonable efforts to dissolve it and, if such efforts are unsuccessful, on or prior to February 28, 2022 Encycle Therapeutics, Inc. shall have been made a Guarantor of the Obligations and, to Purchaser Agent’s satisfaction, provided a perfected first priority (subject to Permitted Priority Liens) security interest in favor of Purchaser Agent in all of the Collateral as and to the extent required under the Note Documents consistent with the Agreed Security Principles, and (Y) at no time from the Effective Date through the date on which Encycle Therapeutics, Inc. becomes a Guarantor hereunder and grants security in accordance with this Section 3.6(d) shall it own or hold any assets or Collateral other than nominal amounts of cash necessary to, and actually used to, satisfy the obligations set forth in this Section 3.6(d).

In addition, the Obligors shall use commercially reasonable efforts to deliver to Purchaser Agent, no later than one hundred and twenty (120) days after the Effective Date (or such later date as is acceptable to the Required Purchasers in their sole discretion), consents, in form and substance acceptable to Purchaser Agent, with respect to the Material Product Agreements.

Section 3.7Covenant to Deliver.  Issuer agrees to promptly deliver to Purchaser Agent and the Purchasers each item required to be delivered to Purchaser Agent under this Agreement as a condition precedent to any purchase of Notes.  Issuer expressly agrees that a purchase of Notes made prior to the receipt by Purchaser Agent or any Purchaser of any such item shall not constitute a waiver by Purchaser Agent or any Purchaser of Issuer’s obligation to deliver such item, and any such purchase of Notes in the absence of a required item shall be made in each Purchaser’s sole discretion.

Section 3.8Procedures for Issuance and Purchase.  Subject to the prior satisfaction of all other applicable conditions to the purchase of Notes set forth in this Agreement, to issue Notes, Issuer shall notify the Purchasers (which notice shall be irrevocable) by electronic mail or telephone by 12:00 noon Eastern time, in the case of the First Purchase, on the Effective Date or, in the case of any other Purchase, fifteen (15) Business Days (or such shorter periods as agreed in writing by Purchaser Agent and the Purchasers) prior to the date the Notes are to be issued.  Together with any such electronic or telephonic notification, Issuer shall deliver to the Purchasers by electronic mail a completed Purchase Notice executed by a Responsible Officer of Issuer or his or her designee.  The Purchasers may rely on any telephone notice given by a person whom a Purchaser reasonably believes is a Responsible Officer or designee.  On each Purchase Date, each Purchaser shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to the purchase price of the Notes purchased by such Purchaser on such Purchase Date.

ARTICLE IV

CREATION OF SECURITY INTEREST

Section 4.1Grant of Security Interest.  Each Obligor hereby grants Purchaser Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in all of such Obligor’s right, title and interest in, to and under the Collateral of such Obligor, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof.  Each Obligor represents, warrants, and covenants that, upon the taking of the actions contemplated by Schedule 4.1, the security interest granted herein is and shall at all times continue to be a first priority  (subject to Permitted Priority Liens) perfected security interest in the Collateral  to the extent such security interest can be perfected by the taking of such actions.  If any Obligor shall acquire a Commercial Tort Claim (as defined in the UCC), such Obligor shall promptly notify Purchaser Agent in a writing signed by Issuer, as the case may be, of the general details thereof (and further details as may be reasonably required by Purchaser Agent) and, upon the request of Purchaser Agent, promptly grant to Purchaser Agent, for the benefit of the Secured Parties, a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Purchaser Agent.

If this Agreement is terminated, Purchaser Agent’s Lien in the Collateral shall continue until Payment in Full.  Upon Payment in Full, Purchaser Agent shall, at the sole cost and expense of the Obligors, release its Liens in the Collateral and all rights therein shall revert to the Obligors.  Upon such termination, and from time to time thereafter, Purchaser Agent shall, at the sole cost and expense of the Obligors, execute and deliver such instruments, documents and filings the Obligors reasonably request to evidence such termination and release.

Section 4.2Authorization to File Financing Statements, Etc.  Each Obligor hereby authorizes Purchaser Agent to, at Issuer’s or such Obligor’s expense, file financing statements, make any registration, or take any other action, without notice to any Obligor, with all appropriate jurisdictions (as determined by Purchaser Agent, subject to the Agreed Security Principles) to perfect or protect Purchaser Agent’s interest or rights under the Note Documents.

Section 4.3Pledge of Collateral.  Each Obligor hereby pledges, collaterally assigns and grants to Purchaser Agent, for the benefit of the Secured Parties, a security interest in all the Shares owned by such Obligor (other than the Shares of any SPV Entity), together with all Proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash Proceeds of the foregoing, as security for the performance of the Obligations.  On the First Purchase Date, or, to the extent not certificated as of the First Purchase Date, within ten (10) days of the certification of any Shares (other than any Shares of an SPV Entity) owned by an Obligor, the certificate or certificates for such Shares will be delivered to Purchaser Agent, accompanied by an instrument of assignment duly executed in blank by the applicable Obligor.  To the extent required by the terms and conditions governing the Shares owned by an Obligor in any Subsidiary (other than any SPV Entity), the applicable Obligors shall cause the books of each such Subsidiary and any transfer agent to reflect the pledge of such Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Purchaser Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Purchaser Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Purchaser Agent or its transferee.  Subject to the Agreed Security Principles in the case of any Shares issued by a Person not organized within the United States, each Obligor will execute and deliver such documents, and take or cause to be taken such actions, as Purchaser Agent may reasonably request to perfect or continue the perfection of Purchaser Agent’s security interest in the Shares.  Unless an Event of Default shall have occurred and be continuing, each Obligor shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.  The terms of this Section 4.3 shall, in each case, be subject to the Agreed Security Principles.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to Purchaser Agent and the Purchasers as follows as of the Effective Date, each Purchase Date and each other date expressly provided for in the Note Documents:

Section 5.1Due Organization, Authorization: Power and Authority.

(a)Parent and each of its Subsidiaries is duly existing and, to the extent such concept is recognized in such jurisdictions as are applicable, in good standing in its jurisdictions of organization, incorporation or formation and Parent and each of its Subsidiaries is qualified and licensed to do business and, to the extent such concept is recognized in such jurisdictions as are applicable, is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

(b)In connection with this Agreement, Issuer on behalf of itself and the other Obligors has delivered to Purchaser Agent a completed perfection certificate signed by an officer of such Obligor (as the same may be updated from time to time (without retroactive effect) pursuant to Section 3.5 and/or Section 6.2 or in any Intellectual Property Update, the “Perfection Certificate”).  Each Obligor represents and warrants that (i) such Obligor’s exact legal name is that which is indicated on the Perfection Certificate and on the signature page of each Note Document and Intercompany Agreement to which it is a party; (ii) each Obligor is an organization of the type and is organized or incorporated in the jurisdiction set forth on the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Obligor’s organizational or company identification number or accurately states that such Obligor has none; (iv) the Perfection Certificate accurately sets forth each Obligor’s place of business, or, if more than one, its chief executive office as well as each Obligor’s mailing address (if different than its chief executive office); (v) each Obligor (and each of its respective predecessors) have not, other than as noted in the Perfection Certificate, in the past five (5) years, changed its jurisdiction of organization or incorporation, organizational structure or type, or any organizational or company number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to the Obligors and the Subsidiaries, is accurate and complete in all material respects (it being understood and agreed that the Obligors shall from time to time update certain information in the Perfection Certificate after the Effective Date pursuant to Section 3.5 and/or Section 6.2; provided that such updated Perfection Certificate shall be subject to the review and approval of Purchaser Agent (any such review and approval not to be unreasonably withheld, conditioned or delayed; provided that the acceptance of such updated Perfection Certificate shall not effect a remedy or cure of any prior misrepresentation under, or breach of, the Note Documents or otherwise constitute a waiver of any breach, Default or Event of Default under the Note Documents)).

(c)The execution, delivery and performance by each Obligor of the Note Documents and Intercompany Agreements to which it is a party have been duly authorized, and do not (i) conflict with such Obligors’ organizational or organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Issuer or such Obligor, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 3.2(f) or Section 6.1(c)), or (v) constitute an event of default under any material agreement by which Issuer or any of such Obligor, or their respective properties, is bound.

(d)No Obligor is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to result in a Material Adverse Change.

Section 5.2Collateral.

(a)Each Obligor has good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Note Documents, and no Obligor has any Deposit Accounts, Securities Accounts, Commodity Accounts or other bank or investment accounts other than the Collateral Accounts and the Excluded Accounts, if any, described in the Perfection Certificate delivered to Purchaser Agent on or prior to the Effective Date or such Obligor has given Purchaser Agent notice and, other than with respect to the Excluded Accounts, taken such actions as are necessary to give Purchaser Agent a perfected security interest therein. Each Account owned by any Obligor is a bona fide, existing obligation of the applicable Account Debtor.

(b)On the Effective Date, and except as disclosed on the Perfection Certificate delivered on or prior to the Effective Date (i) the On-Site Collateral is not in the possession of any third party bailee (such as a warehouse), and (ii) no such third party bailee possesses components of the Collateral, other than Collateral with a Fair Market Value not to exceed Five Hundred Thousand Dollars ($500,000) in any single location or One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate in all locations.  None of the On-Site Collateral is maintained at locations other than as disclosed in the Perfection Certificate and permitted pursuant to Section 6.6(g) (to the extent such location is in the United States),  or Section 6.10, as applicable.

(c)All Inventory owned by any Obligor or any Subsidiary is in all material respects of good and marketable quality, free from material defects.

(d)Except as noted on the Perfection Certificate, no Obligor is a party to, nor is bound by, any Restricted License.

(e)As of the Effective Date, neither Parent nor any of its Subsidiaries owns or has title to or interest in, any real property, except for leasehold interest in the real property leased by it as is necessary or desirable to the conduct of its business.

Section 5.3Litigation.  Except as disclosed (i) in the Perfection Certificate delivered on or prior to the Effective Date or (ii) in accordance with Section 6.9 hereof, there are no actions, audits, suits, investigations, or proceedings (including any Environmental Claims) pending or, to the Knowledge of Parent and its Subsidiaries, threatened in writing by or against Parent or any of its Subsidiaries involving, if adversely determined, more than Five Hundred Thousand Dollars ($500,000).  Except as disclosed on the Perfection Certificate delivered on or prior to the Effective Date, there are no actions, audits, suits, investigations or proceedings (including any Environmental Claims) pending or threatened in writing by or against Parent or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

Section 5.4No Material Deterioration in Financial Condition; Financial Statements.

(a)All consolidated financial statements for Parent and its Subsidiaries and the consolidated financial statements for each Subsidiary for the periods prior to the acquisition thereof by Parent or a Subsidiary delivered to Purchaser Agent fairly present, in conformity with IFRS (or, in the case of any such acquired Subsidiary for the periods prior to the acquisition thereof, other applicable accounting standards), in all material respects the consolidated financial condition of Parent and its Subsidiaries or such Subsidiary, as applicable as of the date thereof and for the periods covered thereby, and the consolidated results of operations of Parent and its Subsidiaries or such Subsidiary, as applicable.  There has not been any material deterioration in the consolidated financial condition of Parent and its Subsidiaries since the date of the most recent financial statements submitted to any Purchaser.

(b)Since December 31, 2020, as of the Effective Date and each Purchase Date, there has not been any Transfer by Parent or any Subsidiary of any material part of the business or property of Parent or such Subsidiary and there has been no Investment or acquisition of any business or property by Parent or any Subsidiary, in each case that has not been reflected in the most recent consolidated financial statements for Parent.

Section 5.5Solvency.  Each of Parent and Issuer is, and will be, after giving effect to the issuance of the Notes, Solvent.  The Obligors, taken as a whole, are, and will be, after giving effect to the issuance of the Notes, Solvent.

Section 5.6Compliance with Laws.

(a)Parent, Issuer, their respective Affiliates and, to the Knowledge of Parent and its Subsidiaries, their respective Licensees are in compliance with, and at all times during the past five (5) years have complied with, all Requirements of Law applicable to Parent or any Subsidiary and by which any property or any asset of Parent or any Subsidiary is bound.  None of Parent, Issuer, their respective Affiliates or, to the Knowledge of Parent and its Subsidiaries, their respective Licensees, have violated any Requirement of Law which violation could reasonably be expected to result in a Material Adverse Change. Neither Parent nor any Subsidiary or Affiliate nor, to the Knowledge of Parent and its Subsidiaries, any

Licensee has received notice of any alleged or actual violation of any Requirement of Law. No investigation or review is pending or, to the Knowledge of Parent and its Subsidiaries, threatened by any Governmental Authority with respect to any alleged violation by Parent or any Subsidiary or Affiliate of any Requirement of Law.  To the Knowledge of Parent and its Subsidiaries, no prospective change in any applicable federal, state, local or foreign laws, rules, regulations or standards has been adopted which, when made effective, could reasonably be expected to result in a Material Adverse Change.

(b)Neither Parent nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Parent nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Parent and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act to the extent Parent and such Subsidiaries are required to comply with the Federal Fair Labor Standards Act.

(c)Neither Parent nor any of its Subsidiaries is an AIF or an AIFM.

(d)Neither Parent nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Parent’s nor any of its Subsidiaries’ properties or assets has been used by Parent or such Subsidiary or, to the Knowledge of Parent and its Subsidiaries, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Parent and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(e)None of Parent, any of its Subsidiaries, nor any of Parent’s or its Subsidiaries’ Affiliates nor, to the Knowledge of Parent and its Subsidiaries, any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (i) is in violation of any Anti-Terrorism Law or Anti-Corruption Laws, (ii) is engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Laws, or (iii) is a Sanctioned Person.  In addition, such Persons will not use any amounts payable hereunder for the purposes of financing the activities of any Sanctioned Person.  None of Parent, any of its Subsidiaries or, to the Knowledge of Parent and its Subsidiaries, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (X) conducts any unauthorized business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, or (Y) engages in any unauthorized transaction relating to, any property or interest in property blocked or sanctioned pursuant to any Sanctions (including Executive Order No. 13224, any similar executive order), or Anti-Terrorism Law.

(f)In the past five (5) years, neither Parent nor any of its Subsidiaries, nor any of their respective officers, directors, employees nor, to the Knowledge of Parent or its Subsidiaries, any of their independent contractors or agents have violated, as and to the extent applicable thereto: (i) the civil False Claims Act found at 31 U.S.C. §§3729 et seq; (ii) the criminal False Claims Act found at 42 U.S.C. §1320a-7b(a); (iii) the Civil Monetary Penalties Law found at 42 U.S.C. §1320a-7a; (iv) the federal anti-kickback statute found at 42 U.S.C. §1320a-7b(b), the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or any other anti-bribery or analogous state, local or foreign fraud and abuse law; (v) the federal prohibitions on physician self-referrals found at 42 U.S.C. § 1395nn, and analogous state self-referral prohibitions; (vi) any of the provisions of 42 U.S.C. § 1320a-7, which are, as applicable, cause for mandatory or permissive exclusion from Medicare, Medicaid, or any other State health care program or federal health care program as defined in 42 U.S.C. § 1320a-7b(f); (vii) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, in each case as amended, and the regulations promulgated thereunder; or  (viii) any other federal, state or local Law or regulation of general applicability to health care fraud, governing or regulating pharmaceutical or device manufacturers or reimbursement for any Included Products, including but not limited to, all applicable Medicare and Medicaid statutes and regulations, or any analogous law of any other Governmental Authority.

Section 5.7[Reserved].Section 5.8Tax; Pension Contributions.

(a)Parent and each of its Subsidiaries has timely filed (taking into account any applicable extensions) all income and other material tax returns and similar tax reports, and Parent and each of its Subsidiaries, has timely paid all income and other material foreign, federal, state, provincial and local taxes, assessments, deposits and contributions owed by Parent and such Subsidiaries, in all jurisdictions in which Parent or any such Subsidiary is subject to taxes, including the United States and the Kingdom of Denmark, unless (i) such taxes are being contested in accordance with the following sentence, or (ii) such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred and Fifty Thousand Dollars ($250,000).

(b)Neither Parent nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Parent’s or such Subsidiaries’ prior tax years which could reasonably be expected to result in additional taxes becoming due and payable by Parent or any of its Subsidiaries.

(c)Under the law of each Obligor’s jurisdiction of organization or incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Note Documents or the transactions contemplated thereby except for payment of registration fee in connection with the registrations of the floating charge (in Danish: virksomhedspant) in the Danish Chattel Registry (in Danish: Personbogen).

(d)Parent and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Parent nor any of its Subsidiaries have withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Parent or its Subsidiaries, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

Section 5.9[Reserved].

Section 5.10Shares.  Each Obligor has full power and authority to create a first lien on the Shares pledged by it pursuant to the Note Documents and no disability or contractual obligation exists that would prohibit such Obligor from pledging the Shares pursuant to the Note Documents that has not been disclosed to Purchaser Agent in the Perfection Certificate.  To the Knowledge of Parent and its Subsidiaries, other than as specified in the Perfection Certificate, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  To the Knowledge of Parent and its Subsidiaries, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and neither Parent nor any Subsidiary knows of any reasonable grounds for the institution of any such proceedings.

Section 5.11Intellectual Property.

(a)Schedule 5.11(a) sets forth, as of the Effective Date, an accurate, true and complete list of all (i) Patents, including the jurisdiction and patent number and indicating which Included Product its claims to cover, (ii) Trademarks, (iii) registered Copyrights or applications for registered Copyrights and (iv) domain name registrations and websites, in each case with respect to clauses (i), (ii), (iii) and (iv) above in this clause (a) that constitute Product Intellectual Property.  Except as disclosed therein, (A) each issued Patent and Trademark listed on Schedule 5.11(a) is valid, enforceable and subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment, either individually or in the aggregate, could not reasonably be likely to result in a Material Adverse Change, and (B) each pending Patent listed on Schedule 5.11(a) is subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment could not reasonably be likely to result in a Material Adverse Change.

(b)Except for Product Intellectual Property licensed to or owned by any Obligor and set forth on Schedule 5.11(a), no other Intellectual Property is necessary to use, Develop, Manufacture, import or Commercialize the Included Products.  The use, Development, Manufacture, import or Commercialization by Parent and its Subsidiaries of the Included Products does not and will not infringe any Patents or misappropriate any other Intellectual Property that is owned or controlled by a Third Party.

(c)There are no unpaid maintenance, annuity or renewal fees currently overdue for any of the Patents that constitute Product Intellectual Property or which cover compositions of matter, formulation, method of use, method of manufacture and/or processes which relate to any of the Included Products, and that are owned by or licensed to an Obligor or any of its Subsidiaries (“Material Patents”), and none of the Obligors, nor any of their Subsidiaries nor, to the Knowledge of Parent and its Subsidiaries, any prior owner of such Patent, or any of their respective agents or representatives, has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any Material Patents. None of the Sanofi Licensed IP is necessary to use, Develop, Manufacture, import or Commercialize any Included Products that are not Sanofi Licensed Products. None of the Alexion Licensed IP is necessary to use, Develop, Manufacture, import or Commercialize any Included Products that are not Alexion Licensed Products.

(d)There is, and has been, no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, claim, lawsuit, declaratory judgment, administrative post-grant review proceeding, other administrative or judicial proceeding, hearing, investigation, complaint, arbitration, mediation, International Trade Commission investigation, decree, or any other filed claim (collectively referred to hereinafter as “Disputes”) related to any of the Material Patents nor has any such Dispute been threatened in writing challenging the legality, validity, enforceability or ownership of any Material Patents. There are no Disputes by any Person or Third Party against Parent, its Affiliates or its or their Licensees or licensors, and neither Parent nor any Subsidiary has received any written notice or claim of any such Dispute as pertaining to the Included Products.

(e)Parent and its Affiliates have taken commercially reasonable measures and precautions to protect and maintain (i) the confidentiality of all trade secrets with respect to any Included Product that it owns or exclusively licenses and (ii) the value of all Intellectual Property related to any Included Product, except where such failure to take action, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(f)No material trade secret owned or controlled by Parent or any of its Affiliates with respect to any Included Product has been published or disclosed to any Person except pursuant to a written agreement requiring such Person to keep such trade secret confidential, except where such disclosure could not reasonably be expected to result in a Material Adverse Change.

(g)The Patents included in the Product Intellectual Property have all been assigned by the inventors to the Obligors (either directly or through their Subsidiaries) (“Assigned Patents”) or, to the Knowledge of Parent and its Subsidiaries, to the applicable licensor (“Licensed Patents”); either Parent, or one of its Subsidiaries, or, to the Knowledge of Parent and its Subsidiaries, the applicable licensor is currently recorded (for applications that have been filed at the United States Patent and Trademark Office), or will be recorded (for applications that are to be filed at the United States Patent and Trademark Office at National Phase entry) at the United States Patent and Trademark Office as the sole assignee of such Assigned Patents or Licensed Patents; to the Knowledge of Parent and its Subsidiaries, there are no currently asserted or unasserted claims of any persons disputing the inventorship or ownership of any of such Patents; and there are no liens, security interests or encumbrances that have been filed against any of such Patents.

Section 5.12Regulatory Matters.

(a)There are no facts or circumstances that would reasonably be expected to (A) revise or revoke any current Regulatory Approval granted by any Regulatory Authority with respect to any Included Product or (B) cause Parent or any of its Subsidiaries to voluntarily revise, withdraw or not apply for any Regulatory Approval or (C) any Regulatory Authority to pursue any material compliance actions against any Obligor.

(b)Parent and its Subsidiaries possess all Regulatory Approvals issued or required by any Regulatory Authority, which Regulatory Approvals are necessary to conduct the business relating to the Included Products as of each date this representation is made, including to conduct the current Clinical Trials relating to the Included Products, and neither Parent nor any Subsidiary has received any notice of proceedings relating to, and there are no facts or circumstances that would reasonably be expected to lead to, the revocation, suspension, termination or modification of any such Regulatory Approvals. All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval from the FDA or other Regulatory Authority relating to Parent or any Subsidiary, their business operations and Included Products, when submitted to the FDA or other Regulatory Authority were true, complete and correct in all material respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Regulatory Authority.  No officer or director or Affiliate, agent or consultant of Parent or any Subsidiary has (i) made an untrue statement of material fact or fraudulent statement to any Regulatory Authority or failed to disclose a material fact required to be disclosed to a Regulatory Authority; or (ii) committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991).

(c)Non-clinical investigations and Clinical Trials conducted on behalf of Parent, its Affiliates or, to the Knowledge of Parent and its Subsidiaries, any Licensee relating to each Included Product were conducted in all material respects in compliance with applicable laws and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards. The descriptions and the results of such trials provided to Purchaser Agent are accurate in all material respects. Neither Parent, any Subsidiary or Affiliate thereof nor, to the Knowledge of Parent and its Subsidiaries, any Licensee has received any notices, correspondence or communication from any Regulatory Authority or comparable authority (including any independent data monitoring committee or similar oversight body) requiring or recommending the termination, suspension, or modification or clinical hold of any Clinical Trials conducted by or on behalf of Parent or its Affiliates or Licensees with respect to any Included Product.

(d)Neither Parent, any of its Affiliates nor, to the Knowledge of Parent and its Subsidiaries, any Licensee have received any notices from, or had any written or oral communications with, (i) any Governmental Authority or (ii) any pricing and reimbursement representative of any Person, in each case exercising authority with respect to pricing and reimbursement for the Included Products, that have resulted in, or would reasonably be expected to result in, any non-coverage decision in respect of, or material reduction in the expected pricing of, the Included Products.

(e)All manufacturing operations conducted by or on behalf of Parent, its Affiliates and, to the Knowledge of Parent and its Subsidiaries, any Licensee relating to the Included Products have been and are being conducted in compliance with current good manufacturing practices set forth in 21 C.F.R. Parts 210, 211, 600 and 820 and applicable FDA guidance documents, EudraLex, The Rules Governing Medicinal Products in the European Unition, Volume 4, EU Guidelines for Good Manufacturing Practice for Medicinal Products for Human and Veterinary Use, and any other applicable current good manufacturing practices in all material respects.  Without limiting the generality of the foregoing, with respect to any Included Product being tested or manufactured by Parent and its Subsidiaries, neither Parent nor any Subsidiary has received any written notice from any applicable Governmental Authority (including the FDA) that such Governmental Authority is conducting an investigation or review of (i) Parent and its Subsidiaries’ (or any third party contractors therefor) manufacturing facilities and processes for manufacturing such Included Product or the marketing and sales of such Included Product, in each case which have identified any material deficiencies or violations of any Requirement of Law or any permit related to the manufacture, marketing and/or sales of such Included Product that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (ii) any such Regulatory Approval that could be reasonably expected to result in a revocation or withdrawal of such Regulatory Approval, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing, manufacturing, marketing or sales of such Included Product by Parent and its Subsidiaries should cease or that such Included Product should be withdrawn from the marketplace. Neither Parent nor any Subsidiary of Parent has experienced any significant failures in the manufacturing of any Included Product for commercial sale that has had or could reasonably be expected to have, if such failure occurred again, a Material Adverse Change.

(f)Neither Parent nor any Subsidiary has received from the FDA, a Warning Letter, Form FDA-483, “Untitled Letter,” or similar written correspondence or notice alleging violations of laws and regulations enforced by the FDA, or any comparable correspondence from any other Governmental Authority with regard to any Included Product or the manufacture, processing, packaging or holding thereof, the subject of which communication is unresolved and if determined adversely to Parent or such Subsidiary could reasonably be expected to result in a Material Adverse Change.

(g)(i) there have been no safety notices with respect to the Included Products, (ii) to the Knowledge of Parent and its Subsidiaries, there are no unresolved material product complaints with respect to the Included Products which could reasonably be expected to result in a Material Adverse Change, and (iii) to the Knowledge of Parent and its Subsidiaries, there are no facts that would be reasonably likely to result in (A) a material safety notice with respect to the Included Products or (B) a material change in the current or expected labeling of any of the Included Products.

(h)Parent, its Affiliates and, to the Knowledge of Parent and its Subsidiaries, each Licensee are in material compliance with all applicable federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including, without limitation, the Health Insurance Portability and Accountability Act (HIPAA), the General Data Protection Regulation (EU) 2016/679 (GDPR), and the Danish Data Protection Act, and has implemented adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance. Notwithstanding the foregoing, Parent and its Affiliates and Licensees represent that none are either a covered entity or business associate under HIPAA.

(i)The Obligors have made available to the Purchasers all Regulatory Approvals and all material correspondence with Governmental Authorities (including the FDA) with respect to such Regulatory Approvals, with respect to the Included Products and all requested documents related to the Included Products in each case in the possession and control of Parent or its Subsidiaries.

(j)In the past five (5) years, none of Parent, any Subsidiary, any of their employees, officers, directors (in their capacity as such), or agents nor, to the Knowledge of Parent and its Subsidiaries, any of their vendors or independent contractors, have been convicted of, or pled nolo contendere to, a Medicare, Medicaid or state health program related criminal offense or a violation of federal or state law related to fraud, theft, embezzlement, bribery, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation of controlled substances.  None of Parent, any Subsidiary nor, to the Knowledge of Parent and its Subsidiaries, any of Parent’s or any Subsidiary’s officers, directors, employees or agents nor, to the Knowledge of Parent and its Subsidiaries, any of their vendors or independent contractors, are currently charged with or are currently being investigated for a Medicare, Medicaid or state health program related criminal offense or a violation of federal or state law related to fraud, theft, embezzlement, bribery, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation of controlled substances.  None of Parent, any Subsidiary, any of their respective officers, directors, or employees, nor, to the Knowledge of Parent and its Subsidiaries, any of their vendors or independent contractors, have been (1) debarred, excluded, suspended or otherwise limited from participation in Medicare, Medicaid or any other state health care program or any federal health care program as defined in 42 U.S.C. § 1320a-7b(f), (2) convicted of any crime for which debarment is mandated by 21 U.S.C. 335a(a) or authorized by 21 U.S.C. 335a(b), or exclusion is required pursuant to 42 U.S.C. 1320a-7b and related regulations, nor is any such debarment or exclusion threatened or pending.  Parent and each of its Subsidiaries have in place reasonable policies and procedures designed to ensure that officers, directors, shareholders, employees, agents, vendors and contractors, are not excluded, suspended debarred or otherwise limited from participation.

(k)None of Parent, any Subsidiary nor, to the Knowledge of Parent and its Subsidiaries, any Person employed by or engaged by Parent or any Subsidiary has offered, made or received, or solicited or offered, on behalf of Parent, any Subsidiary or any Person affiliated with Parent or any Subsidiary, any illegal payment or contribution of any kind, directly or indirectly, including kickbacks, bribes, rebates, payments, gifts or gratuities, to any Person (including any United States or foreign national or state or local government official, employee or agent or candidate therefor).  In the past five (5) years, there have been no false or fictitious entries made in the books or records of Parent or any Subsidiary relating to any payment prohibited by applicable law, and Parent and its Subsidiaries have not established or maintained any fund for use in making any such payments.

(l)Neither Parent nor any Subsidiary is subject to a “Deferred Prosecution Agreement”, a “Corporate Integrity Agreement”, “Certification of Compliance Agreement” or similar government-mandated consent agreement or compliance program with the U.S. Department of Justice or Office of Inspector General of the Department of Health and Human Services or other Governmental Authority, nor has any reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority.

(m)Each of Parent and its Subsidiaries (other than any such Person that has no employees) has established, and maintains, a corporate compliance program that addresses applicable Requirements of Law and the material laws of each applicable Government Authority having jurisdiction of Parent’s and/or any of its Subsidiaries’ business and operations. Neither Parent nor any of its Subsidiaries, to the best of Parent’s and its Subsidiaries’ Knowledge, have made any voluntary or involuntary self-disclosure to any Governmental Authority or representative thereof regarding any potential non-compliance with any Requirement of Law applicable to Parent’s and/or any of its Subsidiaries’ business and operations.

(n)Parent and each of its Subsidiaries has complied with all obligations under applicable Requirements of Law requiring transparency with respect to their financial relationships with health care providers, including without limitation the U.S. federal Physician Payments Sunshine Act and related implementing regulations.

Section 5.13Material Agreements.  The Obligors have made available to Purchasers true and complete copies of all Material Agreements.  Neither Parent nor any of its Subsidiaries or Affiliates is in material breach of any Material Agreement or in material default under any Material Agreement.  There is no event or circumstance that with notice or lapse of time, or both, would reasonably be expected to (a) constitute a material breach or default by Parent, Issuer and/or any of their Affiliates under any Material Agreement, (b) give any Person the right to receive or require a material rebate, chargeback or penalty or result in any material delay in the overall project delivery schedule under any Material Agreement, (c) give any Person the right to accelerate the maturity or performance of any Material Agreement or (d) give any Person the right to cancel, terminate or modify any Material Agreement. Neither Parent nor any of its Affiliates have received any written notice or, to the Knowledge of Parent and its Subsidiaries, any threat of termination of any such Material Agreement. To the Knowledge of Parent and its Subsidiaries, no other party to a Material Agreement is in material breach of or in default under such Material Agreement. All Material Agreements are valid and binding on Parent and its Affiliates (as applicable) and, to the Knowledge of Parent and its Subsidiaries, on each other party thereto, and are in full force and effect.

Section 5.14Broker Fees.  There are no brokerage commissions payable in connection with the financing described in this Agreement and the services of a broker have not been engaged by Parent or any of its Subsidiaries or any of their respective Affiliates in connection with the financing described in this Agreement.

Section 5.15Full Disclosure.  No written representation, warranty or other statement of Parent or any of its Subsidiaries in any certificate or written statement given to Purchaser Agent or any Purchaser, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements, in light of the circumstances in which they are made, given to Purchaser Agent or any Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by the Obligors in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

Section 5.16[Reserved].

Section 5.17Insurance.  All policies of insurance maintained by or on behalf of such Obligor and its Subsidiaries are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of such Obligor and its Subsidiaries. All policies of insurance maintained by Parent and its Subsidiaries are correctly set forth in the Perfection Certificate.

Section 5.18ERISA Compliance, Employee and Labor Matters.

(a)Except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the Knowledge of Parent and its Subsidiaries, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the Knowledge of Parent and its Subsidiaries, threatened, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Change.

(c)No ERISA Event has occurred, and no Obligor nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Change.

(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by $250,000 or such lesser amount as required by applicable Requirements of Law.  As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Obligor or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is zero.

(e)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change.  Neither Parent nor any of its Subsidiaries has incurred or could reasonably be expected to incur any obligation in excess of $250,000 in connection with the termination of or withdrawal from any Foreign Plan.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of Parent or any of its Subsidiaries, as applicable, on the basis of reasonable actuarial assumptions applicable to such plan did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.

(f)There are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries other than with respect to any such Person incorporated or organized in Denmark.

Section 5.19Environmental Matters.

(a)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither such Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has Knowledge of any basis for any Environmental Liability.

(b)The operations and property of each Obligor and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Change.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each Obligor shall, and shall cause each of its Subsidiaries to, do all of the following:

Section 6.1Government Compliance.

(a)Maintain its and all its Subsidiaries’ legal existence (except as permitted pursuant to the proviso to Section 7.3) and, to the extent such concept is recognized in such jurisdictions as are applicable, good standing in their respective jurisdictions of organization or incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

(b)Comply with all Requirements of Law, the noncompliance with which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(c)Obtain and keep in full force and effect, all of the material Governmental Approvals, including, without limitation, those from or by the FDA, the EMA, the MHRA or the DKMA, necessary for the performance by Parent and its Subsidiaries of their respective businesses and obligations under the Note Documents and the Intercompany Agreements and the grant of a security interest to Purchaser Agent for the benefit of the Secured Parties, in all of the Collateral.

Section 6.2Financial Statements, Reports, Certificates.

(a)Deliver to Purchaser Agent:

(i)as soon as available, but no later than forty-five (45) days after the last day of the first three (3) fiscal quarters of each fiscal year, (A) a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Parent and its Subsidiaries for such quarter certified by a Responsible Officer of Parent and in a form reasonably acceptable to Purchaser Agent, (B) a duly completed Compliance Certificate signed by a Responsible Officer of Parent, and (C) a reasonably detailed quarterly report setting forth, with respect to such same period, the Clinical Updates, the Regulatory Updates, the Commercial Updates, and the Intellectual Property Updates;

(ii)as soon as available, but no later than ninety (90) days after the last day of Parent’s fiscal year or within five (5) days of filing with the SEC, (A) audited consolidated financial statements of Parent and its Subsidiaries prepared under IFRS, consistently applied, together with an unqualified opinion (other than (a) a “going concern” or similar qualification or exception as to or a qualification resulting solely from the scheduled maturity of the Notes occurring within one year from the date such opinion is delivered and (b) any non-material qualifications arising solely as a result of a change in IFRS or change in practice or interpretation by the Danish Business Authority or other Danish Governmental Authority) on the financial statements from Parent’s auditor (provided, that if Parent’s auditor for any fiscal year is not an Approved Accounting Firm, the Obligors shall deliver a Shadow Audit to Purchaser Agent no later than ninety (90) days after the last day of such fiscal year, and for the avoidance of doubt the Obligors’ failure to timely deliver such Shadow Audit shall constitute an Event of Default), (B) a duly completed Compliance Certificate signed by a Responsible Officer of Parent, (C) a reasonably detailed quarterly report setting forth, with respect to such same period, the Clinical Updates, the Regulatory Updates, the Commercial Updates, and the Intellectual Property Updates and (D) to the extent Parent is subject to or obligated to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, an auditor attestation, and report, on Parent’s internal controls together with Parent’s plan for addressing any material weaknesses identified therein (provided that, for the avoidance of doubt, the existence of a material weakness shall not solely in itself be considered an Event of Default);

(iii)no later than forty-five (45) days after the end of each fiscal quarter, as applicable, (A) updates to the Perfection Certificate to reflect any amendments, modifications and updates, if any, to the information in the Perfection Certificate since the Effective Date or the most recent update thereto (to the extent not covered in the Intellectual Property Update), (B) projected or anticipated material deviations from the Annual Projections previously provided in respect of the applicable fiscal year (provided, solely with respect to this clause (B) and with respect to the fourth fiscal quarter of each fiscal year, that if Parent reasonably determines, upon advice of counsel, that such delivery would constitute a violation of MAR, such delivery may be made no later than ninety (90) days after the last day of Parent’s fiscal year), and (C) a financial “DashBoard” report in the form attached hereto as Exhibit I which shall include unrestricted cash and Cash Equivalents for Parent and each of its Subsidiaries; marketable securities for Parent and each of its Subsidiaries; revenue for the reporting month and year-to-date revenue for Parent and each of its Subsidiaries; Net Sales and net revenue for each Included Product; market volume for Zegalogue and for any future Included Products granted Marketing Approval by the FDA; market share for Zegalogue and for any future Included Products granted Marketing Approval by the FDA; market access for Zegalogue and for any future Included Products granted Marketing Approval by the FDA; regional performance for Zegalogue and for any future Included Products granted Marketing Approval by the FDA; and product mix for Zegalogue and for any future Included Products granted Marketing Approval by the FDA.  The Obligors shall also provide Purchaser Agent with such additional information regarding the updates included in each such quarterly report as Purchaser Agent may reasonably request from time to time;

(iv)as soon as available after approval thereof by Parent’s Board of Directors, but no later than ninety (90) days after the last day of each of Parent’s fiscal years, Parent’s annual financial projections for the entire current fiscal year as approved by Parent’s Board of Directors (such annual financial projections as originally delivered to Purchaser Agent are referred to herein as the “Annual Projections”); provided that any revisions of the Annual Projections approved by Parent’s Board of Directors shall be delivered promptly to Purchaser Agent and in any event no later than five (5) Business Days after such approval;

(v)within five (5) days of delivery, copies of all statements, reports and notices made available to Parent’s security holders, or required to be delivered to the holders (or their agent or trustee) of Permitted Convertible Notes;

(vi)[reserved];

(vii)prompt notice (and in any event no later than five (5) Business Days) of any change to the name of Parent or any of its Subsidiaries, and concurrently with the delivery of each

Compliance Certificate, notice of any other amendments of or other changes to the Operating Documents of Parent or any of its Subsidiaries, in each case together with any copies reflecting such applicable amendments or changes;

(viii)prompt notice (and in any event no later than five (5) Business Days) of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(ix)notice of any Asset Sale Repurchase Event or Change of Control (no later than fifteen (15) days prior to the anticipated date of such event; provided, that with respect to any Change of Control being announced in accordance with section 3 or section 4 of the Danish Executive Order on Takeovers, such notice shall take place no later than three (3) days after such announcement), together with a description of such Asset Sale Repurchase Event or Change of Control event or announcement, as applicable, and copies of such documents entered into in connection with the transaction giving rise to the event as Purchaser Agent may request and in the case of Asset Sale Repurchase Event, calculations in form reasonably acceptable to Purchaser Agent of the amount of Net Proceeds, if any, arising from such Asset Sale Repurchase Event;

(x)prompt notice (and in any event no later than five (5) Business Days) of (A) the termination of any Material Agreement (other than upon the expiration thereof in accordance with its terms); (B) the receipt by Parent or any of its Subsidiaries of any material notice under any Material Agreement; (C) the entering into of any new Material Agreement by an Obligor; or (D) any material amendment to a Material Agreement;

(xi)as soon as possible, and in any event within five (5) Business Days after the occurrence of any ERISA Event that could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change;

(xii)as soon as possible, and in any event within five (5) Business Days after receipt thereof, true and correct copies of all Form 483s, notices of adverse finding, warning letters, untitled letters and other written correspondence or written notices from the FDA, the EMA, the MHRA, the DKMA or any other Governmental Authority having jurisdiction over the facilities or business of Parent or any of its Subsidiaries;

(xiii)promptly (and in any event no later than five (5) Business Days) following receipt thereof, copies of all non-privileged written environmental reports submitted to a Governmental Authority, whether prepared by personnel of any Obligor or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility that could be reasonably expected to result in a Material Adverse Change or with respect to any Environmental Claims that could be reasonably expected to result in a Material Adverse Change.

(xiv)to the extent not delivered pursuant to Sections 6.2(a)(xiii) and (a)(xiv) above, within five (5) days after the same are sent or received by any Obligor or Subsidiary, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to the Obligors’ business or otherwise could reasonably be expected to result in a Material Adverse Change;

(xv)if Parent or any of its Subsidiaries is not identified in the Perfection Certificate as a Registered Organization but later becomes one, notification of such occurrence and such Person’s organizational identification number within five (5) Business Days of receiving such organizational or company identification number; and

(xvi)other information as reasonably requested by Purchaser Agent.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (A) Parent posts such documents, or provides a link thereto, on Parent’s website on the internet at Parent’s website address or (B) such documents are posted on Parent’s behalf on the internet or an intranet website, if any, to which Purchaser Agent and the Purchasers have access.

(b)Promptly following the end of each fiscal quarter (but in any event no later than forty-five (45) days after the end of each of the first three fiscal quarters and ninety (90) days after the end of each fiscal year) during the Revenue Participation Period, deliver to the Purchasers a written report in the form attached hereto as Exhibit H (the “Revenue Report”) setting forth (i) the calculation of the Revenue Participation Payments payable to the Purchasers for such fiscal quarter and each other fiscal quarter in the same fiscal year identifying Net Sales and the calculation of all deductions from gross revenues to determine Net Sales; (ii) quarterly and the year-to-date Revenue Participation Payments as of the end of such fiscal quarter; and (iii) the difference of (X) the amount the Purchasers have received with respect to such fiscal quarter (and each other fiscal quarter in such fiscal year) in payments from Issuer under Section 2.2(d) in respect of the fiscal year, minus (Y) the actual Revenue Participation Payments owed to the Purchasers (the “Revenue Participation True-Up Amount”).

(c)After delivery of the financial statements pursuant to Section 6.2(a) at the request of Purchaser Agent, Parent shall cause its chief financial officer to participate in conference calls with Purchaser Agent and the Purchasers to discuss, among other things, the financial condition of each Obligor, any financial or earnings reports and the other reports delivered pursuant to this Section 6.2; provided that such conference calls shall be held during normal business hours and, so long as no Event of Default has occurred and is continuing, not more frequently than once per fiscal quarter.

(d)Keep proper books of record and account in accordance with IFRS in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Commencing with respect to the preparation of the financial statements for the fiscal year ending December 31, 2021 and at all times thereafter, Parent shall, and shall cause each of its Subsidiaries to (i) maintain effective disclosure controls and procedures as and to the extent required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(e)Allow, at the sole cost of the Obligors, Purchaser Agent, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its Books, to conduct a collateral audit and analysis of its operations and the Collateral and to conduct an audit of Net Sales and any Asset Sale Repurchase Event. Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.

Section 6.3Maintenance of Properties.  (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

Section 6.4Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file (taking into account all applicable extensions), all required income and other material tax returns and similar tax reports and timely pay, and require each of its Subsidiaries to timely pay, all income and other material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Parent or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of the immediately following sentence, and shall deliver to Purchasers, as soon as reasonably practicable after demand therefor, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans. Parent and each of its Subsidiaries, may defer payment of any contested taxes, provided that Parent or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Purchaser Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”

Section 6.5Insurance.

(a)Keep Parent’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Parent’s and its Subsidiaries’ industry and location and as Purchaser Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Purchaser Agent and Purchasers.

(b)All United States-based property policies shall have a lender’s loss payable endorsement showing Purchaser Agent as lender loss payee and waive subrogation against Purchaser Agent, and all United States-based liability policies shall show, or have endorsements showing, Purchaser Agent, as additional insured.  Purchaser Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance policies providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Purchaser Agent, that it will give Purchaser Agent thirty (30) days (or in the case of non-payment, ten (10) days) prior written notice before any such policy or policies shall be materially altered or canceled; provided that, if any such provider does not agree to provide such notice, then Parent or the applicable Subsidiary shall not materially alter or cancel any such policy or policies without giving Purchaser Agent thirty (30) days prior written notice.  At Purchaser Agent’s reasonable request, the Obligors shall deliver certified copies of policies and evidence of all premium payments.

(c)Proceeds payable under any property insurance policy in respect of Collateral shall, at Purchaser Agent’s option, be payable to Purchaser Agent, for the benefit of the Secured Parties, on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Issuer shall have the option of applying the proceeds of any casualty policy toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Purchaser Agent has been granted a first priority (subject to Permitted Priority Liens) security interest (except to the extent such replaced or repaired property was for property subject to a Permitted Lien), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Purchaser Agent, be payable to Purchaser Agent, for the benefit of the Secured Parties, on account of the Obligations.

(d)If Issuer or any of its Subsidiaries (other than the SPV Entities) fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Purchaser Agent and/or any Purchaser may make, at Issuer’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Purchaser Agent or such Purchaser, acting reasonably, deems prudent.

Section 6.6Operating Accounts; Cash Management; U.S. Proceeds and Inventory.

(a)From and after Issuer’s exercise of the Liquidity Covenant Release Option, maintain all of the Obligors’ Collateral Accounts as Controlled Accounts; provided that, so long as all of the Obligors’ Collateral Accounts in the United States are subject to Control Agreements, Parent may maintain an amount of Cash and Cash Equivalents necessary in the reasonable judgment of the Responsible Officers to operate Parent’s business in the ordinary course in Collateral Accounts in the Kingdom of Denmark that are not Controlled Accounts.

(b)Provide Purchaser Agent five (5) days’ prior written notice before any Obligor or any of its Subsidiaries establishes any Collateral Account at or with any Person other than the institutions identified to Purchaser Agent in the Perfection Certificate delivered by the Obligors on or prior to the Effective Date.  In addition, for each Collateral Account that an Obligor or any of its Subsidiaries (other than an SPV Entity), at any time establishes after the Effective Date, such Obligor or such Subsidiary (other than an SPV Entity) shall, subject to the proviso in Section 6.6(a) and the Agreed Security Principles, cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Purchaser Agent’s Lien in such Collateral Account and/or any other relevant security interest in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement or other instrument, as applicable, may not be terminated without prior written consent of Purchaser Agent.

(c)Maintain each Designated Account at all times as a segregated Deposit Account or a segregated Securities Account, as applicable, which prior to Issuer’s exercise of the Liquidity Covenant Release Option shall not be used for operating purposes and shall be maintained in compliance with Section 6.15.

(d)Maintain each U.S. Obligor’s primary operating account at all times as a Controlled Account located in the United States.

(e)Provide Purchaser Agent with read-only online access to all U.S. Deposit Accounts, Securities Accounts and Commodity Accounts of Parent and its Subsidiaries.

(f)Deliver such bank statements and other information relating to all Deposit Accounts, Securities Accounts and Commodity Accounts of Parent and its Subsidiaries as Purchaser Agent may request from time to time.

(g)At all times from and after Issuer’s exercise of the Liquidity Covenant Release Option, (i) all sales of Included Products in the United States by an Obligor or its Subsidiaries shall be made through Issuer, (ii) all Proceeds of sales of Included Products or licensing or other Transfer of Intellectual Property in the United States, in each case, received by an Obligor or its Subsidiaries shall be deposited to Controlled Accounts of Issuer located in the United States, and (iii) all Inventory of Parent and its

Subsidiaries manufactured for sale in the United States shall be owned by Issuer and (other than work in progress Inventory or Inventory in transit) be held in the United States, and all such Inventory shall, once in the United States, be held at locations with respect to which the Obligors have delivered to Purchaser Agent duly executed bailee letters or landlord waivers, as applicable, in form and substance satisfactory to Purchaser Agent (other than in the case of Inventory with Fair Market Value that is less than Five Hundred Thousand Dollars ($500,000) in any single location or One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate in all locations).

Section 6.7Regulatory Approvals; Protection of Intellectual Property Rights.

(a)The Obligors shall, and shall cause each of its Subsidiaries to, maintain, in full force and effect in all material respects, each Regulatory Approval required to conduct their respective businesses as presently conducted; provided that such Obligor or such Subsidiary shall not be required to preserve any such Regulatory Approval if such Obligor or such Subsidiary shall determine in its reasonable good faith judgment that the preservation thereof is no longer necessary in the conduct of the Commercialization, Development or Manufacture of any Included Product (or any product which is not an Included Product).

(b)Each Obligor shall, at its sole expense, either directly or by causing any Subsidiary (other than any SPV Entity) or Licensee (subject to all restrictions and limitations contained in any applicable license agreement) to do so, use commercially reasonable efforts (including taking legal action to specifically enforce the applicable terms of any License Agreement) to prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to diligently maintain the Material Patents and any material Trademarks within the Product Intellectual Property. Each Obligor shall use commercially reasonable efforts to ensure that all Patent applications corresponding to the Material Patents are diligently prosecuted with the intent to protect the Included Products. Each Obligor shall use commercially reasonable efforts to diligently defend or assert all Intellectual Property owned by or licensed to such Obligor and relating to the Included Products against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability (including, without limitation, by bringing any legal action for infringement or defending any claim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-enforceability), except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Each Obligor shall not, and shall use its commercially reasonable efforts to cause any Licensee (subject to all restrictions and limitations contained in any applicable license agreement) not to, disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, the Material Patents or any material Trademarks within the Product Intellectual Property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(c)In the event that any Obligor becomes aware that any Included Product infringes or violates any Intellectual Property that is owned or controlled by a Third Party, such Obligor shall use commercially reasonable efforts to attempt to secure the right to use such intellectual property on behalf of itself and any affected Licensee, as applicable, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(d)Each Obligor shall directly, or through a Subsidiary or Licensee (subject to all restrictions and limitations contained in any applicable license agreement), take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments to secure and maintain, all applicable Regulatory Approvals, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(e)In the event that any Obligor or any of its Subsidiaries (other than any SPV Entity) acquires Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute part of the Collateral under this Agreement, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein). For the avoidance of doubt, this Section 6.7(e) shall not supersede or replace the Obligor’s obligation to provide Intellectual Property Updates pursuant to Section 6.2(a)(iii).

Section 6.8Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Purchaser Agent, without expense to Purchaser Agent, each Obligor’s and each of such Obligor’s officers, employees and agents and Books, to the extent that Purchaser Agent or any Purchaser may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Purchaser Agent or any Purchaser with respect to any Collateral or relating to Parent or any of its Subsidiaries.

Section 6.9Notices of Litigation and Default.

(a) Issuer will give prompt written notice to Purchaser Agent of any litigation or governmental proceedings pending or threatened (in writing) against Parent or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Parent or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more or which could reasonably be expected to result in a Material Adverse Change.

(b)Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon any Obligor becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Issuer shall give written notice to Purchaser Agent of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

Section 6.10Landlord Waivers; Bailee Waivers.  In the event that any Obligor, after the Effective Date, intends to add any new offices or business locations, then, in the event that the new location is the chief executive office of such Obligor, such Obligor shall use commercially reasonable efforts to obtain a landlord waiver from such landlord in form and substance reasonably satisfactory to Purchaser Agent.

Section 6.11Material Agreements(a).

(a)Each of Parent, Issuer and their respective Affiliates shall comply with all material terms and conditions of and fulfill all of its material obligations under all Material Agreements. Upon the occurrence of a material breach of any Material Agreements by any other party thereto, Parent or Issuer, as applicable, shall seek to enforce all of their (and cause their respective Affiliates to seek to enforce all of their) rights and remedies thereunder.

(b)Neither Parent nor any of its Subsidiaries shall, without the prior consent of Purchaser Agent (not to be unreasonably withheld, conditioned or delayed), (i) enter into any amendment or waiver to or modification of any Material Agreement that, either individually or in the aggregate, could reasonably be expected to impair the rights and remedies of Purchaser Agent and the Purchasers, (ii) enter into any material amendment or waiver to or material modification of any Material Agreement, take or omit to take any action that results in the termination of any Material Agreement or permit a Material Agreement to be terminated by any counterparty thereto prior to its stated date of expiration or (iii) enter into any Restricted License.

(c)Neither Parent nor Issuer shall amend, modify or waive any provision of or terminate any Intercompany Agreement without the prior consent of Purchaser Agent.

Section 6.12Creation/Acquisition of Subsidiaries.  In the event any Obligor creates or acquires any Subsidiary, Issuer shall provide prior written notice to Purchaser Agent of the creation or acquisition of such new Subsidiary and the Obligors shall promptly (and in any case within thirty (30) days of such formation or acquisition), subject to the Agreed Security Principles, take all such action as may be reasonably required by Purchaser Agent or any Purchaser to cause each such Subsidiary (other than any Excluded Subsidiary) to guarantee the Obligations of Issuer under the Note Documents and grant a continuing pledge and security interest in and to the assets of such Subsidiary substantially as described on Exhibit A-1 hereto (including, without limitation, the execution and delivery of Guarantee Assumption Agreement, supplement(s) to Foreign Collateral Documents, officer’s certificate and, if requested by Purchaser Agent, an opinion of counsel, in each case to the extent consistent with the Agreed Security Principles); and the applicable Obligor shall grant and pledge to Purchaser Agent, for the benefit of the Secured Parties, a perfected security interest in the Shares owned by it in such newly created or acquired Subsidiary (other than an SPV Entity); provided, however, that any foreign guarantees (including any Guarantee Assumption Agreement by a foreign Subsidiary), foreign security and pledge of foreign Shares shall be limited or not required as, and to the extent, set forth in the Agreed Security Principles.

Section 6.13Pari Passu Ranking.  Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Secured Party against it under the Note Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to such Obligor.

Section 6.14Employee and Pension Matters.

(a)The Obligors shall ensure that all pension schemes operated by or maintained for the benefit of members of Parent and its Subsidiaries and/or any of their employees are fully funded and operated in accordance with applicable law, that all pension remittances for members of Parent and its Subsidiaries and/or any of their employees are made in accordance with applicable law, and that no action or omission is taken by any member of Parent and its Subsidiaries in relation to such a pension scheme which has or is reasonably likely to result in a Material Adverse Change (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any Obligor or Subsidiary ceasing to employ any member of such a pension scheme).

(b)Issuer, on behalf of the Obligors, shall deliver to Purchaser Agent (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to Parent or any Subsidiary), actuarial reports in relation to all pension schemes mentioned in clause (a) above and (ii) prompt notification of any material change in the rate of contributions to any pension schemes mentioned in clause (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

Section 6.15Minimum Liquidity.  At all times prior to Issuer’s exercise of the Liquidity Covenant Release Option, Issuer and its Subsidiaries shall maintain Liquidity of not less than the total of (X) One Hundred Million Dollars ($100,000,000) minus (Y) the sum of Aggregate Asset Sale Repurchase Amounts paid in cash to the Purchasers and payments of principal made pursuant to Section 2.2(f) paid in cash to the Purchasers.

Section 6.16Further Assurances.  Execute any further instruments and take further action as Purchaser Agent or any Purchaser reasonably requests to grant, perfect or continue Purchaser Agent’s Lien in the Collateral or to effect the purposes of this Agreement, subject to the Agreed Security Principles.

Section 6.17Use of Proceeds.  Issuer shall use the proceeds of the Notes (other than Notes issued in respect of the Third Purchase) solely as working capital, to fund Commercialization of the Included Products in the United States and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. Any Notes issued on any Third Purchase Date shall be used by Issuer solely to fund Permitted Acquisitions and costs and expenses payable in connection therewith.

ARTICLE VII

NEGATIVE COVENANTS

Each Obligor shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Purchasers:

Section 7.1Transfers.  Convey, sell, lease, license (including by way of covenants not to sue), transfer, assign, contribute or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its assets, business or property, or permit any of its Subsidiaries to issue any Equity Interests (other than to an Obligor and other than an SPV Entity issuing new shares subscribed for by its direct parent company), except for (a) Transfers of Inventory in the ordinary course of business; (b) Transfers of Equipment, Inventory and other Goods that are worn out, surplus or obsolete; (c) Transfers from a Subsidiary of an Obligor to an Obligor or from one Obligor to another Obligor, provided that any assets so Transferred will continue to be subject to a first priority (subject to Permitted Priority Liens) security interest in favor of Purchaser Agent and Transfers from Full Obligors to Limited Guarantors shall be for Fair Market Value cash consideration; (d) Transfers consisting of Permitted Liens, Permitted Investments and Permitted Licenses; (e) the use of Cash in the ordinary course of business in a manner not otherwise prohibited by this Agreement, and for Permitted Acquisitions and Permitted Investments; and (f) any Transfer of Specified Assets or Transfer or issuance of the Equity Interests of any Subsidiary whose sole assets are Specified Assets; provided that, in the case of this clause (f), (i) no Default or Event of Default has occurred and is continuing or would reasonably be expected to occur as a result of such Transfer, (ii) the Obligor or the applicable Subsidiary receives the consideration for such Transfer equal to the Fair Market Value of the asset subject to such Transfer, (iii) at least 75% of the consideration is, or will be when paid, in the form of Cash, (iv) Cash consideration in respect of such Transfer shall be paid to a Controlled Account and (v) the Net Proceeds thereof will be applied in accordance with Section 2.2(c).  No Obligor nor any of its Subsidiaries shall make any Transfer to any SPV Entity other than Investments permitted pursuant to clauses (e) and (k) of the definition of “Permitted Investments.”

Section 7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Parent and such Subsidiary, as applicable, as of the Effective Date or reasonably related thereto; or (b) liquidate or dissolve (other than as permitted pursuant to the proviso to Section 7.3).  No Obligor shall, without at least ten (10) days’ prior written notice to Purchaser Agent: (A) add any new offices or locations (unless such new offices or locations are not the chief executive office of Parent or any Subsidiary), (B) change its jurisdiction of organization or incorporation, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational or company number (if any) assigned by its jurisdiction of organization or incorporation.  From and after Issuer’s exercise of the Liquidity Covenant Release Option, no Obligor shall, without at least ten (10) days’ prior written notice to Purchaser Agent, add any new offices or locations where Inventory owned by Issuer (other than work in progress Inventory or Inventory in transit) is held, other than in compliance with Section 6.6(g) and Section 6.10.

Section 7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person; provided that, (a) any Obligor may effect such a transaction to the extent (i) it qualifies as a Permitted Acquisition, (ii) the Purchasers have approved in writing in their sole discretion, or (iii) it qualifies as an Asset Sale Repurchase Event permitted pursuant to Section 7.1, and (b) an Obligor or a direct or indirect Subsidiary of an Obligor may merge, consolidate, liquidate or dissolve into (or, in the case of liquidation or dissolution, with assets being distributed to) another Obligor or direct or indirect Subsidiary of an Obligor (provided that (W) if any such Person is Issuer, Issuer is the surviving legal entity, (X) if any such Person is an Obligor, the surviving Person shall be an Obligor, (Y) if any such Person is a Full Obligor, the surviving Person shall be a Full Obligor, and (Z) in the case of a merger or dissolution of any SPV Entity into an Obligor, no liabilities or obligations of such SPV Entity shall be assumed, whether by merger or otherwise, by such Obligor), in each case so long as no Event of Default is occurring prior thereto or arises as a result therefrom.  Without limiting the foregoing, no Obligor shall, without Purchaser Agent’s prior written consent (not to be unreasonably withheld, delayed or conditioned), enter into any legally binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of any Obligor, unless (i) no Event of Default exists when such agreement is entered into, and (ii) such agreement does not give such Person the right to claim any fees, payments or damages from any Obligor in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) prior to the repayment of the Obligations.

Section 7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

Section 7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or permit any Collateral not to be subject to the first priority (subject to Permitted Priority Liens) security interest granted herein (except to the extent expressly not required pursuant to  the terms of the Note Documents or to the extent otherwise provided in the Agreed Security Principles), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Purchaser Agent, for the benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Parent, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Parent’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

Section 7.6[Reserved].

Section 7.7Distributions; Investments.

(a)Pay any dividends (other than dividends payable solely in Equity Interests of Parent) or make any distribution or payment in respect of or redeem, retire or purchase any Equity Interests (other than, in all cases, Permitted Distributions).

(b)Directly or indirectly make any Investment other than Permitted Investments.

Section 7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Parent or any of its Subsidiaries, except for (i) transactions that are in the ordinary course of Parent’s or such Subsidiary’s business, upon fair, customary and reasonable terms that are no less favorable to Parent or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) issuances or sales of equity securities (including warrants) of Parent (other than Disqualified Equity Interests) on fair, customary and reasonable terms, in accordance with the provisions of the Danish Companies Act,  (iii) fair, customary and reasonable compensation and other benefits arrangements (including retirement, health, stock option, warrants, restricted stock units and other benefit plans and indemnification arrangements approved by the relevant board of directors, board of managers, general meeting or equivalent corporate body) with Parent’s and its Subsidiaries’ employees, officers, directors and managers approved by Parent’s or such Subsidiary’s board of directors or general meeting, and (iv) transactions among Obligors (provided that transaction between any Full Obligor and Limited Guarantor shall be on fair, customary and reasonable terms to the Full Obligor).

Section 7.9Permitted Convertible Notes.  (a) Issue any Permitted Convertible Notes to any Distressed Debt Investor or any investor listed on the Disqualified Lender List attached hereto as Schedule 13.1, (b) Repurchase or redeem (or call for redemption) any Permitted Convertible Notes or settle any conversions of any Permitted Convertible Notes in cash (other than cash in lieu of fractional shares), or (c) amend any provision in any document relating to the Permitted Convertible Notes which would increase the amount thereof, accelerate the principal or other payment in respect thereof, increase the interest rate or premiums payable thereon, add any financial or operating covenants, or adversely affect the subordination thereof to Obligations owed to the Purchasers.

Section 7.10Compliance with Laws.

(a)Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, and/or under any other similar applicable law in any relevant jurisdiction, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any issuance of Notes for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur which could reasonably be expected to result in a Material Adverse Change; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; or withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any Plan which would reasonably be expected to result in any liability of Parent or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority, and which would reasonably be expected to result in a Material Adverse Change.

(b)Cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Plan any similar Lien under applicable law in the relevant jurisdictions or (b) any other ERISA Event that, in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(c)Take (or omit to take) any action to the extent that doing so will, or is reasonably likely to, result in an Obligor or any of its Subsidiary being an AIF or an AIFM.

(d)Purchaser Agent hereby notifies Parent and each of its Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws and Anti-Corruption Laws, and Purchaser Agent’s policies and practices, Purchaser Agent is required to obtain, verify and record certain information and documentation that identifies Parent and each of its Subsidiaries and their principals, which information includes the name and address of Parent and each of its Subsidiaries and their principals and such other information that will allow Purchaser Agent to identify such party in accordance with Anti-Terrorism Laws and/or Anti-Corruption Laws.

(e)Neither Parent nor any of its Subsidiaries shall, nor shall Parent or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments,

agreements or contracts with any Sanctioned Person.  Parent and each of its Subsidiaries shall immediately notify Purchaser Agent if Parent or such Subsidiary has Knowledge that Parent, or any Subsidiary or Affiliate of Issuer, is a Sanctioned Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Neither Parent nor any of its Subsidiaries shall, nor shall Parent or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any unauthorized business or engage in any unauthorized transaction or dealing with any Sanctioned Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any unauthorized transaction relating to, any property or interests in property blocked or Sanctioned pursuant to any Sanctions (including Executive Order No. 13224 or any similar executive order), other Anti-Terrorism Law or other Anti-Corruption Laws, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions, Anti-Terrorism Law, or Anti-Corruption Laws.

(f)Each Obligor will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with all Environmental Laws. If Purchaser Agent at any time has a reasonable basis to believe that there is any material violation by an Obligor of any Environmental Law, each Obligor will, and will cause each Subsidiary to, (i) cause the performance of such environmental audits and testing, and preparation of such environmental reports, at Issuer’s sole cost and expense, as Purchaser Agent may from time to time reasonably request with respect to any parcel of real property subject to a Note Document that is a mortgage, deed of trust or similar instrument, which shall be conducted by Persons reasonably acceptable to Purchaser Agent and shall be in form and substance reasonably acceptable to Purchaser Agent, and (ii) permit Purchaser Agent or its representatives to have access to all such real property for the purpose of conducting, at Issuer’s sole cost and expense, such environmental audits and testing as Purchaser Agent shall reasonably deem appropriate.

(g)Each Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

ARTICLE VIII

EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

Section 8.1Payment Default.

(a)Issuer fails to (i) make any payment of principal on any Notes on its due date, or (ii) make any payment of interest on any Notes or pay any Revenue Participation Payment within two (2) Business Days of when such payment is due; or

(b)Issuer fails to pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which five (5) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof).

Section 8.2Covenant Default.

(a)Parent or any of its Subsidiaries fails or neglects to perform any obligations in Section 3.6, 6.1, 6.2, 6.6, 6.7, 6.9, 6.11, 6.12 or 6.15 or violates any covenant in Article VII; or

(b)Parent, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Note Documents and Intercompany Agreements, and as to any Default (other than those specified in this Article VIII) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the Default within fifteen (15) Business Days after the occurrence thereof; provided that if the Default cannot by its nature be cured within the fifteen (15) Business Day period or cannot after diligent attempts by Issuer be cured within such fifteen (15) Business Day period, and such Default is likely to be cured within a reasonable time, then Issuer shall have an additional period (which shall not in any case exceed thirty (30) days or such longer period as Purchaser Agent may agree in its sole discretion) to attempt to cure such Default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Notes shall be purchased during such cure period).  Grace periods provided under this Section 8.2(b) shall not apply, among other things, to financial covenants or any other covenants set forth in Section 8.2(a) above.

Section 8.3Material Adverse Change.  A Material Adverse Change occurs.

Section 8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Parent or any of its Subsidiaries or of any entity under control of Parent or its Subsidiaries on deposit with any bank or other institution at which Parent or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Parent or any of its Subsidiaries or their respective assets by any government agency, or any analogous process in any jurisdiction and the same under subclauses (i) and (ii) hereof are not, in the case of United States Matters, within twenty (20) days, or otherwise, within forty-five (45) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided that, no Notes shall be purchased during any such applicable cure period; and

(b)(i) Any material portion of Parent’s or any of its Subsidiaries’ assets is attached, expropriated, sequestrated, seized, levied on, or comes into possession of a trustee or receiver or any analogous process in any jurisdiction, or (ii) any court order enjoins, restrains, or prevents Parent or any of its Subsidiaries from conducting any material part of its business.

Section 8.5Insolvency.  (a) Parent or any of its Subsidiaries is or becomes Insolvent; (b) Parent or any of its Subsidiaries begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against Parent or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days; or (d) a moratorium is declared in respect of any indebtedness of any Obligor and for the avoidance of doubt, if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

Section 8.6Other Agreements.  There is a default in any agreement to which Parent or any of its Subsidiaries is a party with a third party or parties (a) that could entitle or permit such third party or parties, after the giving of notice or the expiration of any applicable grace periods, to accelerate the maturity of any Indebtedness in an aggregate amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) (even if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or other similar agreement) or (b) that could reasonably be expected to result in a Material Adverse Change.

Section 8.7Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Million Five Hundred Thousand Dollars ($2,500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Parent or any of its Subsidiaries and shall remain unsatisfied, unvacated or unstayed for a period of twenty (20) Business Days after the entry thereof.

Section 8.8Misrepresentations.  Parent or any of its Subsidiaries or any Responsible Officer acting for Parent or any of its Subsidiaries makes any representation, warranty, or other written statement now or later in this Agreement, any Note Document, any Intercompany Agreement or in any writing delivered to Purchaser Agent and/or Purchasers or to induce Purchaser Agent and/or the Purchasers to enter this Agreement, any Note Document or any Intercompany Agreement, and such representation, warranty, or other written statement is incorrect in any material respect when made.

Section 8.9Permitted Convertible Notes.  A default, breach or other event that could trigger any mandatory repurchases or redemptions occurs under the indenture or such other document governing the terms of the Permitted Convertible Notes, whether or not such default or breach that would allow the holders or the trustee (on behalf of the holders) to declare an event of default or accelerate the Indebtedness under the Permitted Convertible Notes or the holders or the trustee (on behalf of the holders) has required Parent to repurchase or redeem the Permitted Convertible Notes pursuant to such event.

Section 8.10Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any circumstance described in Section 8.3, 8.4, 8.5, 8.7 or 8.8 occurs with respect to any Guarantor, or (c) the liquidation, winding up, or termination of existence of any Guarantor (except as expressly permitted by Section 7.3(b)).

Section 8.11Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change.

Section 8.12Lien Priority.  Any Lien created hereunder or by any other Note Document shall at any time fail to constitute a valid and, to the extent required to be perfected, perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Priority Liens.

Section 8.13Delisting.  The ordinary shares of Parent or ADS are delisted from the Nasdaq Global Select Market or Nasdaq Copenhagen (A) because of failure to comply with continued listing standards thereof or (B) due to a voluntary delisting which results in such shares and/or ADS, as applicable, not being listed on the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, Nasdaq Copenhagen or The New York Stock Exchange.

Section 8.14Adverse Regulatory Event.  An Adverse Regulatory Event occurs that, individually or when taken together with each other Adverse Regulatory Event that has occurred since the Effective Date, results in fines, penalties, damages or losses (including lost revenue) in excess of $5,000,000.

ARTICLE IX

RIGHTS AND REMEDIES

Section 9.1Rights and Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default, Purchaser Agent may, and at the written direction of Required Purchasers shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Issuer, (ii) by notice to Issuer declare the Repayment Amount and all other Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs the Repayment Amount and all other Obligations shall be immediately due and payable without any action by Purchaser Agent or the Purchasers) or (iii) by notice to Issuer suspend or terminate the Commitments (but if an Event of Default described in Section 8.5 occurs all Commitments shall be immediately terminated without any action by Purchaser Agent or the Purchasers).

(b)Without limiting the rights of Purchaser Agent and the Purchasers set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Purchaser Agent shall have the right at the written direction of the Required Purchasers, without notice or demand, to do any or all of the following:

(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)apply to the Obligations any (a) balances and deposits of Issuer that Purchaser Agent or any Purchaser holds or controls, or (b) any amount held or controlled by Purchaser Agent or any Purchaser owing to or for the credit or the account of Issuer;

(iii)commence and prosecute an Insolvency Proceeding or consent to any Obligor commencing any Insolvency Proceeding; and/or

(iv)exercise all of its rights and remedies as provided under the Foreign Collateral Documents.

(c)Without limiting the rights of Purchaser Agent and the Purchasers set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Purchaser Agent shall have the right, without notice or demand, to do any or all of the following:

(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Purchaser Agent considers advisable, notify any Person owing Issuer money of Purchaser Agent’s security interest in such funds, and verify the amount of such account;

(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Each Obligor shall assemble the Collateral if Purchaser Agent requests and make it available in a location as Purchaser Agent reasonably designates.  Purchaser Agent may peaceably enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Each Obligor grants Purchaser Agent a license to enter and occupy any of its premises, without charge by any Obligor, to exercise any of Purchaser Agent’s rights or remedies;

(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Purchaser Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Obligor and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Purchaser Agent’s exercise of its rights under this Section 9.1, each Obligor’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Purchaser Agent, for the benefit of the Secured Parties;

(iv)place a “hold” on any account maintained with Purchaser Agent or the Purchasers and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)demand and receive possession of any Obligor’s Books;

(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Parent or any of its Subsidiaries; and

(vii)subject to Sections 9.1(a) and (b), exercise all rights and remedies available to Purchaser Agent and each Purchaser under the Note Documents or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Purchaser Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Purchasers following the occurrence of an Exigent Circumstance.  As used in the immediately preceding sentence, “Exigent Circumstance” is any event or circumstance that, in the reasonable judgment of Purchaser Agent, imminently threatens the ability of Purchaser Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Parent or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Purchaser Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

For the avoidance of doubt the Repayment Amount shall be due and payable at any time the Obligations become due and payable or are otherwise accelerated hereunder for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Issuer in accordance with Section 9.1(a), or automatically, in accordance with the parenthetical to Section 9.1(a)(ii)), by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Notes or Note Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of the Purchasers in receiving the full benefit of their bargained-for Repayment Amount).  The Obligors acknowledge and agree that none of the Repayment Amount shall constitute unmatured interest, whether under section 502(b)(2) of the United States Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Purchasers receive the benefit of their bargain under the terms of this Agreement.  The Obligors acknowledge and agree that the Purchasers shall be entitled to recover the full amount of the Repayment Amount in each and every circumstance such amount is due pursuant to or in connection with this Agreement, including in the case of any Insolvency Proceeding affecting Parent or any of its Subsidiaries, so that the Purchasers shall receive the benefit of their bargain hereunder and otherwise receive full recovery as agreed under every possible circumstance, and each of the Obligors hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise.  The Obligors further acknowledge and agree, and waive any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Purchasers may suffer or incur resulting from or arising in connection with any breach hereof or thereof by any Obligor shall constitute secured obligations owing to the Purchasers.

Section 9.2Power of Attorney.  Each Obligor hereby irrevocably appoints Purchaser Agent by way of security as its lawful attorney-in-fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Obligor’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign such Obligor’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Purchaser Agent determines reasonable; (d) make, settle, and adjust all claims under any Obligor’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Purchaser Agent or a third party as the UCC or any applicable law permits.  Each Obligor hereby appoints Purchaser Agent as its lawful attorney-in-fact to sign such Obligor’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Purchaser Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until Payment in Full.  Purchaser Agent’s foregoing appointment as each Obligor’s or any of its Subsidiaries’ attorney in fact, and all of Purchaser Agent’s rights and powers, coupled with an interest, are irrevocable until Payment in Full.

Section 9.3Protective Payments.  If Parent or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Parent or any of its Subsidiaries is obligated to pay under this Agreement or any other Note Document, Purchaser Agent may obtain such insurance or make such payment, and all amounts so paid by Purchaser Agent are Reimbursable Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Purchaser Agent will make reasonable efforts to provide Issuer with notice of Purchaser Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Purchaser Agent are deemed an agreement to make similar payments in the future or Purchaser Agent’s waiver of any Event of Default.

Section 9.4Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Obligor irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Purchaser Agent from or on behalf of any Obligor or any of its Subsidiaries of all or any part of the Obligations, and, as between the Obligors on the one hand and Purchaser Agent and Purchasers on the other, Purchaser Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Purchaser Agent may deem advisable notwithstanding any previous application by Purchaser Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Reimbursable Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Obligors owing to Purchaser Agent or any Purchaser under the Note Documents.  Any balance remaining shall be delivered to applicable Obligor or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (ii) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Purchasers of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Purchaser Agent, or if applicable, each Purchaser, shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s portion of any Note and the ratable distribution of interest, fees and reimbursements paid or made by any Obligor.  Notwithstanding the foregoing, a Purchaser receiving a scheduled payment shall not be responsible for determining whether the other Purchasers also received their scheduled payment on such date; provided that, if it is later determined that a Purchaser received more than its ratable share of scheduled payments made on any date or dates, then such Purchaser shall remit to Purchaser Agent or other Purchasers such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Purchaser Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Purchaser in excess of its ratable share, then the portion of such payment or distribution in excess of such Purchaser’s ratable share shall be received by such Purchaser in trust for and shall be promptly paid over to the other Purchaser for application to the payments of amounts due on the other Purchasers’ claims.  To the extent any payment for the account of an Obligor is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Purchaser shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Purchaser Agent and other Purchasers for purposes of perfecting Purchaser Agent’s security interest therein.

Section 9.5Liability for Collateral.  So long as Purchaser Agent and the Purchasers comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Purchaser Agent and the Purchasers, Purchaser Agent and the Purchasers shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Except as a result of Purchaser Agent’s or any Purchaser’s gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction, the Obligors bear all risk of loss, damage or destruction of the Collateral.

Section 9.6Licenses Related to Included Products.  For the purpose of enabling Purchaser Agent and Purchasers to exercise rights and remedies under this Article 9 and the other Note Documents (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Obligor hereby grants to Purchaser Agent an irrevocable, nonexclusive, assignable license (which license may be exercised only upon the occurrence and during the continuance of an Event of Default and for the purposes of, or in connection with, the exercise of remedies under this Article 9 and the other Note Documents), without payment of royalty, return on net sales, revenue share or other compensation to Parent or any of its Subsidiaries or Affiliates, including the right to practice, use, sublicense or otherwise exploit, solely in connection with the Included Products or other items in the Collateral, any Intellectual Property owned or controlled by such Person, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license is not prohibited by any applicable law.  Any license, sublicense or other transaction entered into by Purchaser Agent in accordance with the provisions of this Section 9.6 will be binding upon any applicable Obligor, notwithstanding any subsequent cure of an Event of Default.

Section 9.7No Waiver; Remedies Cumulative.  Failure by Purchaser Agent or any Purchaser, at any time or times, to require strict performance by the Obligors of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of Purchaser Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Purchaser Agent and the Required Purchasers and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Purchaser Agent and the Purchasers under this Agreement and the other Note Documents are cumulative.  Purchaser

Agent and the Purchasers have all rights and remedies provided under the UCC, any applicable law, by law, or in equity.  The exercise by Purchaser Agent or any Purchaser of one right or remedy is not an election, and Purchaser Agent’s or any Purchaser’s waiver of any Event of Default is not a continuing waiver.  Purchaser Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence.

Section 9.8Demand Waiver.  Each Obligor waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, documents, Instruments, Chattel Paper, and guarantees held by Purchaser Agent or any Purchaser on which Parent or any Subsidiary is liable.

ARTICLE X

NOTICES; SERVICE OF PROCESS

All notices, consents, requests, approvals, demands or other communication (collectively, “Communication”) by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent email transmission as evidenced by a transmission confirmation sheet or server delivery confirmation notice, as applicable; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below.  Any of Purchaser Agent, the Purchasers or Issuer may change its mailing address or email address by giving the other party written notice thereof in accordance with the terms of this Article X.

If to any Obligor:	c/o Zealand Pharma A/S Sydmarken 11, 2860 Søborg, Denmark Attn: General Counsel

with a copy (which shall not constitute notice) to:	Goodwin Procter LLP 620 Eighth Ave, 25th Floor New York, NY 10018 Attention: Kevin Grumberg Email: ****

If to Purchaser Agent:	Zoolander SA LLC c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019 Attn: Kristian Wiggert Telephone: **** E-mail: ****

with a copy (which shall not constitute notice) to:	Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 Attention: Gian-Michele a Marca Email: ****

If to any Purchaser	As specified on the applicable signature page hereto.

Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Note Document, in the manner provided for notices in this Article X. Nothing in this Agreement or any other Note Document will affect the right of any party hereto to serve process in any other manner permitted by applicable laws. Each of Parent and other Foreign Obligor hereby irrevocably appoints Zealand Pharma US, Inc. as its agent for service of process with respect to all of the Note Documents and all other related agreements to which it is a party (the “Process Agent”) and Zealand Pharma US, Inc. hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to Parent and such other Foreign Obligor, as applicable, all legal process addressed to Parent and such other Foreign Obligor, as applicable, received by the Process Agent.

ARTICLE XI

CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

This Agreement and the other Note Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Note Document (except as may be expressly otherwise provided in any Note Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

Each Obligor, Purchaser Agent and each Purchaser each submit to the exclusive jurisdiction of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court thereof and agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court; provided that the foregoing shall not preclude Purchaser Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE XI.

ARTICLE XII

GUARANTY

Section 12.1The Guarantee.  Each Guarantor hereby jointly and severally with each other Guarantor guarantees to Purchaser Agent and the Purchasers, and their successors and assigns, (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Notes, all fees and other amounts and Obligations from time to time owing to Purchaser Agent and the Purchasers by Issuer and each other Obligor under the Notes, this Agreement or any other Note Document and (ii) the full and prompt performance and observance by Issuer and the other Guarantors of each and all of the covenants, liabilities, obligations and agreements required to be performed or observed by such Obligors under the Notes, this Agreement or any other Note Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  Each Guarantor hereby further jointly and severally with each other Guarantor agrees that if Issuer or any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 12.2Obligations Unconditional.  The Guaranteed Obligations of the Guarantors are absolute and unconditional, joint and several, independent and irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Issuer under the Notes, this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)at any time or from time to time, without notice to the Guarantors, the manner, place, time for any payment, performance of or compliance with any of the Guaranteed Obligations shall be extended, amended, modified or waived;

(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted or any failure, lack of diligence, omission or delay on the part of Purchaser Agent or any Purchaser to enforce, assert or exercise any right, power or remedy conferred on it thereunder;

(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)any Lien or security interest granted to, or in favor of, Purchaser Agent as security for any of the Guaranteed Obligations shall fail to be perfected or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e)any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to any Obligor or any other guarantor of the Guaranteed Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(f)any merger or consolidation of any Obligor into or with any entity, or any sale, lease or transfer of any of the assets of any Obligor or any other guarantor of the Guaranteed Obligations to any other person or entity;

(g)any change in the ownership of any Obligor or any change in the relationship between any Obligor or any other guarantor of the Guaranteed Obligations, or any termination of any such relationship;

(h)the existence of any claim, set-off or other right which any Guarantor may have at any time against any Obligor, Purchaser Agent, any Purchaser or any other Person;

(i)any failure by Purchaser Agent or any Purchaser to disclose to the Guarantors any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor now or hereafter known to Purchaser Agent or any Purchaser;

(j)any obligations or liabilities the Obligors or any other guarantor of the Guaranteed Obligations owed to any Guarantor;

(k)the acceptance or the availability of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(l)any default, act or omission to act or delay of any kind (willful or otherwise) by any Obligor, Purchaser Agent, any Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Guarantors’ obligations hereunder (except that the Guarantors may assert the defense of payment in full of the Guaranteed Obligations); or

(m)any notice of any sale, transfer or other disposition of any right, title or interest of Purchaser Agent or any Purchasers under the Notes, this Agreement or any other Note Document.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, notice of acceptance, notice of non-performance, nonpayment, default, acceleration, dishonor, protest and any other notices whatsoever, which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantors with respect to or under the Notes, this Agreement or any other Note Document or any failure on the part of any Obligor, Guarantors or any other guarantor of the Guaranteed Obligations to perform or comply with any covenant, agreement, term or condition of the Notes, this Agreement or any other Note Document.  The Guarantors further expressly waive any requirement that Purchaser Agent or any Purchaser exhaust any right, power or remedy or proceed against Issuer under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or against or exhaust any security or collateral for, any of the Guaranteed Obligations.

Section 12.3Reinstatement.  The obligations of the Guarantors under this Article XII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify Purchaser Agent and the Purchasers on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 12.4Subrogation.  The Guarantors hereby jointly and severally agree that, until Payment in Full, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.1, whether by subrogation or otherwise, against Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 12.5Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and Purchaser Agent and the Purchasers, on the other hand, the obligations of Issuer under the Notes, this Agreement and under the other Note Documents may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.1) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Issuer) shall forthwith become due and payable by the Guarantors for purposes of Section 12.1.

Section 12.6Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Article XII constitutes an Instrument for the payment of money, and consents and agrees that Purchaser Agent and the Purchasers, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Section 12.7Continuing Guarantee.  The guarantee in this Article XII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 12.8Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Fair Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 12.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article XII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 12.8, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Fair Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Fair Share of such Guaranteed Obligations and (iii) “Fair Share” means, for any Guarantor, the ratio (expressed as a percentage) of (X) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (Y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Issuer and the Guarantors hereunder and under the other Note Documents) of all of the Guarantors, determined (I) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (II) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 12.9General Limitation on Guarantee Obligations.  In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise, taking into account the provisions of Section 12.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, Purchaser Agent, any Purchaser or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 12.10Limitation on Obligations of Danish Guarantors and their Subsidiaries.

(a)The limitations set out in this Section 12.10 shall not apply to Parent.

(b)The Specified Obligations of any Guarantor incorporated or organized in Denmark (a “Danish Guarantor”) and its Subsidiaries shall be deemed not to be assumed (and any Lien created in relation thereto shall be limited) to the extent that the same would constitute unlawful financial assistance within the meaning of Sections 206 to 212 of the Danish Companies Act (in Danish: Selskabsloven) as amended from time to time.

(c)Without limiting the generality of paragraph (b) above, the Specified Obligations of any Danish Guarantor in respect of the obligations under the Note Documents of any Obligor which is not that Danish Guarantor or any of its Subsidiaries shall further be limited to an amount equivalent to the higher of:

(i)the Equity of that Danish Guarantor at the times (i) it is requested to make a payment under this Article XII; or (ii) of enforcement of any Lien granted by that Danish Guarantor under the Note Documents (as applicable); and

(ii)the Equity of that Danish Guarantor at the date on which it became a Guarantor,

provided that these limitations in this paragraph (c) shall only apply to obligations and liabilities of a Danish Guarantor which exceed the sum of (i) the advances under the Note Documents (if any) received by that Danish Guarantor (or any of its Subsidiaries) directly or indirectly in its capacity as intra-group borrower and (ii) interest and other costs and fees which are to be borne by that Danish Guarantor (or any of its Subsidiaries) in its capacity as borrower under a Note Document or in its capacity as intra-group borrower.

(d)For the purposes of this Section 12.10:

(i)the “Equity” of a Danish Guarantor means the equity (in Danish: egenkapital) of that Danish Guarantor calculated in accordance with applicable accounting standards, however, adjusted if, and to the extent, the book value of any asset is different than its market value; and

(ii)the “Specified Obligations” of a Danish Guarantor or its Subsidiary means its Guarantee Obligations together with any other obligations and liabilities under any Lien, guarantee, indemnity, collateral, subordination of rights and/or claims, subordination and/or turn-over of rights of recourse, application of proceeds (including mandatory prepayments) and any other means of direct or indirect financial assistance made by that Danish Guarantor (and/or any of its Subsidiaries) under any of the Note Documents.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1Successors and Assigns.

(a)This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Issuer may not transfer, pledge or assign this Agreement or any rights or obligations under it without Purchaser Agent’s and each Purchaser’s prior written consent (which may be granted or withheld in Purchaser Agent’s and each Purchaser’s sole discretion, subject to Section 13.6).  The Purchasers have the right, without the consent of or notice to Issuer, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation or grant of a participation, a “Purchaser Transfer”) all or any part of, or any interest in, the Notes and the Purchasers’ obligations, rights, and benefits under this Agreement, the other Note Documents and, if any, under or in respect of, the Intercompany Agreements to any Person; provided that any such transfer, assignment, pledge, negotiation or participation shall be in a minimum amount of One Million Dollars ($1,000,000).  Issuer and Purchaser Agent shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned until Purchaser Agent shall have received and accepted an effective assignment or transfer agreement in form satisfactory to Purchaser Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding the recipient of a Purchaser Transfer as Purchaser Agent reasonably shall require.  Notwithstanding anything to the contrary, (i) no Purchaser Transfer shall be effective unless and until (A) Purchaser Agent notifies Issuer of such Purchaser Transfer and (B) the Purchaser Transfer is recorded in the Register pursuant to Section 13.1(b) (the “Purchaser Transfer Date”) and (ii) for purposes of Section 14.2 (and for purposes of the defined terms used therein), such assignee shall be deemed a “Purchaser” and references to the “Effective Date” shall be replaced with the date that such assignee acquires an interest in a Purchaser’s rights hereunder. Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default has occurred and is continuing, no Purchaser Transfer (other than a Purchaser Transfer in connection with (i) assignments by a Purchaser due to a forced divestiture at the request of any regulatory agency; or (ii) upon the occurrence of a default, event of default or similar occurrence with respect to a Purchaser’s own financing or securitization transactions) shall be permitted, without Issuer’s consent, to any Person that is not an Eligible Assignee.

(b)Purchaser Agent, acting solely for this purpose as a non-fiduciary agent of Issuer, shall maintain at its office referred to in Article X a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the commitments of, and principal amounts (and stated interest) of the Obligations owing to, each Purchaser and assignee pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Issuer, Purchaser Agent and each Purchaser shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of the Note Documents.  The Register shall be available for inspection by Issuer and each Purchaser, at any reasonable time and from time to time upon reasonable prior notice.  For the avoidance of doubt, (i) each Note issued pursuant to this Agreement is a registered obligation for U.S. federal income tax purposes, (ii) the right, title and interest of each Purchaser and its assignees in and to such Notes (including, for the avoidance of doubt, the right to the Repayment Amount), shall be transferable only upon notation of such transfer in the Register and (iii) no assignment thereof or participation therein shall be effective until recorded therein.  This Section 13.1(b) shall be construed so that each Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(c)If: (i) a Purchaser assigns or transfers any of its rights or obligations under the Note Documents and, if any, under or in respect of, the Intercompany Agreements or changes its applicable

Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the recipient of a Purchaser Transfer or Purchaser acting through its new Facility Office under Article XIV, then the recipient of the Purchaser Transfer or Purchaser acting through its new Facility Office is only entitled to receive payment under that Article XIV to the same extent as the assigning or transferring Purchaser or Purchaser acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

Section 13.2Indemnification.  Issuer agrees to indemnify, defend and hold Purchaser Agent and the Purchasers and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Purchaser Agent or the Purchasers (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party (including Parent or any of its Subsidiaries) in connection with, related to, following, or arising from, out of or under, (i) the transactions contemplated by the Note Documents, (ii) any Notes or the use or proposed use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or any Environmental Liability related in any way to any Obligor or any of its Subsidiaries; and (b) all losses or Reimbursable Expenses incurred, or paid by Indemnified Person in connection with, related to, following, or arising from, out of or under, the transactions contemplated by the Note Documents between Purchaser Agent, and/or the Purchasers and Issuer (including reasonable attorneys’ fees and expenses), except for Claims and/or losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have directly resulted from such Indemnified Person’s gross negligence or willful misconduct.  Issuer hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Parent or any of its Subsidiaries, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Purchaser Agent or Purchasers) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Notes except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 13.2 shall not apply with respect to any taxes, other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

Section 13.3Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

Section 13.4Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

Section 13.5Correction of Note Documents.  Purchaser Agent and the Purchasers may correct patent errors and fill in any blanks in this Agreement and the other Note Documents consistent with the agreement of the parties.

Section 13.6Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Note Document, no approval or consent thereunder, or any consent to any departure by Parent or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Parent, Issuer, Purchaser Agent and the Required Purchasers provided that:

(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Purchaser’s Commitment or Commitment Percentage shall be effective as to such Purchaser without such Purchaser’s written consent;

(ii)no such amendment, waiver or modification that would affect the rights and duties of Purchaser Agent shall be effective without Purchaser Agent’s written consent or signature; and

(iii)no such amendment, waiver or other modification shall, unless signed by all the Purchasers directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Note or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Note; (B) postpone the date fixed for, or waive, any payment of principal of any Note or of interest on any Note (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) reduce the applicable Revenue Participation Payments or Repayment Amount; (D) change the definition of the term “Required Purchasers” or the percentage of Purchasers which shall be required for the Purchasers to take any action hereunder; (E) release all or substantially all of the Collateral, authorize the Obligors to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (E), as otherwise may be expressly permitted under this Agreement or the other Note Documents (including in connection with any disposition permitted hereunder); (F) amend, waive or otherwise modify this Section 13.6 or the definitions of the terms used in this Section 13.6 insofar as the definitions affect the substance of this Section 13.6; (G) consent to the assignment, delegation or other transfer by Issuer of any of its rights and obligations under any Note Document or release Issuer of its payment obligations under any Note Document, except, in each case with respect to this clause (G), pursuant to a merger or consolidation permitted pursuant to this Agreement; (H) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Commitment, Commitment Percentage or that provide for the Purchasers to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (I) subordinate the Liens granted in favor of Purchaser Agent securing the Obligations; or (J) amend any of the provisions of Section 13.11.  It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G), (H) and (I) and (J) of the preceding sentence;

(b)Other than as expressly provided for in Sections 13.6(a)(i), (ii) and (iii), Purchaser Agent may, if requested by the Required Purchasers, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Issuer.

(c)This Agreement and the Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Note Documents merge into this Agreement and the Note Documents.

Section 13.7Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

Section 13.8Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until Payment in Full.  The obligation of the Obligors in Section 13.2 to indemnify each Purchaser and Purchaser Agent, as well as the confidentiality provisions in Section 13.9 and the obligations under Section 2.5 and under Article XIV, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

Section 13.9Confidentiality.

(a)In handling any confidential information of the Obligors, the Purchasers and Purchaser Agent shall exercise the same degree of care that it exercises for their own proprietary information (but in no event less than a reasonable standard of care), but disclosure of information may be made: (i) subject to the terms and conditions of this Agreement, to the Purchasers’ and Purchaser Agent’s Subsidiaries or Affiliates, or in connection with a Purchaser’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (ii) to prospective transferees (other than those identified in the preceding clause (i)) or purchasers of any interest in the Notes (provided that, the Purchasers and Purchaser Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (iii) as required by law, regulation, subpoena, or other order; (iv) to Purchasers’ or Purchaser Agent’s regulators or as otherwise required in connection with an examination or audit; (v) as Purchaser Agent reasonably considers appropriate in exercising remedies under the Note Documents; and (vi) to third party service providers of the Purchasers and/or Purchaser Agent so long as such service providers have executed a confidentiality agreement with the Purchasers and Purchaser Agent with terms no less restrictive than those contained herein.

(b)Confidential information does not include information that either: (i) is in the public domain or in the Purchasers’ and/or Purchaser Agent’s possession when disclosed to the Purchasers and/or Purchaser Agent, or becomes part of the public domain after disclosure to the Purchasers and/or Purchaser Agent; or (ii) is disclosed to the Purchasers and/or Purchaser Agent by a third party, if the Purchasers and/or Purchaser Agent does not know that the third party is prohibited from disclosing the information.

(c)Subject to the foregoing, Purchaser Agent and the Purchasers may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

(d)The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

(e)Some of the information disclosed to Purchaser Agent and/or any Purchasers may be deemed Inside Information.  Parent covenants and agrees to inform or advise Purchaser Agent beforehand or subsequently about whether or not any particular confidential information is or could become Inside Information promptly upon Parent becoming aware such particular confidential information has or will become Inside Information.  When providing such information or advice, Parent may remind Purchaser Agent that under MAR (i) any Person with Inside Information shall be prohibited from disclosing such Inside Information to any other Person unless such disclosure is made within the normal course of the exercise of the disclosing Person's exercise of his/her employment or professions of duties in accordance with MAR, and (ii) any Person in possession of Inside Information which could be of importance to a transaction concerning shares or other securities issued by Parent shall abstain from buying or selling or inducing other Persons to buy or sell shares or other securities issued by Parent.

Section 13.10Press Releases.  On the Effective Date, Parent shall issue a press release substantially in the form attached as Exhibit G in respect of the transactions contemplated by the Note Documents.  Each of the Obligors, on the one hand, and Purchaser Agent, on the other, shall mutually agree on any additional press releases or other public communications with respect to the transactions contemplated by the Note Documents, except for such public disclosures as the Obligors shall be required to make in accordance with applicable Requirements of Law (provided that each Obligor shall use commercially reasonable efforts to consult with Purchaser Agent reasonably in advance of such disclosure).

Section 13.11Right of Set Off.  Each Obligor hereby grants to Purchaser Agent and to each Purchaser, a lien, security interest and right of set off as security for all Obligations to Purchaser Agent and each Purchaser hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Purchaser Agent or the Purchasers or any entity under the control of Purchaser Agent or the Purchasers (including a Purchaser Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Purchaser Agent or the Purchasers may set off the same or any part thereof and apply the same to any Obligation of Issuer even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE PURCHASER AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY OBLIGOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 13.12Cooperation of the Obligors.  If necessary, each Obligor agrees to (i) execute any documents (including new Notes) reasonably required to effectuate and acknowledge each assignment of a Commitment or Note to an assignee in accordance with Section 13.1, (ii) make its management available to meet with Purchaser Agent and prospective participants and assignees of Commitments or Notes (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Purchaser Agent or the Purchasers in the preparation of information relating to the financial affairs of Parent and its Subsidiaries as any prospective participant or assignee of a Commitment or Note reasonably may request. Subject to the provisions of Section 13.9, each Obligor authorizes each Purchaser to disclose to any prospective participant or assignee of a Commitment, any and all information in such Purchaser’s possession concerning Parent and its Subsidiaries and their financial affairs which has been delivered to such Purchaser by or on behalf of Issuer or any Obligor pursuant to this Agreement, or which has been delivered to such Purchaser by or on behalf of Issuer or such Obligor in connection with such Purchaser’s credit evaluation of Issuer or such Obligor prior to entering into this Agreement.

Section 13.13Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, represents and warrants to Issuer as of the date such Person becomes a Purchaser and as of each Purchase Date, that:

(a)Each of the Notes to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws.

(b)Such Purchaser can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(c)Such Purchaser has had an opportunity to receive, review and understand all information related to Issuer requested by it and to ask questions of and receive answers from Issuer regarding Issuer, its Subsidiaries, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence.

(d)Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Note Documents.

(e)Such Purchaser understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Issuer or the purchase of the Notes.

(f)Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(g)Such Purchaser did not learn of the investment in the Notes as a result of any general solicitation or general advertising.

Section 13.14Agency.

(a)Each Purchaser hereby irrevocably appoints Purchaser Agent to act on its behalf as Purchaser Agent hereunder and under the other Note Documents and authorizes Purchaser Agent to take such actions on its behalf, to exercise such powers as are delegated to Purchaser Agent by the terms hereof or thereof and to act as agent of such Purchaser for purposes of acquiring, holding, enforcing and perfecting all Liens granted by the Obligors on the Collateral to secure any of the Obligations, in each case together with such actions and powers as are reasonably incidental thereto.

(b)Each Purchaser hereby irrevocably appoints Purchaser Agent to act on its behalf as its Purchaser Agent (in Danish: fuldmægtig og repræsentant) in accordance with Section 18(1), cf. Section 1(2) of the Danish Capital Markets Act (in Danish: Lov om Kapitalmarkeder) hereunder and under the other Note Documents and authorizes Purchaser Agent on its behalf to:

(i)to enter into each of the Danish Collateral Documents;

(ii)to make and accept, on its behalf, all notices, declarations and documents of any kind and to take any and all actions provided for in the Danish Collateral Documents or howsoever related thereto, as Purchaser Agent may consider necessary or desirable in connection with any of the Danish Collateral Documents, including, but not limited to, to give or receive notice of any transfer or assignment by or to such Purchaser of rights and/or obligations under this Agreement, in order to perfect or protect the rights of the transferee or assignee pursuant to the Danish Collateral Documents and its interest in the security created thereunder;

(iii)to amend each of the Danish Collateral Documents; and

(iv)to enforce and/or release (in whole or in part) the security created under each of the Danish Collateral Documents in its own name and/or on behalf of one or more named Purchasers (as per agreement with such Purchasers) if legally required; and

(v)to exercise all such rights, remedies, powers and discretions (explicitly or implicitly) delegated to or conferred upon Purchaser Agent or the Purchasers, pursuant to the Danish Collateral Documents (including to receive and hold payments on behalf of the Purchasers), together with such powers and discretions as are reasonably incidental thereto; and

(vi)take such actions, as may from time to time be authorized under or in accordance with the Danish Collateral Documents.

Each Purchaser hereby ratifies and confirms and agrees to ratify and confirm all acts and things, which Purchaser Agent may make pursuant to the authority granted to it hereby.

(c)Each Purchaser agrees to indemnify Purchaser Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), according to its respective Pro Rata Share (in effect on the date on which indemnification is sought under this Section 13.14), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Purchaser Agent in any way relating to or arising out of, the Notes, this Agreement, any of the other Note Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Purchaser Agent under or in connection with any of the foregoing. The agreements in this Section 13.14 shall survive the payment of the Repayment Amount and all other amounts payable hereunder.

(d)The Person serving as Purchaser Agent hereunder shall have the same rights and powers in its capacity as Purchaser as any other Purchaser and may exercise the same as though it were not Purchaser Agent and the term “Purchaser” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Purchaser Agent hereunder in its individual capacity.

(e)Purchaser Agent shall have no duties or obligations except those expressly set forth herein and in the other Note Documents.  In addition, each Purchaser acknowledges and agrees that Purchaser Agent may be limited by MAR  in disclosing certain information to the Purchasers. Without limiting the generality of the foregoing, Purchaser Agent shall not:

(i)be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that Purchaser Agent is required to exercise as directed in writing by any Purchaser; provided that Purchaser Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Purchaser Agent to liability or that is contrary to any Note Document or applicable law; and

(iii)except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and Purchaser Agent shall not be liable for the failure to disclose, any information relating to Issuer or any of its Affiliates that is communicated to or obtained by any Person serving as Purchaser Agent or any of its Affiliates in any capacity.

(f)Purchaser Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers or as Purchaser Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(g)Purchaser Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Purchaser Agent.

(h)Purchaser Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Purchaser Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Purchaser Agent and conforming to the requirements of this Agreement or any of the other Note Documents.  Purchaser Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Purchaser Agent hereunder or under any Note Documents in accordance therewith.  Purchaser Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Purchaser Agent shall not be under any obligation to exercise any of the rights or powers granted to Purchaser Agent by this Agreement and the other Note Documents at the request or direction of the Required Purchasers unless Purchaser Agent shall have been provided by the Purchasers with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

(i)Purchaser Agent may resign at any time by delivering notice of such resignation to the Purchasers and Issuer, effective on the date set forth in such notice (not to be less than ten (10) Business Days after the date of such notice) or, if no such date is set forth therein, upon the thirtieth (30th) date following the date such notice is sent by the Purchaser Agent, it shall be effective.  If Purchaser Agent delivers any such notice, or if Purchaser Agent becomes insolvent or bankrupt, the Required Purchasers shall (after consultation with Issuer) have the right to appoint a successor Purchaser Agent that is an Eligible Assignee (or otherwise consented to by the Issuer in writing).  If, within 30 days after the retiring Purchaser Agent having given notice of resignation, no successor Purchaser Agent has been appointed by the Required Purchasers that has accepted such appointment, then the retiring Purchaser Agent may, on behalf of the Purchasers, appoint a successor Purchaser Agent from among the Purchasers.  Each appointment under this Section 13.14(i) shall be subject to the prior consent of Issuer, which may not be unreasonably withheld, delayed or conditioned but shall not be required during the continuance of an Event of Default.  Effective immediately upon its resignation, (i) the retiring Purchaser Agent shall be discharged from its duties and obligations under the Note Documents, (ii) the Purchasers shall assume and perform all of the duties of Purchaser Agent until a successor Purchaser Agent shall have accepted a valid appointment hereunder, (iii) the retiring Purchaser Agent shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Purchaser Agent was, or because such Purchaser Agent had been, validly acting as Purchaser Agent under the Note Documents and

(iv) subject to its rights under Section 13.14, the retiring Purchaser Agent shall take such action as may be reasonably necessary to assign to the successor Purchaser Agent its rights as Purchaser Agent under the Note Documents.  Effective immediately upon its acceptance of a valid appointment as Purchaser Agent, a successor Purchaser Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Purchaser Agent under the Note Documents.

(j)Notwithstanding the foregoing, in respect of any of the Danish Collateral Documents, Purchaser Agent’s resignation or dismissal shall only take effect upon the appointment of a successor Purchaser Agent which shall be registered with the Danish Financial Supervisory Authority (in Danish: Finanstilsynet) in accordance with the Danish Capital Markets Act (in Danish: Lov om Kapitalmarkeder) as amended and the acceptance by such successor Purchaser Agent of its appointment and the execution of all necessary documentation to effectively substitute the retiring Purchaser Agent.

Section 13.15MAR.

(a)Notwithstanding anything to the contrary in this Agreement or any other Note Document, if Parent reasonably determines, upon advice of external legal counsel, that (i) information to be provided by Parent or any of its Subsidiaries to Purchaser Agent constitutes Inside Information, (ii) postponement of disclosure to the market of such Inside Information would be permissible under MAR and Parent has assessed that the postponement of such disclosure is necessary to avoid materially prejudicing a material legitimate interest of Parent, and (iii) delivery of such Inside Information to Purchaser Agent would constitute a violation of MAR, neither Parent nor any of its Subsidiaries shall be obliged to provide such information to Purchaser Agent (or any of the Purchasers) until such time as the earlier of (x) such withheld information no longer constitutes Inside Information and (y) the disclosure of such withheld information no longer constitutes a violation of MAR, at which time Parent  shall promptly provide the information to Purchaser Agent; provided that the foregoing shall not apply to any Exempted Disclosure or following the occurrence and during the continuance of an Event of Default with respect to any information in any way relating to such Event of Default.  If Parent reasonably determines, upon advice of external counsel, that the information may constitute Inside Information but may irrespectively be (x) passed to Purchaser Agent, (y) shared by Purchaser Agent to the Purchasers, and/or (z) passed to Purchaser Agent and, subject to Section 13.15(b), certain (but not all of) the Purchasers, (i) Parent shall inform Purchaser Agent thereof when sharing such information and (ii) Purchaser Agent and the Purchasers receiving such information shall agree to, subject to applicable Requirements of Law, keep the information confidential in accordance with Section 13.9 and not share such information with any of the other Purchasers that are prohibited from receiving such information pursuant to Section 13.15(b) until the information has been publicly disclosed by Parent or otherwise no longer constitutes Inside Information.

As used herein, “Exempted Disclosure” means any notices, reports or information (a) required to be provided pursuant to Section 2.2(c)(i), Section 2.2(e), Section 6.2(a)(iii)(A), Section 6.2(a)(iii)(B), Section 6.9(b), Section 6.6(e), Section 6.6(f) (solely with respect to cash and/or account balance in the accounts referenced thereunder), (b) otherwise required to be provided by the Obligors in connection with the grant, perfection and maintenance of a security interest in the Collateral or (c) related to the ability of Issuer or any other Obligor to repay the Obligations under the Note Documents, including, without limitation, the cash and Cash Equivalent balances or the cash burn of Parent and its Subsidiaries.

(b)Purchaser Agent may always share any Inside Information with its Affiliates who are Purchasers on a need-to-know basis. If non-Affiliates of Purchaser Agent are or become Purchasers and hold less than 33% of the aggregate commitments and outstanding principal amount of the Notes (after giving effect to such assignment), Purchaser Agent shall promptly notify Parent thereof, including the amount of Notes (and commitment, if any) acquired by such Purchaser, and Parent shall, if Inside

Information is shared with Purchaser Agent, inform Purchaser Agent of whether sharing such Inside Information with such Purchasers would reasonably be expected to be a violation of MAR.

ARTICLE XIV

TAX

Section 14.1Intended Tax Treatment. The parties hereto (i) agree that, for U.S. federal and applicable state and local income Tax purposes, each party shall treat the Notes as indebtedness issued under and subject to U.S. Treasury Regulation Section 1.1275-4(b) governing “contingent payment debt instruments”, (ii) intend that the provisions of Treasury Regulation 1.1275-2(a)(1) would apply, subject to the exceptions in Treasury Regulation 1.1275-2(a)(2), to treat any non-contingent payments as first, a payment of any accrued and any unpaid original issue discount at such time and second, a payment of principal (including for purposes of the rules applicable to “applicable high yield discount obligations”), and (iii) intend that the payments of interest under the Notes are solely contingent as to timing pursuant to Section 871(h)(4)(c)(i) therefore qualifying as “portfolio interest” within the meaning of Section 871(h)(2) of the Code and exempt from any deduction or withholding of taxes (clauses (i) through (iii), the “Intended Tax Treatment”). The parties hereto agree not to take and to not cause or permit their Affiliates to take any position inconsistent with the Intended Tax Treatment in any communication or agreement with any taxing authority or on any tax return or for any other tax purpose, unless required by applicable law or by a final “determination” within the meaning of Section 1313(a) of the Code. The parties hereto shall cooperate in good faith to determine the “comparable yield” (as such term is described in the U.S. Treasury Regulations governing contingent payment debt instruments) for the debt instrument within ninety (90) days following the date of this Agreement.

Section 14.2Withholding.

(a)On or prior to the Effective Date, each Purchaser and Purchaser Agent (including, for the avoidance of doubt, any successor or assign thereof) (each, a “Finance Party”) shall deliver to Issuer (i) in the case of a U.S. Finance Party, a duly completed and valid IRS Form W-9 or (ii) in the case of a Non-U.S. Finance Party (A) claiming treaty benefits under a double taxation treaty to which the United States is a party, a duly completed and valid IRS Form W-8BEN or IRS Form W-8BEN-E establishing a zero percent (0%) withholding rate with respect to all amounts payable hereunder pursuant to the “interest” article of such tax treaty, (B) claiming the benefits for the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Non-U.S. Finance Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code and (y) a duly completed and valid IRS Form W-8BEN or IRS Form W-8BEN-E, or (C) to the extent such Non-U.S. Finance Party is not the beneficial owner of any obligation under the Note Documents, a duly completed and valid IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Finance Party is a partnership and one or more direct or indirect partners of such Non-U.S. Finance Party are claiming the portfolio interest exemption, such Non-U.S. Finance Party may provide a certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner, (in each case ((i) through (v)), the “IRS Withholding Form”). Following the Effective Date, each Finance Party shall provide an updated IRS Withholding Form to Issuer upon expiration or obsolescence of any IRS Withholding Form.

(b)Provided that a Finance Party satisfies its obligation to deliver the IRS Withholding form pursuant to paragraph (a) of this Section 14.2, (i) all amounts payable hereunder to such Finance Party shall be paid without deduction or withholding for any taxes pursuant to any applicable law in effect on the Effective Date and (ii) to the extent such Finance Party is subject to any withholding taxes with respect to amounts payable hereunder pursuant to any applicable law in effect on the Effective Date or pursuant to a Change in Law, Issuer shall indemnify such Finance Party for any such taxes deducted or withheld and the sum payable by Issuer to such Finance Party shall be increased as necessary so that after such deduction or withholding has been made, such Finance Party receives an amount equal to what it would have received had no such deduction or withholding been made.

(c)If (i) a Finance Party is entitled to additional amounts pursuant to paragraph (b) of this Section 14.2 as a result of a challenge by a taxing authority based on the application of any applicable law in effect on the Effective Date to facts existing on the Effective Date and (ii) Issuer determines in good faith that a reasonable basis exists for contesting any such taxes required to be withheld by Issuer, each applicable Finance Party shall reasonably cooperate with Issuer in challenging such tax at Issuer’s sole expense, if so requested by Issuer.

(d)If any Finance Party is entitled to additional amounts pursuant to this Section 14.2, then such Finance Party shall use commercially reasonable efforts to assign its rights and obligations hereunder to one of its Affiliates or a third party, if, in the reasonable judgment of such Finance Party, such assignment (i) would eliminate or reduce amounts payable pursuant to this Section 14.2 in the future, and (ii) would not subject such Finance Party to any unreimbursed loss, cost or expense. Each Finance Party that sells a participation agrees to use commercially reasonable efforts to cooperate with Issuer to effectuate this Section 14.2(d) with respect to any participant. Issuer hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Finance Party in connection with any such assignment pursuant to this Section 14.2(d).

Section 14.3Stamp Taxes.  Issuer shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Note Document.

Section 14.4VAT.

(a)As used in this Section 14.3, “VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

(b)All amounts expressed to be payable under a Note Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 14.3(c) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Note Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(c)If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Note Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Note Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this clause (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(d)Where a Note Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(e)[Reserved].

(f)In relation to any supply made by a Finance Party to any Party under a Note Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

Section 14.5FATCA.

(a)As used in this Section 14.4:

“FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with); (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in clause (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in clause (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Note Document required by FATCA.

“FATCA Exempt Party” means a party that is entitled to receive payments free from any FATCA Deduction.

“US Tax Obligor” means: (a) an Issuer which is resident for tax purposes in the United States; or (b) an Obligor some or all of whose payments under the Note Documents are from sources within the United States for U.S. federal income tax purposes.

(b)Subject to Section 14.4(d) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)confirm to that other Party whether it is:

(1)a FATCA Exempt Party; or

(2)not a FATCA Exempt Party;

(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA at the time or times prescribed by law and as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(c)If a Party confirms to another Party pursuant to Section 14.4(b)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(d)Section 14.4(b) above shall not oblige any Finance Party to do anything, and Section 14.4(b)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)any law or regulation;

(ii)any fiduciary duty; or

(iii)any duty of confidentiality.

(e)If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Section 14.4(b)(i) or (b)(ii) above (including, for the avoidance of doubt, where Section 14.4(d) above applies), then such Party shall be treated for the purposes of the Note Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(f)If an Obligor is a US Tax Obligor or Purchaser Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Purchaser shall, within ten Business Days of:

(i)where an Original Issuer is a US Tax Obligor and the relevant Purchaser is an Original Purchaser, the date of this Agreement;

(ii)where an Obligor is a US Tax Obligor on a date on which any other Purchaser becomes a Party as a Purchaser, that date;

(iii)the date a new US Tax Obligor accedes as an Issuer; or

(iv)where an Obligor is not a US Tax Obligor, the date of a request from Purchaser Agent,

(g)supply to Purchaser Agent a valid and executed copy of IRS Form W-9 certifying that such Purchaser is a United States person, as such term is defined in Section 7701(a)(30) of the Code; or

(h)Purchaser Agent shall provide a valid and executed copy of such IRS Form W-9 it receives from a Purchaser pursuant to Section 14.4(g) above to the relevant Issuer.

(i)If any valid and executed copy of such IRS Form W-9 provided to Purchaser Agent by a Purchaser pursuant to Section 14.4(g) above is or becomes materially inaccurate or incomplete, that Purchaser shall promptly update it and provide a copy of such updated and valid IRS Form W-9 to Purchaser Agent unless it is unlawful for the Purchaser to do so (in which case the Purchaser shall promptly notify the Agent).  Purchaser Agent shall provide a copy of any such updated and valid IRS Form W-9 to the relevant Issuer.

(j)Purchaser Agent may rely on any valid and executed IRS Form W-9 it receives from a Purchaser pursuant to Section 14.4(f) above without further verification.  Purchaser Agent shall not be liable for any action taken by it under or in connection with Section 14.4(e), (f) or (i) above.

(k)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Each Party may request, and the other Party shall provide, any information as may be reasonably necessary to determine the amount of a FATCA Deduction.

(l)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify Issuer and Purchaser Agent and Purchaser Agent shall notify the other Finance Parties.

ARTICLE XV

DEFINITIONS

Section 15.1Definitions.  As used in this Agreement, the following terms have the following meanings:

“Account” means any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Obligor.

“Account Debtor” means any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

“Acquisition” means (a) any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets or shares or similar transaction having the same effect as any of the foregoing, (i) acquires any business or product or all or substantially all of the assets of any Person engaged in any business or any business, product, business line or product line, division or other unit operation of any Person, (ii) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body or (iii) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body and (b) any Product In-License.

“ADS” means Parent’s American Depositary Shares.

“Adverse Regulatory Event” means the occurrence of any of the following events or circumstances: (a) any Regulatory Authority has commenced any regulatory enforcement action, investigation or inquiry (other than routine or periodic inspections or post-marketing reviews), or has issued a warning letter, with respect to any Included Product or any Commercialization, Development or Manufacturing activities with respect thereto, including, without limitation, any such notice that requires (or is reasonably likely to require or cause) Parent or any of its Subsidiaries to discontinue, withdraw or recall the marketing or sale of any Included Product, or requires or causes (or is reasonably likely to require or cause) a cessation or delay in the manufacture or sale of any Included Product, which discontinuance, withdrawal, recall, cessation or delay will last (or is reasonably expected to last) in excess of ninety (90) days; (b) any Regulatory Authority commences any criminal, injunctive, seizure, detention, civil penalty or other enforcement action against Parent or any of its Subsidiaries; (c) Parent or any of its Subsidiaries enters into any consent decree, plea agreement or other settlement with any Regulatory Authority with respect to any Included Product or any Commercialization, Development or Manufacturing activity; or (d) Parent or any Subsidiary either (x) recalls any Included Product, or (y)  halts or discontinues the marketing or sale of any Included Product for a period of ninety (90) consecutive days or longer.

“Affected Interest Period” is defined in Section 2.3(e)(i).

“Affiliate” of any Person means a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Aggregate Asset Sale Repurchase Amount” is defined in Section 2.2(c).

“Agreed Security Principles” means the agreed security principles set forth on Exhibit A-2.

“Agreement” is defined in the preamble hereof.

“AIF” has the meaning given to the term under AIFMD Law.

“AIFM” has the meaning given to the term under AIFMD Law.

“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No 1060/2009 and (EU) No 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualifications).

“AIFMD Law” means (a) the AIFMD, and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Alexion” means Alexion Pharma Holding Unlimited Company, an unlimited liability company incorporated under the laws of Ireland.

“Alexion Arrangement” means the Alexion License Agreement, the Alexion Contribution Agreement, the Limited Partnership for ZP SPV 3 K/S dated February 7, 2020, the Shareholders' Agreement for ZP General Partner 3 ApS dated February 7, 2020, the Servicing Agreement between Parent, ZP SPV 3 K/S and Alexion Pharma International Operations Unlimited Company dated February 7, 2020, the Share Pledge Agreement for the shares held by Parent in ZP SPV 3 K/S dated February 7, 2020, the Share Pledge Agreement for the shares held by Parent in ZP General Partner 3 ApS dated February 7, 2020, the articles of association for ZP Holding SPV A/S and the articles of association for ZP General Partner 3 ApS.

“Alexion Contribution Agreement” means the Contribution Agreement, dated as of February 7, 2020, by and among Parent, ZP SPV 3 K/S and Alexion Pharma International Operations Unlimited Company, as amended, supplemented or otherwise modified prior to the Effective Date.

“Alexion License Agreement” means that certain Collaborative Research and License Agreement, dated as of March 20, 2019, by and between Parent and Alexion, as amended, supplemented or otherwise modified prior to the Effective Date.

“Alexion Licensed IP” means Intellectual Property licensed as of the Effective Date by Parent or any of its Subsidiaries to Alexion pursuant to the Alexion License Agreement that pertains to the Alexion Licensed Products.

“Alexion Licensed Products” means the Products directed at Complement Pathway Targets (each as defined in the Alexion License Agreement).

“Amended and Restated Intercompany Term Loan Agreement” means that certain Amended and Restated Intercompany Loan Agreement, dated as of the Effective Date, by and between Parent, as lender, and Issuer, as borrower.

“Annual Projections” is defined in Section 6.2(a)(iv).

“Anti-Corruption Laws” means all laws of any jurisdiction applicable to Parent or its Subsidiaries from time to time prohibiting bribery or corruption, including without limitation: (a) the United Kingdom Bribery Act 2010; (b) the United States Foreign Corrupt Practices Act of 1977; and (c) other similar laws, rules and regulations in other jurisdictions.

“Anti-Terrorism Laws” means any applicable laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the USA PATRIOT Act, (iii) the laws, regulations and Executive Orders administered by OFAC, (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any legislation or regulations applicable to any Party and relating to the fight against money laundering for capital arising from drug-trafficking and the activities of criminal organizations and counter-terrorist financing, (vi) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vii) any similar laws enacted in jurisdictions in which the parties to this agreement operate, addressing, relating to, or attempting to eliminate, terrorist acts.

“Applicable Margin” means 6.00%, subject to potential adjustment pursuant to Section 2.3(e).

“Applicable Rate” means a rate per annum equal to the sum of (a) the greater of (i) LIBOR (subject to LIBOR being replaced with the Prime Rate pursuant to Section 2.3(e)), and (ii) the LIBOR Floor (subject to the LIBOR Floor being replaced with the Prime Rate Floor pursuant to Section 2.3(e)) plus (b) the Applicable Margin; provided that, for the avoidance of doubt, the Applicable Rate shall never be less than 6.25% (including following implementation of a Benchmark Replacement and any Benchmark Replacement Conforming Changes); provided that this definition shall be modified (except as provided in the proviso in the immediately preceding sentence) as part of the Benchmark Replacement Conforming Changes.

“Approved Accounting Firm” means, any “Big Four” accounting firms, and any other independent certified public accounting firm acceptable to Purchaser Agent in its reasonable discretion.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Purchaser or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Purchaser.

“Asset Sale Repurchase Event” means any Transfer (other than a Permitted License) by any Obligor or any Subsidiary of any Specified Assets, or any issuance of Equity Interests by any Subsidiary that holds Specified Assets, in each case to any Person that is not a Full Obligor.

“Base LIBOR” means, with respect to any Interest Period for any Note, the rate for deposits in Dollars for three month LIBOR appearing on the applicable Bloomberg page (or on any successor or substitute page or service providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by Purchaser Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Benchmark Replacement” means the sum of (a) Term SOFR and (b) 0.26161% (26.161 basis points); provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Purchaser Agent acting reasonably may deem appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Purchaser Agent in a manner substantially consistent with market practice and its administration of other borrowers or issuers in its portfolio (or, if Purchaser Agent decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Purchaser Agent acting reasonably deem reasonably necessary in connection with the administration of this Agreement).

“Books” are Parent’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Parent’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information; provided that solely for purpose of Section 6.2(e) and Section 6.8, Books shall not include any books and records of the SPV Entities.

“Business Day” is any day of the year on which banks are open for business in New York, New York.

“Cash” means all cash and Cash Equivalents.

“Capital Lease” is any lease or similar arrangement which is of a nature that payment obligations of the lessee or obligor thereunder at the time are or should be capitalized and shown as liabilities (other than current liabilities) upon a balance sheet of such lessee or obligor prepared in accordance with IFRS.

“Capital Lease Obligations” are, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with IFRS, appear on a balance sheet of such lessee with respect to such Capital Lease.

“Cash Equivalents” are (i) securities issued or unconditionally guaranteed or insured by the United States of America, the Kingdom of Denmark, Germany, the United Kingdom or Canada or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America, the Kingdom of Denmark, Germany, the United Kingdom or Canada and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, the Kingdom of Denmark, Germany, the United Kingdom or Canada, maturing within 360 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or F-1 or better by Fitch Investor Services, (iii) time deposits and certificates of deposit maturing within 360 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America (or any state thereof), the Kingdom of Denmark, Germany, the United Kingdom or Canada (A) that has combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000) or (B) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc. or A or better by Fitch Investor Services, and (iv) money market funds that are SEC registered 2a-7 eligible only, have assets in excess of One Billion Dollars ($1,000,000,000), offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that, the Obligors will invest only in ‘no-load’ funds which have a constant One Dollar ($1.00) net asset value target.

“Cash Receipts” are, for any fiscal quarter, the actual cash receipts of Parent and its Subsidiaries during such fiscal quarter arising from the sale, distribution or licensing of the Included Products.

“Change in Law” means the occurrence, after the Effective Date (or, with respect to any successors or assigns of any Finance Party, after the date such Person acquires its interest hereunder) of (a) the adoption or taking effect of any law, rule, regulation or treaty or (b) any modification to any law, rule, regulation or treaty in effect on the Effective Date (or, with respect to any successors or assigns of any Finance Party, after the date such Person acquires its interest hereunder).

“Change of Control” is:

(a)(i) shares in Parent are acquired, directly or indirectly, by any Person or Persons acting in concert with such Person resulting in such Person or Persons obtaining “control” of Parent as defined in section 44 of the Danish Capital Markets Act or (ii) more than 50% of the shares in Parent are acquired, directly or indirectly (including via the acquisition or holding of ADSs), by any Person or Persons acting in concert (with “acting in concert” as defined in the Danish Capital Markets Act);

(b)a merger or consolidation of Parent with any Person in which the stockholders of Parent immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation at least fifty-one percent (51%) of the aggregate ordinary voting power entitled to vote for the election of directors of Parent represented by the issued and outstanding Equity Interests of the entity surviving or resulting from such consolidation;

(c)the Transfer in one or a series of transactions (whether or not related) of more than 49% of the consolidated assets of Parent and its Subsidiaries to Persons that are not Full Obligors;

(d)Parent ceases to own 100% of the equity interests of Issuer; or

(e)the occurrence of a change of control, “fundamental change” or other similar provision, as defined in any agreement or instrument evidencing any Indebtedness in an aggregate amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) triggering a default, a mandatory prepayment or other obligation to repurchase, redeem or repay such Indebtedness.

“Claims” are defined in Section 13.2.

“Clinical Trial” means any clinical or pre-clinical trial or study of the Included Products conducted by or on behalf of Parent or any of its Subsidiaries.

“Clinical Updates” means material information and developments with respect to each Clinical Trial, including, without limitation, any serious adverse event in any Clinical Trial.

“Code” is the Internal Revenue Code of 1986, as amended, or any successor federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final or temporary.

“Collateral” is any and all properties, rights and assets of Obligors described on Exhibit A-1.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Parent or any Subsidiary at any time (other than any Excluded Account).

“Commercial Updates” means material information and developments with respect to the Obligors’ Commercialization plans and prospects for the Included Products.

“Commercialization” means any and all activities, other than manufacturing, directed to the preparation for sale of, or sale of any product, including activities related to marketing, promoting, distributing, and importing such product, and interacting with any Regulatory Authority regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

“Commitment” is, for any Purchaser, the obligation of such Purchaser to purchase Notes, up to the principal amount shown on Schedule 1.1.  “Commitments” means the aggregate amount of such commitments of all Purchasers.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commitment Termination Date” is the earliest of (i) (a) with respect to the First Purchase, the First Purchase Date, and (b) with respect to the Second Purchase, the earlier of (1) December 31, 2023 (or such later date as specified in writing by the Required Purchasers in their sole discretion) and (2) the purchase of Fifty Million Dollars ($50,000,000) of principal amount of Notes pursuant to the Second Purchase, (ii) the occurrence of a Change of Control, (iii) the redemption or repurchase by Issuer in full of all outstanding Notes, (iv) the payment to the Purchasers of the Repayment Amount, and (v) the termination of the Commitments pursuant to Section 9.1.

“Commodity Account” is any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.

“Communication” is defined in Article X.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business, typical contractual indemnities provided in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control Agreement” is any control agreement entered into among the depository institution at which Issuer or any Obligor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Parent or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Parent and such Subsidiary, and Purchaser Agent pursuant to which Purchaser Agent obtains control (within the meaning of the UCC or any other perfection regime) for the benefit of the Secured Parties over such Deposit Account, Securities Account, or Commodity Account; provided that such agreement shall only be required to provide for customary “springing” control.

“Controlled Account” means a Collateral Account, which is subject to a Control Agreement or another instrument in favor of Purchaser Agent, in each case satisfactory to Purchaser Agent, which provides Purchaser Agent with a first priority (subject solely to Permitted Liens identified in clause (g) of the definition thereof) perfected Lien in such Collateral Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Corporate Benefit and Other Limitations” means, with respect to any Guaranty or the grant or perfection of any security interest by any Foreign Obligor, any limitations on such Guaranty or such grant or perfection imposed pursuant to the Agreed Security Principles (other than limitations that do not impair the rights and remedies of the Secured Parties more than analogous restrictions imposed under the laws of the United States as reasonably determined by Purchaser Agent).

“Cross-Default Reference Obligation” is defined in the definition of “Permitted Convertible Notes.”

“Danish Collateral Documents” means, collectively, (a) each of the documents listed in Exhibit A-3 and (b) any other Danish law governed security documents, which security documents shall be in form and substance reasonably satisfactory to Purchaser Agent.

“Danish Form of Share Charge Agreement” means the form of share charge agreement attached hereto as Exhibit A-4.

“Danish Guarantor” is defined in Section 12.10.

“Default” is any event that upon the giving of notice, the passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(c).

“Deposit Account” is any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Designated Accounts” means, collectively, the Designated Deposit Account and, solely from and after the date a Control Agreement is entered into in respect thereof, the Designated Securities Account.

“Designated Deposit Account” is Issuer’s Deposit Account, account number ****, maintained with Silicon Valley Bank, and any successor Deposit Account designated by Issuer as such by written notice to Purchaser Agent; provided that the Designated Deposit Account shall be (a) a segregated account used solely to receive, hold and, to the extent permitted by this Agreement, disburse cash proceeds of the Purchases, (b) located in the United States (or another jurisdiction approved in writing by Purchaser Agent in its sole discretion), (c) held with a financial institution that meets the requirements set forth in clause (iii) of the definition of “Cash Equivalents”, and (d) at all times subject to a Control Agreement (or the equivalent in the applicable jurisdiction) and an ACH authorization in favor of Purchaser Agent.

“Designated Securities Account” is Issuer’s Securities Account, account number ****, maintained with Silicon Valley Bank, and any successor Securities Account designated by Issuer as such by written notice to Purchaser Agent; provided that the Designated Securities Account shall be (a) a segregated account used solely to receive, hold and, to the extent permitted by this Agreement, disburse cash proceeds of the Purchases, (b) located in the United States (or another jurisdiction approved in writing by Purchaser Agent in its sole discretion), (c) held with a financial institution that meets the requirements set forth in clause (iii) of the definition of “Cash Equivalents”, and (d) at all times subject to a Control Agreement (or the equivalent in the applicable jurisdiction) and an ACH authorization in favor of Purchaser Agent.

“Development” means all activities related to discovery, research and development of a product, including creation and prosecution of Intellectual Property, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of applications for Regulatory Approval, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such product. When used as a verb, “Develop” means to engage in Development.

“Disputes” is defined in Section 5.11(d).

“Disqualified Equity Interests” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 181 days after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to this definition, in each case at any time on or prior to 181 days after the Maturity Date, or (c) contains any repurchase obligation or provides for mandatory distributions which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 181st day after the Maturity Date shall not constitute Disqualified Equity Interests if the payment upon such redemption is contractually subordinated in right of payment to the Obligations.

“Distressed Debt Investor” means, as reasonably determined by Purchaser Agent, any investor or investment fund specializing in distressed debt and a majority of whose investment portfolio at all times consists of distressed debt; provided, that for the avoidance of doubt, any investment fund that is not itself a Distressed Debt Investor, but whose parent or operator also owns or operates one or more investment funds that are Distressed Debt Investors, shall not be deemed to be a Distressed Debt Investor.

“DKMA” means the Danish Medicines Agency (in Danish: Lægemiddelstyrelsen) and any successor agency thereto.

“Dollars,” “dollars” and “$” each are lawful money of the United States.

“Early Opt-in Election” means the occurrence of: (a) (i) a determination by Purchaser Agent or (ii) a notification by the Required Purchasers to Purchaser Agent (with a copy to Issuer) that the Required Purchasers have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.3(e)(iii), are being executed or amended, as applicable, to incorporate or adopt a the Benchmark Replacement to replace LIBOR, and (b) (i) the election by Purchaser Agent or (ii) the election by the Required Purchasers to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Purchaser Agent of written notice of such election to Issuer and the Purchasers or by the Required Purchasers of written notice of such election to Purchaser Agent.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” means (i) a Purchaser, (ii) an Affiliate of a Purchaser, (iii) an Approved Fund, (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case of this clause (iv), which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Purchaser or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000), and (v) any Person deemed an Eligible Assignee by the Required Purchasers; provided, that notwithstanding the foregoing, (a) “Eligible Assignee” shall not include any Person that is an Affiliate or Subsidiary of Parent or a direct competitor of the Obligors, each as reasonably determined by Purchaser Agent, (b) a Distressed Debt Investor or (c) listed on the Disqualified Lender List attached hereto as Schedule 13.1.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Environmental Claims” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Material Activity.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) to the extent related to Hazardous Material Activity, occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Parent or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, Fixtures, Goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interest” means, with respect to any Person, any and all shares (including any American Depository Shares, each representing one or more of such shares), interests, partnership interests (whether general or limited), membership interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such Person; provided that Equity Interest shall not include any Permitted Convertible Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code and Sections 414(b), (c), (m) and (o) of the Code for purposes or Section 4001(b) of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by an Obligor or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules;

(c) the incurrence by an Obligor or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by an Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; (j) the engagement by any Obligor or ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Obligor pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“Eurocurrency Reserve Requirements” for any day, means the aggregate (without duplication) of the maximum rates (expressed as a fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Event of Default” is defined in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means, collectively, (a) any Deposit Account of any Obligor that is used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Parent’s or any of its Subsidiaries’ employees and (b) any escrow accounts, Deposit Accounts and trust accounts that are pledged or otherwise encumbered pursuant to clauses (m) and (n) of the definition of Permitted Liens.

“Excluded Subsidiary” means (a) any SPV Entity, (b) any Subsidiary to the extent such Subsidiary is prohibited by any Requirement of Law or by any contractual obligation existing on the Effective Date (or, if later, the date of acquisition or formation of such Subsidiary) (provided such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Obligations, (c) any Subsidiary that would require any Governmental Approval in order to guarantee the Obligations only if such Governmental Approval has not been received or obtained after such Subsidiary has used commercially reasonable efforts to obtain such Governmental Approval, and (d) any other Subsidiary excluded in accordance with the Agreed Security Principles and acknowledged by Purchaser Agent in writing (such acknowledgement not to be unreasonably withheld, conditioned or delayed).

“Exempted Disclosure” is defined in Section 13.15(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Obligor or any of its Subsidiaries.

“Facility Office” means, with respect to each Purchaser, the office or offices through which it will perform its obligations under the Note Documents.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Parent.

“FCA” is defined in Section 2.3(a)(iii).

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“First Purchase” is defined in Section 2.1(a).

“First Purchase Date” means the Purchase Date in respect of the First Purchase, which shall occur no later than December 31, 2021 (or such later date as specified in writing by the Required Purchasers in their sole discretion).

“Foreign Collateral Documents” means the Danish Collateral Documents and any other documents governed by the laws of a jurisdiction other than the United States or any territory thereof.

“Foreign Obligor” means Parent and any Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by Parent or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).

“Full Obligor” means any Obligor that is not a Limited Guarantor.

“General Intangibles” means all “general intangibles” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, Payment Intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Glepaglutide” means that certain GLP-2 analog product, as described in further detail on Schedule 15.1(a).

“Glepaglutide Primary Indication” means the treatment of adult patients with short bowel syndrome via auto-injector to be administered once or twice weekly pursuant to an FDA approved label demonstrating, in the sole discretion of the Required Purchasers, that Glepaglutide is at least as effective and safe as Gattex® (teduglutide).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority (including, without limitation, the FDA, the EMA, the MHRA, the DKMA and any similar state or foreign Governmental Authority).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means Parent, each Subsidiary listed on the signature pages hereof as a “Guarantor,” and each other Person that is a guarantor of the Obligations under a Guaranty, including, without limitation, a Person that becomes a guarantor pursuant to a Guarantee Assumption Agreement.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit E by a Person that, pursuant to Section 6.12, is required to become a “Guarantor” hereunder; provided that any Guarantee Assumption Agreement by a foreign Subsidiary shall be subject to the Agreed Security Principles.

“Guaranty” means the guaranty set forth in Article XII and/or any guarantee of all or any part of the Obligations in form and substance satisfactory to Purchaser Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“IBA” is defined in Section 2.3(a)(iii).

“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Institute of Public Accountants in Denmark or any successor to either such entity, or the SEC, as the case may be), as in effect from time to time.

“Included Products” means all compounds, chemical entities, pharmaceutical products and medical devices (including software) being designed, developed, owned, licensed, manufactured or commercialized by Parent or any Subsidiary (other than an SPV Entity) from time to time (excluding, for the avoidance of doubt, the Alexion Licensed Products and Sanofi Licensed Products, in each case, as such terms are defined as of the date hereof).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations and synthetic lease obligations of such person; (g) all liability or obligations of such Person in respect of hedging agreements and other derivative contracts (for the net amount owed by such Person thereunder), (h) all Contingent Obligations of such Person; (i) all liability and obligations of such Person under guaranteed minimum purchase, take or pay or similar performance requirement contracts, (j) all liability and obligations under receivables factoring, receivable sales or similar transactions or arising under revenue interest agreements, royalty financing agreements or similar financings, (k) all liability and obligations for milestone payments, royalty payments, upfront payments, license payments and similar payments pursuant to any License Agreement, research and development agreement, collaboration or development agreement or merger or acquisition agreement, and (l) Disqualified Equity Interests. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) (X) in the case of Parent or any Subsidiary or Affiliate of Parent, the Fair Market Value of the property encumbered thereby and (Y) in the case of any other Person, the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Inside Information” means “Inside information” as defined under MAR.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, the Danish Bankruptcy Act (in Danish: konkursloven), or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all domestic, foreign and multinational intellectual property and other proprietary rights of any kind or nature, whether registered or unregistered and whether registrable or not, protected, created or arising under any law, including any and all rights in: proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application); Patents; Trademarks, trade names, service marks, trade dress, logos, slogans, including all goodwill associated therewith; domain names; Copyrights and all applications thereof; and all rights in works of authorship of any type, in all forms or media, designs rights, registered designs, database rights and rights in compilations of data.

“Intellectual Property Updates” means a summary of any new Patents, trademarks or copyrights issued or patent, trademark or copyright applications filed, amended or supplemented, by Parent or any Subsidiary (in form sufficient to allow Purchaser Agent to prepare appropriate filings in respect thereof to protect its Liens thereon), together with any material information or developments with respect to the Material Patents.

“Intercompany Agreement” means each of the Intercompany Distribution Agreement, the Intercompany IP License, the Intercompany Supply Agreement and the Amended and Restated Intercompany Term Loan Agreement.

“Intercompany Distribution Agreement” means that certain Distribution Agreement, dated as of April 20, 2020, by and between Parent, as supplier, and Issuer, as distributor.

“Intercompany IP License” means that certain License Agreement, dated as of the Effective Date, by and between Parent, as licensor, and Issuer, as licensee.

“Intercompany Supply Agreement” means that certain Supply Agreement, to be entered into by and between Parent and Issuer, on or prior to the First Purchase Date, in form and substance satisfactory to Purchaser Agent.

“Interest Period” means, with respect to each Note, (a) initially, the period commencing on the Purchase Date of such Note and ending on the last day of the calendar quarter in which such Purchase Date occurs, and (b) thereafter, each period beginning on the first day following the end of the immediately preceding Interest Period and ending on the last day of the next succeeding calendar quarter.

“Inventory” means all “inventory” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests or other securities), (b) any loan, advance, extension of credit, capital contribution or similar payment to any Person, (c) the incurrence of any Contingent Obligation or the assumption of any liabilities of any other Person, (d) any Acquisition, (e) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, and (f) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with IFRS. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRS” means the United States Internal Revenue Service.

“IRS Withholding Form” is defined in Section 14.2.

“Issuer” is defined in the preamble hereof.

“LIBOR” means, with respect to any Interest Period for any Note, the greater of (i) the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula: LIBOR = Base LIBOR / (1.00 – Eurocurrency Reserve Requirements); and (ii) 0.00%.

“LIBOR Floor” is 0.25%.

“License Agreement” means any existing or future license, commercialization, co-promotion, collaboration, distribution, marketing or partnering agreement entered into before or during the term of this Agreement by any Obligor or any Affiliate thereof that grants a license, covenants not to sue, or other similar rights with respect to any Product Intellectual Property.

“Licensees” means, collectively, the licensees and any sublicensees under any License Agreement; each a “Licensee”.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Limited Guarantor” means (i) any Danish Guarantor and (ii) any Guarantor whose Guaranteed Obligations, or the grant or perfection of a security interest in whose assets, are limited by Corporate Benefit and Other Limitations.

“Liquidity” means, at any time, the aggregate amount of cash and Cash Equivalents held by Issuer and its Subsidiaries in the Designated Accounts; provided that with respect to the definition of “Cash Equivalents,” each clause thereof that makes reference to the United States of America, the Kingdom of Denmark, Germany, the United Kingdom and Canada shall, for purposes of this definition, be read to refer to the United States of America only.

“Liquidity Covenant Release Condition” means receipt by Purchaser Agent of evidence satisfactory to Purchaser Agent in its sole reasonable discretion, which evidence shall be delivered together with a Compliance Certificate provided pursuant to Section 6.2, that (a) no Default or Event of Default has occurred and is continuing, (b) trailing six (6) month Net Sales from the sale of Included Products (excluding sales of V-Go) exceeded Fifty Million Dollars ($50,000,000), and (c) the Obligors have, to Purchaser Agent’s satisfaction, provided a perfected first priority (subject only to Permitted Priority Liens) security interest in favor of Purchaser Agent  in all of the Collateral, except for Collateral Accounts expressly permitted to be located in the Kingdom of Denmark pursuant to Section 6.6(a).

“Liquidity Covenant Release Option” means Issuer’s option, subject to the Obligors’ compliance with Section 6.6(g) and satisfaction of the Liquidity Covenant Release Condition, to release the Obligors from the covenant set forth in Section 6.15.

“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of any product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

“MAR” means the Market Abuse Regulation (Regulation (EU) No 596/214), as in effect in the Kingdom of Denmark.

“Market Capitalization” means, as at any date of determination, the product of (X) the number of issued and outstanding shares of ordinary shares of Parent on such date multiplied by (Y) the closing price per share of such ordinary shares (or if such ordinary shares are represented by ADSs, the closing price of such ADSs multiplied by the number of ordinary shares represented by each ADS).

“Marketing Approval” means, with respect to any Included Product in any country, approval from the applicable Regulatory Authority sufficient for the promotion and sale of such Included Product in such jurisdiction in accordance with applicable law, including, without limitation, the approval by the FDA of a U.S. New Drug Application for such Included Product.

“Material Adverse Change” means a material adverse effect on (a) the business, operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Note Documents and the Intercompany Agreements, (c) the ability of Issuer or any other Obligor to perform any of its material obligations under the Note Documents and the Intercompany Agreements, (d) the rights or remedies of Purchaser Agent or any Purchaser under any of the

Note Documents, or (e) the validity, perfection (except to the extent permitted under this Agreement) or required priority of Liens in favor of Purchaser Agent for the benefit of the Secured Parties (except to the extent resulting solely from any actions or inactions on the part of Purchaser Agent and the Purchasers despite timely receipt of information regarding Parent and its Subsidiaries as required by this Agreement).

“Material Agreement” means: (a) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to Parent or its Affiliates that involves the Development, Manufacture, or Commercialization of any Included Product; (b) any development agreement, collaboration agreement, marketing agreement, co-promotion agreement, License Agreement or other license agreement, option agreement, partnering agreement or similar agreement with respect to Parent or its Affiliates related to the Development, Manufacture, or Commercialization of any Included Product (provided that the foregoing shall exclude any development agreements under which payments or receipts are and are anticipated to be less than One Million Dollars ($1,000,000)); or (c) any other agreement with respect to Parent or any Subsidiary relating to any Material Patent or Included Product, for which breach, non-performance or failure to renew by Parent or its Affiliates or the respective counterparty could reasonably be expected to result in a Material Adverse Change.  “Material Agreement” shall include, without limitation, all of the Intercompany Agreements.

“Material Patents” is defined in Section 5.11(c).

“Material Product Agreements” means, collectively, the Material Agreements set forth on Schedule 3.2.

“Maturity Date” means the earlier of (i) the seventh (7th) anniversary of the First Purchase Date, and (ii) the date six months prior to the stated maturity date, or first stated repurchase date, of any Permitted Convertible Notes.

“MHRA” means the Medicines and Healthcare products Regulatory Authority in the United Kingdom or any successor agency thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.

“Multiple Employer Plan” means a Plan with respect to which any Obligor or ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means the amount of all Cash proceeds, plus the fair market value of any non-cash proceeds as determined by Purchaser Agent, acting reasonably (including, in each case, deferred and/or contingent compensation) received (directly or indirectly) by or on behalf of an Obligor or any Subsidiary (if on behalf, then for the account of such Obligor or such Subsidiary), or distributable to an Obligor or any Subsidiary, from time to time, as a result of an Asset Sale Repurchase Event, after deducting therefrom, without duplication, (a) reasonable fees, commissions, expenses and other direct costs related thereto and required to be paid or payable by such Obligor in connection with such Asset Sale Repurchase Event, and (b) taxes paid, payable, or determined by such Obligor to be payable or attributable for payment in connection with such transaction to any taxing authorities by such Obligor, to the extent then paid or payable and directly attributable to such transaction in the taxable year in which such Asset Sale Repurchase Event occurs, (c) any cash reserves required to be maintained by such Obligor in connection with such transaction in accordance with GAAP or applicable law, and (d) to the extent set forth in the definitive documentation for such Asset Sale Repurchase Event and approved by the Purchaser Agent at the time of such Asset Sale Repurchase Event, any such proceeds constituting reimbursement of Development or other costs incurred by the Obligors in connection with and pursuant to the terms of the definitive documentation for such Asset Sale Repurchase Event; provided that, in each case, when any reserve for fees, commissions, expenses, costs, taxes or other amounts or any portion thereof is no longer required to be maintained, or upon any refund of any fees, commissions, expenses, costs or taxes, such amount shall be considered Net Proceeds then received, and provided further, that Issuer shall, at Purchaser Agent’s request, provide such calculations or evidence of costs deducted in arriving at Net Proceeds as Purchaser Agent may require to confirm the calculation of Net Proceeds in accordance with the foregoing.

“Net Sales” means, for any relevant fiscal period, consolidated net revenue of Parent and its Subsidiaries properly recognized and reported under IFRS, consistently applied, during such period.

“Non-U.S. Finance Party” means any Finance Party that is not a U.S. Finance Party.

“Note Documents” means, collectively, this Agreement, the Notes, the Foreign Collateral Documents, each Guaranty, the Perfection Certificate, each Compliance Certificate, each Purchase Notice, any subordination agreements, notes or guaranties executed by Issuer or any other Obligor and any other present or future agreement entered into by Issuer, any Guarantor or any other Person, in each case, for the benefit of the Secured Parties in connection with this Agreement; all as amended, restated, or otherwise modified.

“Note Record” means a record maintained by each Purchaser with respect to the outstanding Obligations owed by Issuer to Purchaser and credits made thereto.

“Notes” means the senior secured notes issued from time to time pursuant to this Agreement.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to Purchaser Agent or any Purchaser, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Note Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all principal, interest and other amounts owing under any Note, all Revenue Participation Payments and the Repayment Amount, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding and (ii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Note Document.

“Obligors” means, collectively, Issuer and the Guarantors.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“On-Site Collateral” means the Collateral, other than any portion thereof consisting of (a) mobile equipment such as laptop computers and mobile telephones in the possession of any Obligor’s employees or agents, (b) assets out for repair, (c) Inventory or other goods in transit, (d) Inventory or other goods that are not finished goods or constitute work-in-progress, raw materials, or goods which are not of a type held for sale, in each case held by or on behalf of contract manufacturers in connection with the manufacturing thereof, and (e) Inventory solely to the extent such Inventory is being used to conduct ongoing Development.

“Operating Documents” means, for any Person, such Person’s formation documents, and, (a) if such Person is a corporation, its constitutional documents or bylaws in current form, (b) if such Person is a limited liability company, its certificate of incorporation, memorandum and articles of association, limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. For any Person organized or incorporated in Denmark, its “Operating Documents” shall consist of its articles of association (vedtægter).

“Parent” is defined in the preamble hereof.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, revisions, extensions and continuations-in-part of the same and including all foreign equivalents.

“Payment Date” means each March 31, June 30, September 30 and December 31, commencing on the first such date to occur following the First Purchase Date.

“Payment in Full” means all Obligations (other than inchoate indemnity obligations) have been fully repaid in cash and all Commitments have been terminated.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any Obligor or ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Acquisition” means an Acquisition approved in writing by the Required Purchasers in their sole discretion.  Notwithstanding anything to the contrary contained herein, in order for any acquisition of Equity Interests or assets of another Person to constitute a Permitted Acquisition, (a) within fifteen (15) days of the closing of such Permitted Acquisition, Issuer (or such other Obligor or Subsidiary thereof making such Permitted Acquisition) and the target shall have executed such documents and taken such actions as may be required under Section 6.12; and (b) the Obligors shall have delivered to Purchaser Agent and Purchasers, in form and substance satisfactory to Purchaser Agent and Purchasers and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition as Purchaser Agent and Purchasers shall reasonably request, including, without limitation, a certificate of the chief financial officer of Parent certifying compliance with the terms of the Note Documents (before and after giving effect to such Permitted Acquisition).

“Permitted Convertible Notes” means unsecured Indebtedness of Parent or an Obligor formed for the purpose of issuing such Indebtedness in the form of senior subordinated convertible or exchangeable notes; provided that such convertible or exchangeable notes shall (a) be convertible into, or exchangeable for, Equity Interests (other than Disqualified Equity Interests) of Parent and/or cash (in an amount determined by reference to such Equity Interests); provided that Parent or such Obligor shall have the right to elect to settle all such conversions or exchanges in such Equity Interests (together with cash in lieu of fractional Equity Interests) and Parent or such Obligor shall not elect cash or combination settlement upon conversion or exchange, (b) not be guaranteed by any Subsidiary of Parent, (c) not provide for any scheduled amortization or mandatory prepayment of principal prior to the stated maturity thereof (other than customary payments upon a “change of control” or “fundamental change” (it being understood that conversion or exchange of any such Indebtedness shall not be considered a prepayment for purposes this clause (c))), (d) contain subordination provisions substantially in the form as set forth on Exhibit F or as otherwise approved by Purchaser Agent in its sole discretion, (e) specifically designate this Agreement and all Obligations as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (d) of this definition specifically refer to such notes as being subordinated to the Secured Obligations pursuant to such subordination terms, (f) not contain any financial maintenance or negative covenants, (g) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights, redemption rights and offer to repurchase rights, in each case, as are typical and customary for convertible notes issued in public or Rule 144A offerings by non-distressed issuers, and (h) if the terms thereof contain any cross-default or cross-acceleration event of default (each howsoever defined) provision relating to indebtedness or other payment obligations of Parent or any of its Subsidiaries (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”), contain a cure period of at least thirty (30) calendar days after written notice to the issuer of such convertible or exchangeable notes by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of the Indebtedness then outstanding under such convertible or exchangeable notes before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Distributions” means:

(a)repurchases of Parent’s shares to cover Parent’s or a Subsidiary’s obligations under existing and future employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, incentive plans, management participation plans or similar plans; provided that from and after Issuer’s exercise of the Liquidity Covenant Release Option, such repurchases shall not exceed 2% of Parent’s Market Capitalization (measured at the time of each applicable repurchase) during any fiscal year, unless, after giving effect to any applicable repurchase, U.S. Obligors will hold Cash in Controlled Accounts located in the United States in an amount at least equal to one year’s trailing operating expenses of Parent and its Subsidiaries, measured as of the last day of, and determined based on, the most recently ended quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 6.2(a)(i) or 6.2(a)(ii), as applicable.

(b)repurchases of Equity Interests deemed to occur upon the cash-less or net exercise of stock options, warrants or other convertible or exchangeable securities;

(c)repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting or exercise thereof; and

(d)dividends or distributions by any Subsidiary of an Obligor to an Obligor;

(e)dividends solely in ordinary shares of Parent; and

(f)dividends paid in cash by an SPV Entity to its direct parent, solely to the extent made in accordance with the Alexion Arrangement or the Royalty Pharma Arrangement, as applicable.

“Permitted Indebtedness” means:

(a)the Obligors’ Indebtedness to the Purchasers and Purchaser Agent under this Agreement and the other Note Documents;

(b)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate delivered on or prior to the Effective Date;

(c)Permitted Convertible Notes;

(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)Indebtedness consisting of Capitalized Lease Obligations and purchase money Indebtedness, in each case incurred by Parent or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time;

(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)Contingent Obligations of Parent and its Subsidiaries in respect of Indebtedness otherwise permitted hereunder of Parent and any Subsidiary;

(h)Indebtedness incurred by Parent or its Subsidiaries to finance the payment of insurance premiums;

(i)Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to Parent or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;

(j)Contingent Obligations (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business but excluding guaranties with respect to any obligations for borrowed money;

(k)Indebtedness comprising Investments permitted by clause (e) of Permitted Investments; provided that any obligations of an Obligor owing pursuant to this clause (k) shall be subordinated to the Obligations;

(l)Indebtedness consisting of obligations in respect (i) of purchase price adjustments in connection with the disposition of assets or acquisition of assets permitted hereunder or (ii) any earn-out,

milestone or other contingent consideration in connection with a Permitted Acquisition, so long as no Event of Default has occurred and is continuing at the time of the incurrence thereof;

(m)Indebtedness incurred in respect of credit card processing services, credit or debit cards, stored value cards (including so-called “procurement cards” or “P cards”), or any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements, in each case, incurred in the ordinary course of business; provided that the aggregate amount of all such Indebtedness shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(n)reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Parent or a Subsidiary for real estate purposes in the ordinary course of business in a face amount up to One Hundred Thousand Dollars ($100,000), and otherwise in a face amount not to exceed Two Hundred Thousand Dollars ($200,000) at any time outstanding;

(o)Indebtedness of the SPV Entities expressly permitted by clause (e)(ii)(X) of the definition of Permitted Investments;

(p)Indebtedness arising under clause (k) of the definition thereof incurred in connection with a Permitted Acquisition; and

(q)other Indebtedness (other than Indebtedness incurred by an SPV Entity) in an aggregate amount at any time not to exceed One Million Dollars ($1,000,000).

“Permitted Investments” means:

(a)Investments existing on the Effective Date and disclosed on the Perfection Certificate delivered on or prior to the Effective Date;

(b)Investments consisting of cash and Cash Equivalents, in each case held in Collateral Accounts maintained in compliance with Section 6.6;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)Investments in connection with Transfers permitted by Section 7.1 (other than Asset Sale Repurchase Events);

(e)(i) Investments by Obligors in other Obligors (other than any SPV Entity); provided that Investments by Full Obligors in Limited Guarantors shall not exceed One Hundred Thousand Dollars ($100,000) at any time outstanding and (ii) Investments in SPV Entities (X) in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during any fiscal year, which Investments shall be made solely (1) to the extent paid in cash, for the purpose of, and to the extent necessary for, covering operating expenses of the SPV Entities, and (2) otherwise as and to the extent consistent with the Alexion Arrangement and the Royalty Pharma Arrangement (each as in effect on the Effective Date), and (Y) (A) prior to the exercise of the Liquidity Covenant Release Option, in an unlimited amount, and (B) thereafter, in an amount not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate during the life of this Agreement (including amounts Invested after the Effective Date but before the exercise of the Liquidity Covenant Release Option, which Investments shall be made solely for the purpose of, and to the extent necessary for, the defense or enforcement of Intellectual Property owned by the SPV Entities;

(f)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for (i) and (ii) in any fiscal year;

(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)Investments consisting of notes receivable, prepaid royalties and other credit extensions in the ordinary course of business in an aggregate amount at any time not to exceed One Hundred Thousand Dollars ($100,000);

(i)Permitted Acquisitions;

(j)Investments consisting of trade credit extended in the ordinary course of business;

(k)Investments by Parent in the form of the contribution of Licensed IP (as defined in the Alexion Agreement) to ZP SPV 3 K/S to the extent required by clause 8.1 of the Alexion Contribution Agreement, which Licensed IP relates solely to Parent’s complement inhibitor technology and is in no way related to any other Included Product; and

(l)other Investments (other than any Investment in an SPV Entity) in an aggregate amount at any time not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

“Permitted Licenses” means (a) any License Agreement involving the Commercialization of the Included Products exclusively outside of the United States and Europe; provided that (i) the License Agreement is not a Restricted License and constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property; and (ii) all upfront payments, royalties, milestone payments or other proceeds arising from the License Agreement that are payable to Parent or any Subsidiary are paid to a Controlled Account; (b) any License Agreement relating to any Included Products acquired in a Permitted Acquisition permitted under this Agreement; provided that such License Agreement existed at the time of such Permitted Acquisition and was not entered into in connection with or anticipation of such Permitted Acquisition; (c) any license granted to any Third Party for the Manufacture of any product or otherwise granted to a contract to a vendor or service provider in order to provide services for the benefit of Parent or its Affiliates but granting no rights to sell, offer to sell, have sold or otherwise Commercialize any Included Product and (d) any sponsored research or similar agreement providing for the Development of any product that does not grant the counterparty any right to sell, offer to sell, have sold or otherwise Commercialize any Included Product.

“Permitted Liens” means:

(a)Liens existing on the Effective Date and disclosed on the Perfection Certificate delivered on or prior to the Effective Date or arising under this Agreement and the other Note Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Parent or the applicable

Subsidiary maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Code;

(c)Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property other than the property (and Proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)leases or subleases of real property granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Product Intellectual Property) granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Purchaser Agent or any Purchaser a security interest therein;

(g)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Obligors’ deposit accounts or securities accounts held at such institutions provided such accounts are maintained in compliance with Section 6.6 hereof;

(h)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(i)Permitted Licenses;

(j)easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(k)Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted under this Agreement;

(l)Liens that secure Indebtedness existing on any property prior to a Permitted Acquisition or existing on any property of any Person that becomes an Obligor, provided that such lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person becoming an Obligor and such Lien shall secure only those obligations which it secured on the date of such Permitted Acquisition or that such Person becomes an Obligor;

(m)Liens on Cash deposits securing Indebtedness permitted pursuant to (i) clause (m) of the definition of “Permitted Indebtedness”; provided that the aggregate amount of such Cash deposits does not exceed Five Hundred Thousand Dollars ($500,000), and (ii) clause (n) of the definition of the definition of “Permitted Indebtedness”; provided that the amount of such Cash deposits in respect of any letter of credit does not exceed 105% of the face amount thereof;

(n)security deposits in connection with real property leases;

(o)Liens arising from the filing of any precautionary financing statement, to the extent the underlying obligations are not prohibited under this Agreement;

(p)Liens pursuant to the Royalty Pharma Arrangement as of the date hereof and Liens pursuant to the Alexion Arrangement as of the date hereof on Alexion Licensed IP that relates solely to Parent’s complement inhibitor technology and is in no way related to any other Included Product; and

(q)other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed Five Hundred Thousand Dollars ($500,000).

“Permitted Priority Liens” means Permitted Liens identified in clauses (a), (c), (e), (f), (g), (j), (l), (m), (n) and (p) of the definition thereof and, solely with respect to Foreign Obligors, Permitted Liens that have statutory priority to properly perfected security interests under applicable Requirements of Law.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), maintained for employees of Parent or any of its Subsidiaries, or any such plan to which Parent or any of its Subsidiaries required to contribute on behalf of any of its employees or with respect to which Parent or such Subsidiary has any liability.

“Prepaid Amounts” are the amounts specified in Section 2.2(c) and Section 2.2(f).

“Prime Rate” means, for any day, the per annum rate of interest in effect for such day quoted by the Wall Street Journal as the “prime rate”.

“Prime Rate Floor” means, a rate equal to (a) if LIBOR prior to the time of LIBOR’s replacement by the Prime Rate (pursuant to Section 2.3(e)) was less than or equal to the LIBOR Floor at such time, the sum of (i) the Prime Rate in effect at such time of replacement plus (ii) the LIBOR Floor minus LIBOR and (b) if LIBOR prior to the time of LIBOR’s replacement by the Prime Rate (pursuant to Section 2.3(e)) was greater than the LIBOR Floor, (i) the Prime Rate in effect at such time of conversion minus (ii) the difference between LIBOR and the LIBOR Floor.

“Process Agent” is defined in Article X.

“Product In-License” means any in-license of Intellectual Property rights by Parent or any of its Subsidiaries to Develop, Manufacture or Commercialize a drug, pharmaceutical product or medical device or diagnostic (including software), other than a non-exclusive license under which neither Parent nor any of its Subsidiaries is granted any right to Develop or Commercialize a pharmaceutical product, therapeutic, medical device or diagnostic.

“Product Intellectual Property” means all Intellectual Property that is owned, licensed or otherwise controlled by Parent or any of its Subsidiaries from time to time and necessary for, or otherwise material to, the Development, Commercialization, and/or Manufacture, or other exploitation, of any Included Product.

“Pro Rata Share” means, as of any date of determination, with respect to each Purchaser, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Notes held by such Purchaser by the aggregate outstanding principal amount of all Notes; provided that after repayment of the Notes, each Purchaser’s Pro Rata Share shall be calculated based on the outstanding Notes immediately prior to the repayment hereof.

“Purchase” is defined in Section 2.1(d).

“Purchase Date” is any date on which a purchase of Notes is made by the Purchasers, which date shall be a Business Day.

“Purchase Date” means each date on which a Purchase occurs pursuant to Section 2.1.

“Purchase Notice” means that certain form attached hereto as Exhibit B.

“Purchaser” means any one of the Purchasers.

“Purchaser Agent” means Zoolander SA LLC, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Purchasers.

“Purchaser Percentage” means, for any Purchaser, the percentage set forth on Schedule 1.1 opposite such Purchaser’s name.

“Purchaser Transfer” is defined in Section 13.1(a).

“Purchasers” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement or that acquires a Note pursuant to Section 13.1.

“Register” is defined in Section 13.1(b).

“Registered Organization” means any “registered organization” as defined in the UCC with such additions to such term as may hereafter be made, or, with regard to any Danish entity, which are registered with the Danish Business Authority.

“Regulatory Approval” means any Governmental Approval, whether U.S. or non-U.S., relating to any Included Product or the Commercialization, Development or Manufacture of such Included Product.

“Regulatory Authority” means a Governmental Authority (including, without limitation, the FDA, the EMA, the MHRA and the DKMA) with responsibility for the approval of the marketing and sale of pharmaceutical products or medical devices (including software).

“Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of obtaining Regulatory Approval from that Regulatory Authority.  Regulatory Filings shall include, but not be limited to, all Drug Approval Applications.

“Regulatory Updates” means material information and developments with respect to any Regulatory Filing.

“Reimbursable Expenses” means all documented audit fees and expenses, documented out-of-pocket costs, and expenses (including reasonable documented out-of-pocket charges and disbursements of attorneys’ fees and expenses, as well as documented out-of-pocket appraisal fees, consulting fees, advisory fees, fees incurred on account of lien searches, inspection fees, filing fees and fees for registration of security interests in any applicable jurisdiction) for preparing, amending, negotiating, administering, defending and enforcing the Note Documents and the Intercompany Agreements (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Purchaser Agent and/or the Purchasers in connection with the Note Documents and the Intercompany Agreements; provided that, except during the occurrence and continuance of an Event of Default, absent an actual conflict of interest, Reimbursable Expenses shall only include the charges and disbursements of only one counsel and, if reasonably necessary (as determined by Purchaser Agent or Purchasers), appropriate special and local counsel, in each case, for Purchaser Agent and all Purchasers, taken as a whole (and, in the case of an actual conflict of interest with respect to Purchaser Agent and Purchasers, one additional counsel (and, if reasonably necessary (as determined by Purchaser Agent or Purchasers), appropriate special and local counsel) for each affected Purchaser Agent or Purchasers); provided, further, that Reimbursable Expenses incurred prior to the Effective Date in connection with the preparation and negotiation of the Note Documents and the Intercompany Agreements shall not exceed Two Hundred Thousand Dollars ($200,000); provided, further, that for the avoidance of doubt, any and all expenses in connection with the registration of security interests in the Kingdom of Denmark shall be Reimbursable Expenses.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Repayment Amount” means with respect to any payment in full of all Obligations under this Agreement:

(a)on or prior to the first anniversary of the First Purchase Date, an amount equal to 120.0% of the principal amount of the Notes issued pursuant to this Agreement;

(b)after the first anniversary of the First Purchase Date and on or prior to the second anniversary of the First Purchase Date, an amount equal to 135.0% of the principal amount of the Notes issued pursuant to this Agreement;

(c)after the second anniversary of the First Purchase Date and on or prior to the fourth anniversary of the First Purchase Date, an amount equal to 150.0% of the principal amount of the Notes issued pursuant to this Agreement;

(d)after the fourth anniversary of the First Purchase Date and on or prior to the fifth anniversary of the First Purchase Date, an amount equal to the greater of (x) 150.0% of the principal amount of the Notes issued pursuant to this Agreement and (y) the amount (greater than zero) that would generate an internal rate of return (calculated utilizing the same methodology utilized by the XIRR function in Microsoft Excel) to the Purchasers equal to 12.0% on the aggregate purchase price paid for the Notes, calculated from the First Purchase Date to the date of repayment;

(e)after the fifth anniversary of the First Purchase Date and prior to the Maturity Date, an amount equal to the greater of (i) 150.0% of the principal amount of the Notes issued pursuant to this Agreement and (ii) the amount (greater than zero) that would generate an internal rate of return (calculated utilizing the same methodology utilized by the XIRR function in Microsoft Excel) to the Purchasers equal to 11.0% on the aggregate purchase price paid for the Notes, calculated from the First Purchase Date to the date of repayment; and

(f)on or after the Maturity Date, the amount (greater than zero) that would generate an internal rate of return (calculated utilizing the same methodology utilized by the XIRR function in Microsoft Excel) to the Purchasers equal to 9.75% on the aggregate purchase price paid for the Notes, calculated from the First Purchase Date to the date of repayment.

minus, in each case, the sum, without duplication, of (i) all regularly scheduled interest paid in cash to the Purchasers prior to such date with respect to the Notes (excluding for the avoidance of doubt, any default interest), plus (ii) all payments of principal in cash to the Purchasers prior to such date with respect to the Notes, plus (iii) all Revenue Participation Payments paid in cash to the Purchasers prior to such date, plus (iv) all Prepaid Amounts paid in cash to the Purchasers prior to such date; provided that the Repayment Amount shall not be less than zero or, if any Notes remain outstanding immediately prior to the payment of the Repayment Amount, the outstanding principal amount of the Notes.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Purchasers” means, at any time, (i) prior to the expiration of the Commitments, the Purchasers holding at least 50% of the aggregate principal amount of Notes and unused or unexpired Commitments, and (ii) thereafter, the Purchasers holding at least fifty percent (50%) of the Pro Rata Shares.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any EU, federal, state, provincial, municipal, local or foreign law, statute, ordinance, order, judgment, common law, code, treaty, rule or regulation or determination of an arbitrator, enacted, enforced, entered, promulgated or issued by any Governmental Authority, Regulatory Authority or stock exchange, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, (a) with respect to Parent, any of the Chairperson of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer or Chief Medical Officer of Parent acting alone and (b) with respect to Issuer, any of the President, Chief Executive Officer, Chief Financial Officer or Chief Medical Officer of Issuer acting alone.

“Restricted License” means any Material Agreement (i) under which a default or of which a termination could interfere with Purchaser Agent’s or any Purchaser’s right to sell any Collateral, (ii) that cannot be collaterally assigned to secure the Obligations or otherwise contains provisions that restrict or penalize the granting of a security interest in or Lien on such Material Agreement or if entered into after the Effective Date by Parent or other Foreign Obligor, does not acknowledge the collateral assignment to secure the Obligations, (iii) that contains provisions that restrict or penalize the granting of a security interest in or Lien on, or the assignment or other Transfer of, any Product Intellectual Property, (iv) or that restricts the assignment of such Material Agreement upon the sale or other disposition of all or substantially all of the assets to which such Material Agreement relates (other than customary provisions requiring the assumption by the applicable purchaser of all obligations under such Material Agreement), or (v) that does not permit the disclosure of information to be provided thereunder to Purchaser Agent and the Purchasers, to any purchaser or prospective purchaser in a foreclosure or other Transfer of all or any portion of the Collateral (subject to customary confidentiality obligations).

“Revenue Participation Period” means the period beginning on January 1, 2023 and ending on the Maturity Date.

“Revenue Participation Payments” means, for any fiscal quarter, (i) if only the First Purchase has been made, 2.67% of Net Sales for such fiscal quarter and (ii) if both the First Purchase and the Second

Purchase have been made, 4.00% of Net Sales for such fiscal quarter, in each case, up to Seventy-Five Million Dollars ($75,000,000) of Net Sales for the applicable fiscal year.

“Revenue Participation True-Up Amount” is defined in Section 6.2(b).

“Revenue Report” is defined in Section 6.2(b).

“Royalty Pharma Agreement” means the Purchase and Sale Agreement dated as of September 6, 2018 among SP Holding SPV K/S, ZP SPV 1 K/S, Parent and ROYALTY PHARMA INVESTMENTS ICAV with Exhibits A-J.

“Royalty Pharma Arrangement” means:

(i) the Royalty Pharma Agreement, the Limited Partnership Agreement for ZP Holding SPV K/S dated December 11, 2014,

(ii) the articles of association for ZP Holding SPV K/S,

(iii) the articles of association for ZP SPV 1 K/S,

(iv) the articles of association for ZP General Partner 1 ApS,

(v) the articles of association for ZP General Partner 2 ApS,

(vi) the Limited Partnership Agreement for ZP Holding SPV K/S dated December 11, 2014 (with the modifications/amendments set forth in Exhibit I to the Royalty Pharma Agreement),

(vii) the Limited Partnership Agreement for ZP SPV 1 K/S dated December 11, 2014 (with the modifications/amendments set forth in Exhibit I to the Royalty Pharma Agreement), (viii) the Shareholders Agreement for ZP General Partner 1 ApS dated December 11, 2014 (with the modifications/amendments set forth in Exhibit I to the Royalty Pharma Agreement),

(ix) the Shareholders' Agreement for ZP General Partner 2 ApS dated December 11, 2014 (with the modifications/amendments set forth in Exhibit I to the Royalty Pharma Agreement),

(x) the Zealand/Master SPV Servicing Agreement between Parent and ZP Holding SPV K/S dated December 11, 2014, and

(xi) the Servicing Agreement dated as of 11 December, 2014 between Parent and ZP SPV 1 K/S.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any applicable comprehensive territorial Sanctions.

“Sanctioned Person” means, at any time, (i) any Person listed in a list of sanctioned persons and entities maintained by any applicable Sanctions Authority (including, without limitation, any “Specially Designated Nationals and Blocked Persons” as designated by the Office of Foreign Assets Control of the United States Treasury Department), (ii) any Person operating, organized or resident in a Sanctioned Country or (iii) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any applicable Sanctions Authority.

“Sanctions Authority” means the U.S. government (including OFAC, the U.S. Department of State and the Office of Foreign Assets Control of the United States Treasury Department), the United Nations Security Council, Her Majesty’s Treasury, the European Union, and any other applicable sanctions authority.

“Sanofi” means Sanofi-Aventis Deutschland GmbH (formerly Aventis Pharma Deutschland GmbH), a company organized under the laws of Germany.

“Sanofi License Agreement” means that certain License Agreement, dated as of June 24, 2003, by and between ZP Holding SPV K/S, a limited partnership registered under the law of Denmark (as successor in interest to Issuer) and Sanofi, as amended, supplemented or otherwise modified prior to the Effective Date.

“Sanofi Licensed IP” means Intellectual Property licensed as of the Effective Date by Issuer or any of its Subsidiaries to Sanofi pursuant to the Sanofi License Agreement that pertains to the Sanofi Licensed Products.

“Sanofi Licensed Products” means the products known as Adlyxin™/Lyxumia® and Soliqua 10/33/Suliqua™ (and the equivalent product irrespective of trade name) and any other products containing any Compound (as defined in the Sanofi License Agreement) (alone or in combination with one or more active ingredients).

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means Purchaser Agent and the Purchasers.

“Second Purchase” is defined in Section 2.1(b).

“Second Purchase Date” means the Purchase Date in respect of the Second Purchase.

“Securities Account” means any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended.

“Shadow Audit” means audited consolidated financial statements of Parent and its Subsidiaries prepared under IFRS, consistently applied, together with an unqualified opinion (other than (a) a “going concern” or similar qualification or exception as to or a qualification resulting solely from the scheduled maturity of the Notes occurring within one year from the date such opinion is delivered and (b) any non-material qualifications arising solely as a result of a change in IFRS or change in practice or interpretation by the Danish Business Authority or other Danish Governmental Authority) on the financial statements from an Approved Accounting Firm.

“Shares” means one hundred percent (100%) of the issued and outstanding Equity Interests or other securities owned or held of record by any Obligor, in each case to the extent constituting Collateral.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Term SOFR Administrator.

“Solvent” means, with respect to any Person: that as of the date of determination, such Person is “solvent” or not “unable to pay its debts” within the meaning given to such terms and similar terms under applicable laws relating to fraudulent transfers and conveyances or general insolvency law, including that (i) the present fair saleable value of the assets of such Person and its Subsidiaries on a consolidated basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at regular market value, conceiving regular market value as the amount that could be obtained for the property in question with such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions) is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on their debts (including contingent, unmatured and unliquidated liabilities) as they become absolute and matured, (ii) such Person and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital in relation to their business or with respect to any transaction then contemplated, (iii) such Person and its Subsidiaries, on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature, and (iv) the value of such Person’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities.

“Specified Assets” means ZP8396, ZP6590, ZP9830 and ZP10000, each as described in further detail on Schedule 15.1(b).

“Specified Repurchase Event” means the failure by the Obligors to deliver to Purchaser Agent, within one hundred twenty (120) days after the Effective Date (x) consents and acknowledgements from the counterparties with respect to each Material Product Agreement and (y) collateral assignment agreement(s) of Parent’s rights in the Material Product Agreements (or such other similar Danish law governed security documents), in each case, in form and substance acceptable to the Required Purchasers in their sole discretion.

“SPV Entity” means each of ZP SPV 3 K/S, ZP General Partner 3 ApS, ZP Holding SPV K/S, ZP General Partner 1 ApS, ZP SPV 1 K/S and ZP General Partner 2 ApS.

“Stock Purchase Agreement” is defined in Section 2.6(a).

“Subsequent Sale” is defined in Section 2.6(b).

“Subsequent Sale Securities” is defined in Section 2.6(b).

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other Equity Interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a direct and indirect Subsidiary or Subsidiaries of Parent.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Purchaser Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party” means any Person other than an Obligor and any Affiliate of an Obligor.

“Third Purchase” is defined in Section 2.1(c).

“Third Purchase Date” means the Purchase Date in respect of the Third Purchase.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, together, in each case, with the goodwill of the business connected with the use thereof.

“Transfer” is defined in Section 7.1.

“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the UCC is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Purchaser Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“U.S. Collateral Accounts” means any Collateral Accounts maintained in the United States and its territories.

“U.S. Finance Party” means any Finance Party that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligor” means any Obligor that is organized under the laws of the United States, any state thereof or the District of Columbia.

“V-Go” means that certain wearable insulin delivery device, as described in further detail on Schedule 15.1(c).

“Zegalogue” means that certain dasiglucagon injection product, as described in further detail on Schedule 15.1(d).

Section 15.2Definition of “Knowledge”.   For purposes of the Note Documents, whenever a representation or warranty is made to Parent’s or a Subsidiary’s knowledge or awareness, to the “best of” Parent’s or a Subsidiary’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers or the President, Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Scientific Officer, Chief Technology Officer or other officers with responsibilities equivalent to those of the foregoing officers of such Person, as applicable.

Section 15.3Divisions.  For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ISSUER:

ZEALAND PHARMA US, INC.

By:
Name:
Title:

GUARANTORS:

ZEALAND PHARMA A/S

By:
Name:
Title:

ZEALAND PHARMA (CALIFORNIA) US LLC

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

PURCHASER AGENT:

ZOOLANDER SA LLC

By:
Name:
Title:

PURCHASERS:

TPC INVESTMENTS II LP	Address for notices:
c/o Oberland Capital Management LLC
By:	1700 Broadway, 37th Floor
Name:	New York, NY 10019
Title:	Telephone: ****
E-mail: ****

[Signature Page to Note Purchase Agreement]

SCHEDULE 1.1

Purchasers and Commitments

Purchaser	Commitments
	First Purchase	Second Purchase	Total	Purchaser Percentage
TPC Investments II LP	$100,000,000	$50,000,000	$150,000,000	$100%
TOTAL	$100,000,000	$50,000,000	$150,000,000	$100%

SCHEDULE 2.2(f)

Prepaid Amounts

Installment	Prepaid Amount
First	$3,387,586.81
Second	$3,190,104.17
Third	$2,990,451.39
Fourth	$2,790,798.61

SCHEDULE 3.2

Material Product Agreements

1.	Collaborative Research and License Agreement between Alexion Pharma Holding Unlimited Company and Parent, dated as of March 20, 2019.

2.	License and Collaboration Agreement between Boehringer Ingelheim International GmbH and Parent, dated as of June 15, 2011.

3.	License and Collaboration Agreement between Boehringer Ingelheim International GmbH and Parent, dated as of July 28, 2014.

4.	Co-Development Agreement between Beta Bionics, Inc. and Parent, dated as of January 1, 2017.

5.	Development Agreement between Scandinavian Health Limited and Parent, dated as of October 18, 2012.

6.	Supply Agreement between Scandinavian Health Limited and Parent, dated as of November 6, 2020.

7.	Commercial Master Service Development & Manufacturing Agreement between Polypeptide Laboratories Limited (PPL) AB and Parent, dated as of October 29, 2020.

8.	Master Service Development & Manufacturing Agreement between Polypeptide Laboratories Limited (PPL) AB and Parent, dated as of June 10, 2015.

9.	Agreement on Storage of Goods between Polypeptide Laboratories Limited (PPL) AB and Parent, dated as of October 29, 2020.

10.	Master Agreement for Development, Manufacturing and Supply of Peptides between Bachem AG and Parent, dated as of October 15, 2019.

11.	Commercial Supply Agreement between Bachem AG and Parent, dated as of November 29, 2018.

12.	Master Service Agreement between Rechon Life Science AB and Parent, dated as of January 4, 2019, as amended by that certain Amendment No. 1, dated as of March 31, 2020.

13.	Product Specific Agreement (Development Finished Goods), dated as of December 22, 2020, by and between Zealand Pharma A/S and Rechon Life Science AB.

14.	Product Specific Agreement (Commercial Finished Goods), dated as of March 31, 2020, by and between Zealand Pharma A/S and Rechon Life Science AB.

15.	Product Specific Agreement (Commercial Finished Goods), dated as of June 1, 2020, by and between Zealand Pharma A/S and Rechon Life Science AB.

16.	Settlement Agreement, dated as of October 29, 2021, by and between Zealand Pharma A/S and Rechon Life Science AB.

17.	Master Customization and Supply Agreement, dated as of August 24, 2018, by and between Zealand Pharma A/S and Ypsomed AG, as amended by that certain Amendment No. 1, dated as of January 17, 2020.

SCHEDULE 4.1

Perfection Actions

Obligor	Perfection Actions
Issuer	-Filing of UCC-1 Financing Statement with the Secretary of State of the State of Delaware -Filing with USPTO of short-form security agreements for Intellectual Property owned by Issuer
Zealand Pharma (California) US LLC

-Filing of UCC-1 Financing Statement with the Secretary of State of the State of California

-Filing with USPTO of short-form security agreements for Intellectual Property owned by Zealand Pharma (California) US LLC

Parent

-Filing of UCC-1 Financing Statement with the Washington, DC Recorder of Deeds

-Filing with USPTO of short-form security agreements for Intellectual Property owned by Parent

-Registration of the Danish floating charge (in Danish: virksomhedspant) with the Danish Chattel Registry (in Danish: Personbogen)

-Notice to the relevant counterparties of the assignment of certain contract rights under the Danish law assignment agreement.

SCHEDULE 5.11(a)

Product Intellectual Property

Official Title	Reference	Country	Application No	Filing Date	Publication No	Registration No	Case Status
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-AM-EAP-01	Armenia	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-AT-VAL-01	Austria	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-AU-PCT-01	Australia	2006242998	2006-05-04		2006242998	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-AZ-EAP-01	Azerbaijan	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-BE-VAL-01	Belgium	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-BG-VAL-01	Bulgaria	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-BR-PCT-01	Brazil	PI0610091-0	2006-05-04	PI0610091A2	PI 0610091-0	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-BY-EAP-01	Belarus	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-CA-PCT-01	Canada	2607150	2006-05-04		2607150	Registered

GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-CH-VAL-01	Switzerland	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-CN-PCT-01	China	200680015213.5	2006-05-04	CN 101171262A	ZL 200680015213.5	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-CY-VAL-01	Cyprus	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-CZ-VAL-01	Czech Republic	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-DE-VAL-01	Germany	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-DK-VAL-02	Denmark	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-EA-PCT-01	Eurasian Patent-EAPO	200702408/26	2006-04-05	014184	014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-EE-VAL-01	Estonia	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-EP-DIV-06	European Patent	18206332.1	2006-05-04	3473646 A1		Pending
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-EP-PCT-01	European Patent	06727006.6	2006-05-04	1877435	1877435	Nat. Phase
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-ES-VAL-01	Spain	06727006.6	2006-05-04		1877435	Registered

GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-FI-VAL-01	Finland	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-FR-VAL-01	France	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-GB-VAL-01	United Kingdom	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-GR-VAL-01	Greece	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-HK-EXT-01	Hong Kong	08102990.8	2006-05-04	1108898	HK1108898	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-HK-EXT-04	Hong Kong	19131315.4	2006-05-04	40008693		Pending
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-HU-VAL-01	Hungary	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-IE-VAL-01	Ireland	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-IL-DIV-03	Israel	210668	2006-05-04		210668	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-IL-PCT-01	Israel	186746	2006-05-04		186746	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-IN-PCT-01	India	4135/KOLNP/2007	2006-05-04		267938	Registered

GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-IS-VAL-01	Iceland	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-IT-VAL-01	Italy	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-JP-DIV-03	Japan	2015-196105	2006-05-04	2016-006125	6272284	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-JP-PCT-01	Japan	2008-509505	2006-05-04		5405105	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-KG-EAP-01	Kyrgyzstan	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-KR-PCT-01	Korea (South)	10-2007-7028167	2006-05-04		10-1200227	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-KZ-EAP-01	Kazakhstan	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-LT-VAL-01	Lithuania	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-LU-VAL-01	Luxembourg	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-LV-VAL-01	Latvia	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-MC-VAL-01	Monaco	06727006.6	2006-05-04		1877435	Registered

GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-MD-EAP-01	Moldova	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-MX-PCT-01	Mexico	MX/A/2007/013431	2006-05-04	276419	276419	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-NL-VAL-01	Netherlands	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-NO-PCT-01	Norway	20076043	2006-05-04		345236	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-NZ-DIV-04	New Zealand	593050	2006-04-05		593050	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-PL-VAL-01	Poland	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-PT-VAL-01	Portugal	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-RO-VAL-01	Romania	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-RU-EAP-01	Russian Federation	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-SE-VAL-01	Sweden	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-SI-VAL-01	Slovenia	06727006.6	2006-05-04		1877435	Registered

GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-SK-VAL-01	Slovakia	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-TJ-EAP-01	Tajikistan	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-TM-EAP-01	Turkmenistan	200702408/26	2006-04-05		014184	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-TR-VAL-01	Turkey	06727006.6	2006-05-04		1877435	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-UA-PCT-01	Ukraine	200713558	2006-05-04		95235	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-CIP-04	United States of America	11/595496	2006-11-09	US-2007-0117752-A1	7745403	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-CON-05	United States of America	12/643233	2009-12-21	US-2011-0098222-A1	8263552	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-CON-06	United States of America	12/643261	2009-12-21	US20110152186	8163696	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-CON-07	United States of America	13/536377	2012-06-28	20120289466	9125882	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-CON-09	United States of America	14/847938	2015-09-08	20150368314	9580487	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-CON-12	United States of America	17/154620	2021-01-21	US 2021-0309708 A1		Pending
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-US-NOR-03	United States of America	11/429168	2006-05-04	US-2007-0231308-A1	7563770	Registered

GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-WO-NOR-01	International Patent-PCT	PCT/GB2006/001633	2006-05-04	WO 2006/117565		Nat. Phase
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-ZA-DIV-03	South Africa	2011/00753	2006-05-04			Pending
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	032-ZA-PCT-01	South Africa	2007/09384	2006-05-04		2007/09384	Registered
PEPTIDE CONJUGATES	061-AU-PCT-01	Australia	2011247452	2011-04-27		2011247452	Registered
PEPTIDE CONJUGATES OF GLP-1 RECEPTOR AGONISTS AND GASTRIN AND THEIR USE	061-CA-PCT-01	Canada	2797133	2011-04-27		2797133	Registered
PEPTIDE CONJUGATES OF GLP-1 RECEPTOR AGONISTS AND GASTRIN AND THEIR USE	061-CN-DIV-02	China	201710186056.4	2011-04-27	CN 107129538A	ZL 201710186056.4	Registered
PEPTIDE CONJUGATES	061-CN-PCT-01	China	201180027138.5	2011-04-27	CN 103003300A	ZL201180027138.5	Registered
PEPTIDE CONJUGATES	061-DE-VAL-01	Germany	11774431.8	2011-04-27		2563808	Registered
PEPTIDE CONJUGATES	061-EP-PCT-01	European Patent	11774431.8	2011-04-27	2563808	2563808	Nat. Phase
PEPTIDE CONJUGATES	061-FR-VAL-01	France	11774431.8	2011-04-27		2563808	Registered
PEPTIDE CONJUGATES	061-GB-VAL-01	United Kingdom	11774431.8	2011-04-27		2563808	Registered
PEPTIDE CONJUGATES	061-HK-EXT-01	Hong Kong	13110325.0	2011-04-27	HK1183045	HK1183045	Registered
PEPTIDE CONJUGATES	061-JP-PCT-01	Japan	2013/506492	2011-04-27		5969461	Registered

PEPTIDE CONJUGATES OF GLP-1 RECEPTOR AGONISTS AND GASTRIN AND THEIR USE	061-US-CON-04	United States of America	14/735738	2015-06-10	US-2016-0184400-A1	9649362	Registered
PEPTIDE CONJUGATES	061-US-CON-05	United States of America	15/381993	2017-01-16	US-2017-0281709	10406207	Registered
PEPTIDE CONJUGATES	061-US-PCT-03	United States of America	13/642349	2011-04-27	US-2013-0143793-A1	9089538	Registered
PEPTIDE CONJUGATES	061-WO-NOR-01	International Patent-PCT	PCT/DK2011/050133	2011-04-27	WO 2011/134471		Nat. Phase
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-CN-PCT-01	China	201280060332.8	2012-11-02	CN 104144704A	ZL201280060332.8	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-DE-VAL-01	Germany	12783582.5	2012-11-02		2773377	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-EA-PCT-01	Eurasian Patent-EAPO	201490790	2012-11-02		028951	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-EP-PCT-01	European Patent	12783582.5	2012-11-02	2773377	2773377	Nat. Phase
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-FR-VAL-01	France	12783582.5	2012-11-02		2773377	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-GB-VAL-01	United Kingdom	12783582.5	2012-11-02		2773377	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-IN-PCT-01	India	3862/DELNP/2014	2012-11-02		354549	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-JP-PCT-01	Japan	2014-539352	2012-11-02	2015-502918	6359972	Registered

GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-US-CON-03	United States of America	14/864540	2015-09-24	US20160082118	9861706	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-US-PCT-02	United States of America	14/355906	2012-11-02	US-2014-0336107-A1	9259477	Registered
GLP-1 GASTRIN RECEPTOR AGONIST PEPTIDE CONJUGATES	069-WO-NOR-01	International Patent-PCT	PCT/EP2012/071766	2012-11-02	WO 2013/064669		Nat. Phase
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-CN-PCT-01	China	201380029907.4	2013-05-03	CN 104540850 A	ZL201380029907.4	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-DE-VAL-01	Germany	13721953.1	2013-05-03		2844670	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-EP-PCT-01	European Patent	13721953.1	2013-05-03	2844670	2844670	Nat. Phase
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-FR-VAL-01	France	13721953.1	2013-05-03		2844670	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-GB-VAL-01	United Kingdom	13721953.1	2013-05-03		2844670	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-IT-VAL-01	Italy	13721953.1	2013-05-03		2844670	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-JP-PCT-01	Japan	2015-509462	2013-05-03	2015-517299	6298044	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-TR-VAL-01	Turkey	13721953.1	2013-05-03		2844670	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-US-PCT-03	United States of America	14/398297	2013-05-03	US20150125431A1	9453064	Registered
GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	075-WO-NOR-01	International Patent-PCT	PCT/EP2013/059320	2013-05-03	WO2013/164484		Nat. Phase
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-AU-PCT-01	Australia	2013255751	2013-05-03		2013255751	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-BR-PCT-01	Brazil	BR1120140273480	2013-05-03			Pending

GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-CA-PCT-01	Canada	2872314	2013-05-03		2872314	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	076-CN-PCT-01	China	201380032714.4	2013-05-03		ZL201380032714.4	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-DE-VAL-01	Germany	13720931.8	2013-05-03		2844669	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-EA-PCT-01	Eurasian Patent-EAPO	201491918	2013-05-03		028665	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-EP-PCT-01	European Patent	13720931.8	2013-05-03	2844669	2844669	Nat. Phase
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-FR-VAL-01	France	13720931.8	2013-05-03		2844669	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-GB-VAL-01	United Kingdom	13720931.8	2013-05-03		2844669	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-IN-PCT-01	India	2304/MUMNP/2014	2013-05-03			Pending
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-IT-VAL-01	Italy	13720931.8	2013-05-03		2844669	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-JP-PCT-01	Japan	2015-509461	2013-05-03	2015-517459	6228187	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-KR-PCT-01	Korea (South)	10-2014-7033952	2013-05-03			Pending
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-MX-PCT-01	Mexico	MX/A/2014/013318	2013-05-03		356641	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-TR-VAL-01	Turkey	13720931.8	2013-05-03		2844669	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-TW-NOR-01	Taiwan	102115949	2013-05-03		I689515	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	076-US-PCT-03	United States of America	14/398260	2013-05-03	US-2015-0299281-A1	10100097	Registered

GIP-GLP-1 DUAL AGONIST COMPOUNDS	076-WO-NOR-01	International Patent-PCT	PCT/EP2013/059319	2013-05-03	WO2013/164483		Nat. Phase
GLUCAGON ANALOGUES	080-AU-PCT-01	Australia	2013314182	2013-09-17		2013314182	Registered
GLUCAGON ANALOGUES	080-BR-PCT-01	Brazil	BR1120150057837	2013-09-17			Pending
GLUCAGON ANALOGUES	080-CA-PCT-01	Canada	2884803	2013-09-17		2884803	Registered
GLUCAGON ANALOGUES	080-CH-VAL-01	Switzerland	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-CN-PCT-01	China	201380048137.8	2013-09-17		ZL201380048137.8	Registered
GLUCAGON ANALOGUES	080-DE-VAL-01	Germany	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-DK-VAL-01	Denmark	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-EA-PCT-01	Eurasian Patent-EAPO	201590294	2013-09-17		030001	Registered
GLUCAGON ANALOGUES	080-EP-PCT-02	European Patent	13765701.1	2013-09-17	2895505	2895505	Nat. Phase
GLUCAGON ANALOGUES	080-ES-VAL-01	Spain	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-FI-VAL-01	Finland	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-FR-VAL-01	France	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-GB-VAL-01	United Kingdom	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-IE-VAL-01	Ireland	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-IN-PCT-01	India	1756/DELNP/2015	2013-09-17			Pending

GLUCAGON ANALOGUES	080-IT-VAL-01	Italy	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-JP-PCT-01	Japan	2015-531601	2013-09-17	2015-533803	6334537	Registered
GLUCAGON ANALOGUES	080-KR-PCT-01	Korea (South)	10-2015-7009922	2013-09-17		10-1667948	Registered
GLUCAGON ANALOGUES	080-MX-PCT-01	Mexico	MX/A/2015/003293	2013-09-17		359690	Registered
GLUCAGON ANALOGUES	080-NL-VAL-01	Netherlands	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-PL-VAL-01	Poland	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-SE-VAL-01	Sweden	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-TR-VAL-01	Turkey	13765701.1	2013-09-17		2895505	Registered
GLUCAGON ANALOGUES	080-TW-NOR-01	Taiwan	102132640	2013-09-10	201412769	I608013	Registered
GLUCAGON ANALOGUES	080-US-CON-04	United States of America	14/864256	2015-09-24	US20160009777A1	9975939	Registered
GLUCAGON ANALOGUES	080-US-CON-05	United States of America	15/983822	2018-05-18	2019-0055296	10253081	Registered
GLUCAGON ANALOGUES	080-US-NOR-03	United States of America	14/029529	2013-09-17	US-2014-0080757	9180169	Registered
GLUCAGON ANALOGUES	080-WO-NOR-01	International Patent-PCT	PCT/EP2013/069286	2013-09-17	WO2014/041195		Nat. Phase
GLUCAGON ANALOGUES	081-AR-NOR-01	Argentina	20130102607	2013-07-23	AR091866B1	AR091866B1	Registered
GLUCAGON ANALOGUES	081-AU-PCT-01	Australia	2013295035	2013-07-23		2013295035	Registered
GLUCAGON ANALOGUES	081-BR-PCT-01	Brazil	BR1120150014518	2013-07-23			Pending

GLUCAGON ANALOGUES	081-CA-PCT-01	Canada	2878991	2013-07-23			Pending
GLUCAGON ANALOGUES	081-CH-VAL-01	Switzerland	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-CN-DIV-02	China	201811143957.6	2018-09-28	CN109456400A		Pending
GLUCAGON ANALOGUES	081-CN-PCT-01	China	201380038909.X	2013-07-23		ZL201380038909.X	Registered
GLUCAGON ANALOGUES	081-DE-VAL-01	Germany	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-DK-VAL-02	Denmark	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-EA-PCT-01	Eurasian Patent-EAPO	201590058	2013-07-23		033399	Registered
GLUCAGON ANALOGUES	081-EG-PCT-01	Egypt	PCT122/2015	2013-07-23			Pending
GLUCAGON ANALOGUES	081-EP-PCT-01	European Patent	13756832.5	2013-07-23	2875043	2875043	Nat. Phase
GLUCAGON ANALOGUES	081-ES-VAL-01	Spain	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-FI-VAL-01	Finland	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-FR-VAL-01	France	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-GB-VAL-01	United Kingdom	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-GC-NOR-01	Gulf Cooperator Council	2013/24999	2013-07-22		GC0010585	Registered
GLUCAGON ANALOGUES	081-HK-EXT-01	Hong Kong	15111472.7	2013-07-23	1210787A	HK1210787	Registered
GLUCAGON ANALOGUES	081-ID-PCT-01	Indonesia	P00201500414	2013-07-23	2016/04545	IDP000055298	Registered

GLUCAGON ANALOGUES	081-IE-VAL-01	Ireland	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-IL-PCT-01	Israel	236554	2013-07-23		236554	Registered
GLUCAGON ANALOGUES	081-IN-PCT-01	India	544/DELNP/2015	2013-07-23		346936	Registered
GLUCAGON ANALOGUES	081-IT-VAL-01	Italy	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-JP-DIV-02	Japan	2019-096726	2013-07-23	2019-187419		Pending
GLUCAGON ANALOGUES	081-JP-DIV-03	Japan	2021-147080	2021-09-09			Pending
GLUCAGON ANALOGUES	081-JP-PCT-01	Japan	2015-523532	2013-07-23	2015-524419	6534927	Registered
GLUCAGON ANALOGUES	081-KR-DIV-02	Korea (South)	10-2020-7018397	2013-07-23			Pending
GLUCAGON ANALOGUES	081-KR-PCT-01	Korea (South)	10-2015-7004545	2013-07-23		10-2129235	Registered
GLUCAGON ANALOGUES	081-MX-PCT-01	Mexico	MX/A/2015/000990	2013-07-23		356957	Registered
GLUCAGON ANALOGUES	081-MY-PCT-01	Malaysia	PI2015000156	2013-07-23		MY-170671-A	Registered
GLUCAGON ANALOGUES	081-NL-VAL-01	Netherlands	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-NZ-PCT-01	New Zealand	704043	2013-07-23	Patent Office Journal 1657	704043	Registered
GLUCAGON ANALOGUES	081-PH-PCT-01	Philippines	1-2015-500115	2013-07-23		1-2015-500115	Registered
GLUCAGON ANALOGUES	081-PL-VAL-01	Poland	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-SE-VAL-01	Sweden	13756832.5	2013-07-23		2875043	Registered

GLUCAGON ANALOGUES	081-SG-PCT-01	Singapore	11201500375P	2013-07-23		11201500375P	Registered
GLUCAGON ANALOGUES	081-TH-PCT-01	Thailand	1501000248	2013-07-23	170758		Pending
GLUCAGON ANALOGUES	081-TR-VAL-01	Turkey	13756832.5	2013-07-23		2875043	Registered
GLUCAGON ANALOGUES	081-TW-NOR-01	Taiwan	102126353	2013-07-23		I642682	Registered
GLUCAGON ANALOGUES	081-UA-PCT-01	Ukraine	A201500436	2013-07-23		117103	Registered
GLUCAGON ANALOGUES	081-US-CON-04	United States of America	16/566992	2019-09-11	2020/0207825		Pending
GLUCAGON ANALOGUES	081-US-PCT-03	United States of America	14/417074	2013-07-23	US-2015-0210744-A1	10442847	Registered
GLUCAGON ANALOGUES	081-US-PTE-05	United States of America	14417074	2015-01-23			Pending
GLUCAGON ANALOGUES	081-VN-PCT-01	Vietnam	1-2015-00572	2013-07-23			Pending
GLUCAGON ANALOGUES	081-WO-NOR-01	International Patent-PCT	PCT/EP/2013/065519	2013-07-23	WO2014/016300		Nat. Phase
GLUCAGON ANALOGUES	081-ZA-DIV-02	South Africa	2017/02364	2013-07-23		2017/02364	Registered
GLUCAGON ANALOGUES	081-ZA-PCT-01	South Africa	2015/00084	2013-07-23		2015/00084	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-AU-PCT-01	Australia	2014345569	2014-11-06		2014345569	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-BR-PCT-01	Brazil	BR1120160098897	2014-11-06			Pending
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-CA-PCT-01	Canada	2929459	2014-11-06			Pending

GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-CN-PCT-01	China	201480060723.9	2014-11-06	CN105849122A	201480060723.9	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-DE-VAL-01	Germany	14802336.9	2014-11-06		3065767	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-EA-PCT-01	Eurasian Patent-EAPO	201690660	2014-11-06		035466	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-EP-PCT-03	European Patent	14802336.9	2014-11-06	3065767	3065767	Nat. Phase
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-FR-VAL-01	France	14802336.9	2014-11-06		3065767	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-GB-VAL-01	United Kingdom	14802336.9	2014-11-06		3065767	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-IN-PCT-01	India	201617015047	2014-11-06			Pending
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-JP-PCT-01	Japan	2016-527453	2014-11-06	2016-540741	6682432	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-KR-PCT-01	Korea (South)	10-2016-7014987	2014-11-06			Pending
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-MX-PCT-01	Mexico	MX/a/2016/005556	2014-11-06		371868	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-TW-NOR-01	Taiwan	103138587	2014-11-06	201605888	I670281	Registered

GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-US-CON-02	United States of America	16/112926	2014-11-06	2019/0218270	11008375	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-US-PCT-01	United States of America	15/034778	2014-11-06	US-2016-0280754-A1	10093713	Registered
GIP-GLP-1 DUAL AGONIST COMPOUNDS AND METHODS	087-WO-NOR-01	International Patent-PCT	PCT/EP2014/073970	2014-11-06	WO2015/067715		Nat. Phase
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-AU-PCT-01	Australia	2014345570	2014-11-06		2014345570	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-BR-PCT-01	Brazil	112016009995-8	2014-11-06			Pending
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-CN-PCT-01	China	201480061187.4	2014-11-06	CN105829339A	ZL201480061187.4	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-DE-VAL-01	Germany	14805199.8	2014-11-06		3066117	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-EA-PCT-01	Eurasian Patent-EAPO	201690629	2014-11-06		035688	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-EP-PCT-01	European Patent	14805199.8	2014-11-06	3066117	3066117	Nat. Phase
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-FR-VAL-01	France	14805199.8	2014-11-06		3066117	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-GB-VAL-01	United Kingdom	14805199.8	2014-11-06		3066117	Registered

GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-IN-PCT-01	India	201617014767	2014-11-06	36/2016	354619	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-IT-VAL-01	Italy	14805199.8	2014-11-06		3066117	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-JP-DIV-02	Japan	2019-221419	2014-11-06	2020-045362		Pending
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-KR-PCT-01	Korea (South)	10-2016-7014989	2014-11-06			Pending
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-MX-PCT-01	Mexico	MX/a/2016/005560	2014-11-06		369770	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-TR-VAL-01	Turkey	14805199.8	2014-11-06		3066117	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-US-CON-03	United States of America	16/151603	2014-11-06	2019/0270789	11111285	Pending
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-US-CON-04	United States of America	17/388328	2014-11-06			Pending
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-US-PCT-02	United States of America	15/034784	2014-11-06	US-2016-0257729-A1	10131702	Registered
GLUCAGON-GLP-1-GIP TRIPLE AGONIST COMPOUNDS	088-WO-NOR-01	International Patent-PCT	PCT/EP2014/073971	2014-11-06	WO2015/067716		Nat. Phase
APPARATUS AND METHODS FOR CONTROLLING BLOOD GLUCOSE LEVELS	093-DE-VAL-01	Germany	15795167.4	2015-11-17		3220978	Registered

APPARATUS AND METHODS FOR ADMINISTERING A PHARMACEUTICAL AGENT	093-EP-PCT-02	European Patent	15795167.4	2015-11-17	3220978	3220978	Nat. Phase
APPARATUS AND METHODS FOR CONTROLLING BLOOD GLUCOSE LEVELS	093-FR-VAL-01	France	15795167.4	2015-11-17		3220978	Registered
APPARATUS AND METHODS FOR CONTROLLING BLOOD GLUCOSE LEVELS	093-GB-VAL-01	United Kingdom	15795167.4	2015-11-17		3220978	Registered
APPARATUS AND METHODS FOR CONTROLLING BLOOD GLUCOSE LEVELS	093-JP-PCT-01	Japan	2017-526559	2015-11-17	2018-502615	6829195	Registered
APPARATUS AND METHODS FOR ADMINISTERING A PHARMACEUTICAL AGENT	093-TW-NOR-01	Taiwan	104136470	2015-11-05		I690346	Registered
APPARATUS AND METHODS FOR CONTROLLING BLOOD GLUCOSE LEVELS	093-US-CON-02	United States of America	16/935506	2015-11-17	2021/0068748		Pending
APPARATUS AND METHODS FOR CONTROLLING BLOOD GLUCOSE LEVELS	093-WO-NOR-01	International Patent-PCT	PCT/EP2015/076840	2015-11-17	WO 2016/079128		Nat. Phase
GIP AGONIST COMPOUNDS AND METHODS	094-AR-NOR-01	Argentina	20150103508	2015-10-29			Pending
GIP AGONIST COMPOUNDS AND METHODS	094-AT-VAL-01	Austria	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-AU-PCT-01	Australia	2015340586	2015-10-29	2015340586	2015340586	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-BR-PCT-01	Brazil	BR1120170086590	2015-10-29			Pending

GIP AGONIST COMPOUNDS AND METHODS	094-CA-PCT-01	Canada	2965732	2015-10-29			Pending
GIP AGONIST COMPOUNDS AND METHODS	094-CH-VAL-01	Switzerland	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-CN-PCT-01	China	201580059529.3	2015-10-29	CN 107001439A		Pending
GIP AGONIST COMPOUNDS AND METHODS	094-DE-VAL-01	Germany	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-DK-VAL-03	Denmark	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-EP-DIV-02	European Patent	21175659.8	2015-10-29			Pending
GIP AGONIST COMPOUNDS AND METHODS	094-EP-PCT-01	European Patent	15794490.1	2015-10-29	3212218	3212218	Nat. Phase
GIP AGONIST COMPOUNDS AND METHODS	094-ES-VAL-01	Spain	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-FR-VAL-01	France	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-GB-VAL-01	United Kingdom	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-HK-EXT-01	Hong Kong	18101799.1	2015-10-29	1242216		Pending

GIP AGONIST COMPOUNDS AND METHODS	094-IE-VAL-01	Ireland	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-IN-PCT-01	India	201717015613	2015-10-29	official journal no. 37/2017		Pending
GIP AGONIST COMPOUNDS AND METHODS	094-IT-VAL-01	Italy	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-JP-DIV-02	Japan	2021-096014	2015-10-29			Pending
GIP AGONIST COMPOUNDS AND METHODS	094-JP-PCT-01	Japan	2017-522910	2015-10-29	2018-500282	6898231	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-KR-PCT-01	Korea (South)	10-2017-7014449	2015-10-29			Pending
GIP AGONIST COMPOUNDS AND METHODS	094-MX-PCT-01	Mexico	MX/A/2017/005457	2015-10-29	MX/A/2017/005457	381640	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-NL-VAL-01	Netherlands	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-NO-VAL-01	Norway	15794490.1	2015-10-29		3212218	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-RU-PCT-01	Russian Federation	2017114175	2015-10-29		2716985	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-SE-VAL-01	Sweden	15794490.1	2015-10-29		3212218	Registered

GIP AGONIST COMPOUNDS AND METHODS	094-TW-NOR-01	Taiwan	104135658	2015-10-29	201619191	I705973	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-US-CON-02	United States of America	16/281347	2015-10-29	US2019-0256569A1	11001619	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-US-CON-03	United States of America	17/221287	2015-10-29			Pending
GIP AGONIST COMPOUNDS AND METHODS	094-US-PCT-01	United States of America	15/521631	2015-10-29	US-2017-0240609-A1	10253078	Registered
GIP AGONIST COMPOUNDS AND METHODS	094-WO-NOR-01	International Patent-PCT	PCT/EP2015/075120	2015-10-29	WO2016066744		Nat. Phase
AMYLIN ANALOGUES	095-CN-PCT-01	China	201680015858.2	2016-03-17			Pending
AMYLIN ANALOGUES	095-DE-VAL-01	Germany	16713772.8	2016-03-17		3271381	Registered
AMYLIN ANALOGUES	095-EP-PCT-03	European Patent	16713772.8	2016-03-17	3271381	3271381	Nat. Phase
AMYLIN ANALOGUES	095-FR-VAL-01	France	16713772.8	2016-03-17		3271381	Registered
AMYLIN ANALOGUES	095-GB-VAL-01	United Kingdom	16713772.8	2016-03-17		3271381	Registered
AMYLIN ANALOGUES	095-IN-PCT-01	India	201717030356	2016-03-17	official journal, no. 48/2017	376348	Registered
AMYLIN ANALOGUES	095-JP-PCT-01	Japan	2017-548895	2016-03-17	2018-510871	6769984	Registered
AMYLIN ANALOGUES	095-US-CON-02	United States of America	16/986790	2016-03-18	US20210115104		Pending
AMYLIN ANALOGUES	095-US-NOR-01	United States of America	15/074526	2016-03-18	US-2016-0272693-A1	10766939	Registered

AMYLIN ANALOGUES	095-WO-NOR-01	International Patent-PCT	PCT/EP2016/055793	2016-03-17	WO 2016/146739 A1		Nat. Phase
ACYLATED GLUCAGON ANALOGUE	096-AU-PCT-01	Australia	2016247499	2016-04-15		2016247499	Registered
ACYLATED GLUCAGON ANALOGUE	096-BR-PCT-01	Brazil	BR1120170220091	2016-04-15			Pending
ACYLATED GLUCAGON ANALOGUE	096-CA-PCT-01	Canada	2980978	2016-04-15			Pending
ACYLATED GLUCAGON ANALOGUE	096-CH-VAL-01	Switzerland	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-CN-PCT-01	China	201680021972.6	2016-04-15	CN 107636010A	107636010	Registered
ACYLATED GLUCAGON ANALOGUE	096-DE-VAL-01	Germany	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-DK-VAL-01	Denmark	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-EP-PCT-02	European Patent	16717132.1	2016-04-15	3283507	3283507	Nat. Phase
ACYLATED GLUCAGON ANALOGUE	096-ES-VAL-01	Spain	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-FI-VAL-01	Finland	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-FR-VAL-01	France	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-GB-VAL-01	United Kingdom	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-HK-EXT-01	Hong Kong	18103687.2	2016-04-15	1244289A	HK1244289	Registered
ACYLATED GLUCAGON ANALOGUE	096-IE-VAL-01	Ireland	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-IN-PCT-01	India	PCT/EP2016/058359	2016-04-15			Pending

ACYLATED GLUCAGON ANALOGUE	096-IT-VAL-01	Italy	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-JP-PCT-01	Japan	2017-553371	2016-04-15	2018-513152		Pending
ACYLATED GLUCAGON ANALOGUE	096-KR-PCT-01	Korea (South)	10-2017-7033115	2016-04-15			Pending
ACYLATED GLUCAGON ANALOGUE	096-MX-PCT-01	Mexico	MX/A/2017/012864	2016-04-15	MX/A/2017/012864A	372841	Registered
ACYLATED GLUCAGON ANALOGUE	096-NL-VAL-01	Netherlands	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-PL-VAL-01	Poland	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-RU-PCT-01	Russian Federation	2017133612	2016-04-15			Pending
ACYLATED GLUCAGON ANALOGUE	096-SE-VAL-01	Sweden	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-TR-VAL-01	Turkey	16717132.1	2016-04-15		3283507	Registered
ACYLATED GLUCAGON ANALOGUE	096-TW-NOR-01	Taiwan	105111917	2016-04-15	201702262	I707867	Registered
ACYLATED GLUCAGON ANALOGUE	096-US-CON-02	United States of America	16/410736	2016-04-15	20200087372		Pending
ACYLATED GLUCAGON ANALOGUE	096-US-PCT-01	United States of America	15/566338	2016-04-15	US-2018-0094038-A1	10336802	Registered
ACYLATED GLUCAGON ANALOGUE	096-WO-NOR-01	International Patent-PCT	PCT/EP2016/058359	2016-04-15	WO2016/166289		Nat. Phase
AMYLIN ANALOGUES	108-AE-PCT-01	United Arab Emirates	P6000350/2019	2017-09-11			Pending
AMYLIN ANALOGUES	108-AP-PCT-01	ARIPO	AP/P/2019/011378	2017-09-11			Pending
AMYLIN ANALOGUES	108-AR-NOR-01	Argentina	20170102485	2017-09-08			Pending

AMYLIN ANALOGUES	108-AU-PCT-01	Australia	2017322277	2017-09-11		Pending
AMYLIN ANALOGUES	108-BR-PCT-01	Brazil	11 2019 004534 1	2017-09-11		Pending
AMYLIN ANALOGUES	108-CA-PCT-01	Canada	3035958	2017-09-11		Pending
AMYLIN ANALOGUES	108-CL-PCT-01	Chile	00575-2019	2017-09-11		Pending
AMYLIN ANALOGUES	108-CN-PCT-01	China	201780055088.9	2017-09-11	CN 109863168A	Pending
AMYLIN ANALOGUES	108-CO-PCT-01	Colombia	NC2019/0002159	2017-09-11	NC2019/0002159	Pending
AMYLIN ANALOGUES	108-EA-PCT-01	Eurasian Patent-EAPO	201990360	2017-09-11		Pending
AMYLIN ANALOGUES	108-EG-PCT-01	Egypt	765558	2017-09-11		Pending
AMYLIN ANALOGUES	108-EP-PCT-02	European Patent	17761907.9	2017-09-11	3510044 A0	Pending
AMYLIN ANALOGUES	108-HK-EXT-01	Hong Kong	19127735.9	2017-09-11	40004264	Pending
AMYLIN ANALOGUES	108-ID-PCT-01	Indonesia	PID201902207	2017-09-11		Pending
AMYLIN ANALOGUES	108-IL-PCT-01	Israel	264864	2017-09-11		Pending
AMYLIN ANALOGUES	108-IN-PCT-01	India	201917008054	2017-09-11		Pending
AMYLIN ANALOGUES	108-JP-PCT-01	Japan	2019-513043	2017-09-11		Pending
AMYLIN ANALOGUES	108-KR-PCT-01	Korea (South)	10-2019-7010080	2017-09-11		Pending
AMYLIN ANALOGUES	108-MX-PCT-01	Mexico	MX/a/2019/002599	2017-09-11		Pending

AMYLIN ANALOGUES	108-MY-PCT-01	Malaysia	PI2019000878	2017-09-11			Pending
AMYLIN ANALOGUES	108-NG-PCT-01	Nigeria	PT/C/2019/3506	2017-09-11			Pending
AMYLIN ANALOGUES	108-NZ-PCT-01	New Zealand	751286	2017-09-11			Pending
AMYLIN ANALOGUES	108-PE-PCT-01	Peru	488-2019/DIN	2017-09-11	2019-0963		Pending
AMYLIN ANALOGUES	108-PH-PCT-01	Philippines	1-2019-500474	2017-09-11			Pending
AMYLIN ANALOGUES	108-SA-PCT-01	Saudi Arabia	519401239	2017-09-11			Pending
AMYLIN ANALOGUES	108-SG-PCT-01	Singapore	11201901423X	2017-09-11		11201901423X	Registered
AMYLIN ANALOGUES	108-TH-PCT-01	Thailand	1901001377	2017-09-11			Pending
AMYLIN ANALOGUES	108-TW-NOR-01	Taiwan	106130880	2017-09-08			Pending
AMYLIN ANALOGUES	108-UA-PCT-01	Ukraine	a 2019 01786	2017-09-11			Pending
AMYLIN ANALOGUES	108-US-CON-03	United States of America	16/664168	2019-10-25	2020/0188485		Pending
AMYLIN ANALOGUES	108-US-CON-04	United States of America	17/381373	2017-09-08			Pending
AMYLIN ANALOGUES	108-US-NOR-01	United States of America	15/698743	2017-09-08	US-2018-0071366-A1	10071140	Registered
AMYLIN ANALOGUES	108-VN-PCT-01	Vietnam	1-2019-01520	2017-09-11			Pending
AMYLIN ANALOGUES	108-WO-NOR-01	International Patent-PCT	PCT/EP2017/072718	2017-09-11	WO2018/046719 A1		Nat. Phase
AMYLIN ANALOGUES	108-ZA-PCT-01	South Africa	2019/01253	2017-09-11			Pending

GLP-1/GLP-2 DUAL AGONISTS	109-AU-PCT-01	Australia	2017373901	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-BR-PCT-01	Brazil	1120190118594	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-CA-PCT-01	Canada	3044915	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-CN-PCT-01	China	201780076173.3	2017-12-11	201780076173.3		Pending
GLP-1/GLP-2 DUAL AGONISTS	109-DE-VAL-01	Germany	17832481.0	2017-12-11		3551652 / 60 2017 031 836.1	Registered
GLP-1/GLP-2 DUAL AGONISTS	109-EP-PCT-01	European Patent	17832481.0	2017-12-11	EP3551652	3551652	Nat. Phase
GLP-1/GLP-2 DUAL AGONISTS	109-FR-VAL-01	France	17832481.0	2017-12-11		3551652	Registered
GLP-1/GLP-2 DUAL AGONISTS	109-GB-VAL-01	United Kingdom	17832481.0	2017-12-11		3551652	Registered
GLP-1/GLP-2 DUAL AGONISTS	109-IN-PCT-01	India	201917022273	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-JP-PCT-01	Japan	2019-530120	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-KR-PCT-01	Korea (South)	2019-7019566	2017-12-11	2019-91334		Pending
GLP-1/GLP-2 DUAL AGONISTS	109-MX-PCT-01	Mexico	MX/E/2019/036003	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-RU-PCT-01	Russian Federation	2019121280	2017-12-11	Bulletin No 2 RU PO		Pending
GLP-1/GLP-2 DUAL AGONISTS	109-SA-PCT-01	Saudi Arabia	519401924	2017-12-11			Pending
GLP-1/GLP-2 DUAL AGONISTS	109-US-PCT-01	United States of America	16/466930	2017-12-11	US 2019-0338009 A1	11130793	Registered
GLP-1/GLP-2 DUAL AGONISTS	109-WO-NOR-01	International Patent-PCT	PCT/EP2017/082289	2017-12-11	WO2018/104560 A1		Nat. Phase

ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-AE-PCT-01	United Arab Emirates	P6000757/19	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-AU-PCT-01	Australia	2017371516	2017-12-11		2017371516	Registered
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-BR-PCT-01	Brazil	BR 120190106243	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-CA-PCT-01	Canada	3043151	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-CL-PCT-01	Chile	201901552	2017-12-11	1552-2019		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-CN-PCT-01	China	201780074629.2	2017-12-11	CN 110088125A		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-CO-PCT-01	Colombia	NC2019/0005924	2017-12-11	CO2019005924		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-EP-PCT-01	European Patent	17832211.1	2017-12-11	EP3551651		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-HK-EXT-01	Hong Kong	19131134.9	2017-12-11	40007709		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-IL-PCT-01	Israel	266219	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-IN-PCT-01	India	201917019313	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-IR-PCT-01	Iran	139850140003002023	2017-12-11		102116	Registered
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-JP-DIV-02	Japan	2019-135379	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-JP-PCT-01	Japan	2018-562339	2017-12-11	6563614	6563614	Registered
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-KR-PCT-01	Korea (South)	2019-7019574	2017-12-11	2019-91335		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-MX-PCT-01	Mexico	MX/a/2019/006486	2017-12-11			Pending

ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-NZ-PCT-01	New Zealand	753010	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-PE-PCT-01	Peru	001207-2019/DIN	2017-12-11	2019-1083		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-QA-PCT-01	Qatar	QA/201905/00248	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-RU-PCT-01	Russian Federation	2019121253	2017-12-11	Bulletin No 2 of RU PO	2753193	Registered
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-SA-PCT-01	Saudi Arabia	519401768	2017-12-11			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-SG-DIV-02	Singapore	10201911851V	2019-05-02			Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-SG-PCT-01	Singapore	11201903938X	2017-12-11		11201903938X	Registered
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-US-CON-02	United States of America	16/544535	2016-12-09	2019-0365865	10905745	Registered
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-US-CON-03	United States of America	16/841104	2020-04-06	2020-0297818		Pending
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-WO-NOR-01	International Patent-PCT	PCT/EP2017/082290	2017-12-11	WO2018/104561		Nat. Phase
ACYLATED GLP-1/GLP-2 DUAL AGONISTS	110-ZA-PCT-01	South Africa	2019/02950	2017-12-11			Pending
SELECTIVE INHIBITORS OF KV1.3 ION CHANNELS; SCORPION TOXIN ANALOGUES	111-TW-NOR-01	Taiwan	109132432	2020-09-18	Laying Open No. 202116350		Pending
SELECTIVE INHIBITORS OF KV1.3 ION CHANNELS; SCORPION TOXIN ANALOGUES	111-US-PCT-01	United States of America	17/356354	2020-09-18			Pending

SELECTIVE INHIBITORS OF KV1.3 ION CHANNELS;	111-WO-NOR-01	International Patent-PCT	PCT/EP2020/076187	2020-09-18	WO2021/053194		Pending

SCORPION TOXIN ANALOGUES
METHODS AND MEDICAL USES RELATING TO THE TREATMENT OF HYPOGLYCAEMIA	114-CN-PCT-01	China	201880056908.0	2018-07-04	CN111133525A	Pending
METHODS AND MEDICAL USES RELATING TO THE TREATMENT OF HYPOGLYCAEMIA	114-EP-PCT-01	European Patent	18740530.3	2018-07-04	3649652 A0	Pending
METHODS AND MEDICAL USES RELATING TO THE TREATMENT OF HYPOGLYCAEMIA	114-HK-EXT-01	Hong Kong	62020019090.3	2018-07-04	40029560	Pending
METHODS AND MEDICAL USES RELATING TO THE TREATMENT OF HYPOGLYCAEMIA	114-JP-PCT-01	Japan	2019-572723	2018-07-04	202-527784	Pending
METHODS AND MEDICAL USES RELATING TO THE TREATMENT OF HYPOGLYCAEMIA	114-US-PCT-01	United States of America	16/630034	2018-07-04	US20200176101	Pending
METHODS AND MEDICAL USES RELATING TO THE TREATMENT OF HYPOGLYCAEMIA	114-WO-NOR-01	International Patent-PCT	PCT/EP2018/068085	2018-07-04	WO2019/008033	Nat. Phase
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-AE-PCT-01	United Arab Emirates	P6001798/2019	2018-06-15		Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE- PEPTIDE-2 (GLP-2) ANALOGUES	115-AR-NOR-01	Argentina	20180101685	2018-06-15	AR 112109 A1	Pending

DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-AT-VAL-01	Austria	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-AU-PCT-01	Australia	2018285580	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-BR-PCT-01	Brazil	1120190267115	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-CA-PCT-01	Canada	3066523	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-CH-VAL-01	Switzerland	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-CL-PCT-01	Chile	03660-2019	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-CN-PCT-01	China	201880053014.6	2018-06-15	CN 111032072A		Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-CO-PCT-01	Colombia	NC2019/0014028	2018-06-15	NC2019/0014028		Pending

DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-DE-VAL-01	Germany	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-DK-VAL-01	Denmark	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-EP-DIV-02	European Patent	21150552.4	2021-01-07	3881861 A1		Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-EP-PCT-01	European Patent	18734135.9	2018-06-15	3638291 A0	3638291	Nat. Phase
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-ES-VAL-01	Spain	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-FR-VAL-01	France	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-GB-VAL-04	United Kingdom	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-HK-EXT-01	Hong Kong	62020006465.2	2018-06-15	40017010		Pending

DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-IE-VAL-01	Ireland	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-IL-PCT-01	Israel	271245	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-IT-VAL-01	Italy	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-JP-PCT-01	Japan	2020-519850	2018-06-15	2020-523420		Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-KR-PCT-01	Korea (South)	10-2020-7001446	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-MX-PCT-01	Mexico	MX/a/2019/015054	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-NL-VAL-01	Netherlands	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-NO-VAL-01	Norway	18734135.9	2018-06-15		3638291	Registered

DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-NZ-PCT-01	New Zealand	760653	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-PE-PCT-01	Peru	002548-2019/DIN	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-QA-PCT-01	Qatar	QA/201912/00666	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-RU-PCT-01	Russian Federation	2019142586	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-SA-PCT-01	Saudi Arabia	519410818	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-SE-VAL-01	Sweden	18734135.9	2018-06-15		3638291	Registered
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-SG-PCT-01	Singapore	11201912161S	2018-06-15			Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE- PEPTIDE-2 (GLP-2) ANALOGUES	115-TW-NOR-01	Taiwan	107120806	2018-06-15	201904607		Pending

DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-US-PCT-01	United States of America	16/511766	2018-06-15	US-2020-0000883-A1	Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-WO-NOR-01	International Patent-PCT	PCT/EP2018/065951	2018-06-15	WO2018/229252 A1	Pending
DOSAGE REGIMES FOR THE ADMINISTRATION OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	115-ZA-PCT-01	South Africa	2019/08355	2018-06-15		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-AU-PCT-01	Australia	2019348538	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-BR-PCT-01	Brazil	1120210058583	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-CA-PCT-01	Canada	3114330	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-CL-PCT-01	Chile	00678-2020	2019-09-27	Publicacion Sol. N 00678-2021	Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-CN-PCT-01	China	201980063594.1	2019-09-27	CN112771073A	Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-EP-PCT-02	European Patent	19773860.2	2019-09-27	3856766	Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-HK-EXT-01	Hong Kong	62021036259.1	2019-09-27		Pending

FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-IL-PCT-01	Israel	282362	2019-09-27	Journal 4/2021	Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-JP-PCT-01	Japan	2021-517294	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-KR-PCT-01	Korea (South)	10-2021-7010775	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-MX-PCT-01	Mexico	MX/a/2021/003271	2019-09-27	MX/a/2021/003271	Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-NZ-PCT-01	New Zealand	775113	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-RU-PCT-01	Russian Federation	2021106892	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-SG-PCT-01	Singapore	11202102383V	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-US-PCT-01	United States of America	17/276252	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-WO-NOR-01	International Patent-PCT	PCT/EP2019/076305	2019-09-27	WO2020/065064	Nat. Phase
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	116-ZA-PCT-01	South Africa	2021/01662	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	129-EP-PCT-02	European Patent	19779866.3	2019-09-27	3856767	Pending

FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	129-US-PCT-01	United States of America	17/279691	2019-09-27		Pending
FORMULATIONS OF GLUCAGON-LIKE-PEPTIDE-2 (GLP-2) ANALOGUES	129-WO-NOR-01	International Patent-PCT	PCT/EP2019/076304	2019-09-27	WO2020/065063	Nat. Phase
PHARMACEUTICAL PARENTERAL COMPOSITION OF DUAL GLP1/2 AGONIST	134-AU-PCT-01	Australia	2020290014	2020-06-12		Pending
PHARMACEUTICAL PARENTERAL COMPOSITION OF DUAL GLP1/2 AGONIST	134-NZ-PCT-01	New Zealand	780977	2020-06-12		Pending
PHARMACEUTICAL PARENTERAL COMPOSITION OF DUAL GLP1/2 AGONIST	134-NZ-PCT-02	New Zealand	780983	2020-06-12		Pending
PHARMACEUTICAL PARENTERAL COMPOSITION OF DUAL GLP1/2 AGONIST	134-WO-NOR-01	International Patent-PCT	PCT/EP2020/066376	2020-06-12	WO2020249778A1	Pending
PHARMACEUTICAL PARENTERAL COMPOSITION OF DUAL GLP1/2 AGONIST	134-WO-NOR-02	International Patent-PCT	PCT/EP2020/066381	2020-06-12	WO2020249782A1	Pending
Liquid Formulation of Glucagon Analogues	135-AR-NOR-01	Argentina	20210100659	2021-03-16		Pending
Liquid Formulation of Glucagon Analogues	135-TW-NOR-01	Taiwan	110109431	2021-03-16		Pending
Liquid Formulation of Glucagon Analogues	135-US-NOR-01	United States of America	17/203126	2021-03-16	US 2021-0283053 A1	Pending
Liquid Formulation of Glucagon Analogues	135-WO-NOR-01	International Patent-PCT	PCT/EP2021/056651	2021-03-16	WO2021/185821	Pending
COMPOSITION	141-EP-NOR-01	European Patent	EP21158004.8	2021-02-18		Pending
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	143-CA-PCT-01	Canada	CA 3004714	2016-11-14	CA20163004714	Pending

FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	143-CN-PCT-01	China	CN201680785451	2016-11-14	CN109071430		Pending
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	143-EP-PCT-01	European Patent	16863254.5	2016-11-14	EP3377471		Pending
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	143-US-CON-03	United States of America	16/985096	2020-08-04	US 2020-0361944 A1	10981921	Registered
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	143-US-PCT-02	United States of America	15/775319	2016-11-14	US2019/0077805	11046695	Registered
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	143-WO-NOR-01	International Patent-PCT	PCT/CA2016/000275	2016-11-14	WO2017/079821		Nat. Phase
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	144-AU-PCT-01	Australia	AU20160353547	2016-11-14	AU2016353547	2016353547	Registered
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-CA-PCT-01	Canada	CA 3004641	2016-11-14	CA20163004641		Pending
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-CN-PCT-01	China	CN2016800791486	2016-11-14	CN109071602		Pending
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-EP-PCT-01	European Patent	16863253.7	2016-11-14	EP3387004		Pending
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-IN-PCT-01	India	IN201817021544	2016-11-14			Pending
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	144-JP-PCT-01	Japan	JP 2018-524794	2016-11-14	JP2019503340		Pending
FRAGMENT SYNTHESIS OF CYCLIC PEPTIDES	144-KR-PCT-01	Korea (South)	KR 10-2018-7016390	2016-11-14	KR20180095809		Pending
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-US-CON-03	United States of America	17/214530	2016-11-14	US20210300932A1		Pending
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-US-PCT-02	United States of America	15/775309	2016-11-14	2020/0165300	11072616	Registered
CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	144-WO-NOR-01	International Patent-PCT	PCT/CA2016/000274	2016-11-14	WO2017/079820		Nat. Phase
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-AT-VAL-01	Austria	17870529.9	2017-11-10		3538542	Registered

CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-CA-PCT-01	Canada	CA 3042576	2017-11-10	CA20173042576		Pending
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-CH-VAL-01	Switzerland	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-CN-PCT-01	China	2017800761057	2017-11-10	CN110088121		Pending
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-DE-VAL-01	Germany	17870529.9	2017-11-10		3538542 / 60 2017 043 611.9	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-DK-VAL-01	Denmark	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-EP-DIV-02	European Patent	21167845.3	2017-11-10			Pending
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-EP-PCT-01	European Patent	17870529.9	2017-11-10	3538542	3538542	Nat. Phase
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-ES-VAL-01	Spain	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-FR-VAL-01	France	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-GB-VAL-01	United Kingdom	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-IE-VAL-01	Ireland	17870529.9	2017-11-10		3538542	Registered

CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-IN-PCT-01	India	IN 201927019614	2017-11-10			Pending
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-IT-VAL-01	Italy	17870529.9	2017-11-10		3538542 / 502021000080324	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-JP-PCT-01	Japan	2019-524203	2017-11-10			Pending
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-NL-VAL-01	Netherlands	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-NO-VAL-01	Norway	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-SE-VAL-01	Sweden	17870529.9	2017-11-10		3538542	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-US-CON-03	United States of America	17/234488	2021-04-19			Pending
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-US-PCT-02	United States of America	16/348103	2017-11-10	US 2020-0216501 A1	11111273	Registered
CYCLIC PEPTIDES MULTIMERS TARGETING ALPHA 4 BETA 7 INTEGRIN	145-WO-NOR-01	International Patent-PCT	PCT/CA2017/000244	2017-11-10	WO2018/085921		Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-AU-PCT-01	Australia	2018266248	2018-05-10			Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-CA-PCT-01	Canada	3062385	2018-05-10			Pending

HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-CN-PCT-01	China	201880043716.6	2018-05-10	CN110891964A		Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-EP-PCT-01	European Patent	18798999.1	2018-05-10	3621980		Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-IL-PCT-01	Israel	270465	2018-05-10			Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-JP-PCT-01	Japan	2019-562314	2018-05-10	2020-519633		Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-KR-PCT-01	Korea (South)	10-2019-7036531	2018-05-10	10-2020-0015540		Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-MX-PCT-01	Mexico	MX/a/2019/013362	2018-05-10			Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-RU-PCT-01	Russian Federation	2019138978	2018-05-10			Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-SG-PCT-01	Singapore	11201910268S	2018-05-10			Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-US-PCT-02	United States of America	16/611518	2018-05-10	US 2020-0095285 A1		Pending
HOMODETIC CYCLIC PEPTIDES TARGETING ALPHA 4 BETA 7 INTEGRIN	146-WO-NOR-01	International Patent-PCT	PCT/CA2018/000087	2018-05-10	WO2018205008		Pending
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-AU-PCT-01	Australia	2010225426	2010-03-16		2010225426	Registered

CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-BE-VAL-01	Belgium	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-CA-PCT-01	Canada	2756804	2010-03-16		2756804	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-CH-VAL-01	Switzerland	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-CN-PCT-01	China	201080021243.3	2010-03-16		102498124	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-DE-VAL-01	Germany	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-DK-VAL-01	Denmark	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-EP-PCT-01	European Patent	10753047.9	2010-03-16	2408802	2408802	Nat. Phase
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-ES-VAL-01	Spain	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-FR-VAL-01	France	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-GB-VAL-01	United Kingdom	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-HK-EXT-01	Hong Kong	12112752.9			1172036	Registered

CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-IE-VAL-01	Ireland	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-IN-PCT-01	India	7853/DELNP/2011	2010-03-16		347471	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-IT-VAL-01	Italy	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-JP-PCT-01	Japan	2012-500020	2010-03-16	2012-520330	5866277	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-NL-VAL-01	Netherlands	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-NO-VAL-01	Norway	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-PT-VAL-01	Portugal	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-SE-VAL-01	Sweden	10753047.9	2010-03-16	2408802	2408802	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-US-CON-03	United States of America	14/962952	2015-12-08	2016-0222062	10385099	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-US-PCT-02	United States of America	13/257159	2010-03-16	2012-0065366	9260479	Registered
CYCLIC AMINO ACID MOLECULES AND METHODS OF PREPARING THE SAME	147-WO-NOR-01	International Patent-PCT	PCT/CA2010/000408	2010-03-16	WO2010/105363		Nat. Phase

AZIRIDINE ALDEHYDES, AZIRIDINE-CONJUGATED AMMO DERIVATIVES, AZIRIDINE-CONJUGATED BIOMOLECULES AND PROCESSES FOR THEIR PREPARATION	148-CA-PCT-01	Canada	2702605	2007-10-22		2702605	Registered
AZIRIDINE ALDEHYDES, AZIRIDINE-CONJUGATED AMMO DERIVATIVES, AZIRIDINE-CONJUGATED BIOMOLECULES AND PROCESSES FOR THEIR PREPARATION	148-US-PCT-03	United States of America	12/446343	2007-10-22	US2010/0317832	8143375	Registered
AZIRIDINE ALDEHYDES, AZIRIDINE-CONJUGATED AMMO DERIVATIVES, AZIRIDINE-CONJUGATED BIOMOLECULES AND PROCESSES FOR THEIR PREPARATION	148-WO-NOR-01	International Patent-PCT	PCT/CA2007/001882	2007-10-22	WO2008/046232		Nat. Phase
PROCESS FOR FORMULATING COMPOSITIONS COMPRISING GLUCAGON-LIKEPEPTIDE- 2(GLP-2) ANALOGUES	151-EP-NOR-01	European Patent	21196169.3	2021-09-10			Pending
AGONIST COMBINATION AND SURGERY	152-WO-NOR-01	International Patent-PCT	PCT/EP2021/058188	2021-03-29			Pending
COMPOSITION	153-WO-NOR-01	International Patent-PCT	PCT/EP2021/058189	2021-03-29			Pending
COMPOUNDS	155-AR-NOR-01	Argentina	20210101759	2021-06-25			Pending
COMPOUNDS	155-TW-NOR-01	Taiwan	110123279	2021-06-25			Pending

COMPOUNDS	155-WO-NOR-01	International Patent-PCT	PCT/EP2021/067469	2021-06-25			Pending
FLUID TRANSFER DEVICE	156-CA-PCT-01	Canada	2760641	2010-05-04		2760641	Registered
FLUID TRANSFER DEVICE	156-CN-DIV-02	China	201410204112.9	2010-05-04	104287966	ZL201410204112.9	Registered
FLUID TRANSFER DEVICE	156-CN-PCT-01	China	201080029611.9	2010-05-04	102458516	ZL201080029611.9	Registered
FLUID TRANSFER DEVICE	156-DE-VAL-01	Germany	10772721.6	2010-05-04		60 2010 046 570.5	Registered
FLUID TRANSFER DEVICE	156-EP-DIV-02	European Patent	17195514.9	2010-05-04	EP3292881		Pending
FLUID TRANSFER DEVICE	156-ES-VAL-01	Spain	10772721.6	2010-05-04		2427237	Registered
FLUID TRANSFER DEVICE	156-FR-VAL-01	France	10772721.6	2010-05-04		2427237	Registered
FLUID TRANSFER DEVICE	156-GB-VAL-01	United Kingdom	10772721.6	2010-05-04		2427237	Registered
FLUID TRANSFER DEVICE	156-HK-EXT-01	Hong Kong	12108444.1	2010-05-04	1167621 A	HK1167621	Registered
FLUID TRANSFER DEVICE	156-IN-PCT-01	India	8394/DELNP/2011	2010-05-04	8394/DELNP/2011 A	364742	Registered
FLUID TRANSFER DEVICE	156-IT-VAL-01	Italy	10772721.6	2010-05-04		2427237	Registered
FLUID TRANSFER DEVICE	156-KR-PCT-01	Korea (South)	10-2011-7028818	2010-05-04	KR20120026523	10-1715421	Registered
FLUID TRANSFER DEVICE	156-US-CON-03	United States of America	14/156514	2014-01-16	2014-0124092 A1	9376224	Registered
FLUID TRANSFER DEVICE	156-US-CON-04	United States of America	15/164985	2016-05-26	2016-0262983 A1	9833383	Registered
FLUID TRANSFER DEVICE	156-US-NOR-02	United States of America	12/773679	2010-05-04	2010-0276034 A1	8667996	Registered

FLUID TRANSFER DEVICE	156-WO-NOR-01	International Patent-PCT	PCT/US2010/033590	2010-05-04	WO 2010/129583		Nat. Phase
FLUID DELIVERY DEVICE	157-AU-DIV-02	Australia	2014202952	2010-10-12		2014202952	Registered
FLUID DELIVERY DEVICE	157-AU-DIV-03	Australia	2015202656	2010-10-12		2015202656	Registered
FLUID DELIVERY DEVICE	157-AU-DIV-04	Australia	2016216561	2010-10-12		2016216561 B2	Registered
FLUID DELIVERY DEVICE	157-AU-DIV-06	Australia	2019232930	2010-10-12		2019232930	Registered
FLUID DELIVERY DEVICE	157-AU-PCT-01	Australia	2010307002	2010-10-12		2010307002	Registered
FLUID DELIVERY DEVICE	157-CA-DIV-02	Canada	2936768	2010-10-12		2936768	Registered
FLUID DELIVERY DEVICE	157-CA-PCT-01	Canada	2776397	2010-10-12		2776397	Registered
FLUID DELIVERY DEVICE	157-CN-DIV-02	China	201410634901.6	2010-10-12	104474604	ZL201410634901.6	Registered
FLUID DELIVERY DEVICE	157-CN-DIV-03	China	201410635389.7	2010-10-12	104474606	ZL201410635389.7	Registered
FLUID DELIVERY DEVICE	157-CN-DIV-04	China	201410634903.5	2010-10-12	104474605	ZL201410634903.5	Registered
FLUID DELIVERY DEVICE	157-CN-PCT-01	China	201080046063.0	2010-10-12	102665799	ZL201080046063.0	Registered
FLUID DELIVERY DEVICE	157-DE-VAL-01	Germany	10823957.5	2010-10-12		EP2488233	Registered
FLUID DELIVERY DEVICE	157-DE-VAL-02	Germany	19163118.3	2010-10-12		EP3549624 / 60 2010 066 185.7	Registered
FLUID DELIVERY DEVICE	157-EP-DIV-02	European Patent	19163118.3	2010-10-12	3549624	EP3549624	Nat. Phase
FLUID DELIVERY DEVICE	157-EP-PCT-01	European Patent	10823957.5	2010-10-12	EP2488233A1	EP2488233	Nat. Phase

FLUID DELIVERY DEVICE	157-ES-VAL-01	Spain	10823957.5	2010-10-12		EP2488233	Registered
FLUID DELIVERY DEVICE	157-FR-VAL-01	France	10823957.5	2010-10-12		EP2488233	Registered
FLUID DELIVERY DEVICE	157-FR-VAL-02	France	19163118.3	2010-10-12		EP3549624	Registered
FLUID DELIVERY DEVICE	157-GB-VAL-01	United Kingdom	10823957.5	2010-10-12		EP2488233	Registered
FLUID DELIVERY DEVICE	157-GB-VAL-02	United Kingdom	19163118.3	2010-10-12		EP3549624	Registered
FLUID DELIVERY DEVICE	157-HK-EXT-01	Hong Kong	13102796.7	2010-10-12	1175725A	HK1175725B	Registered
FLUID DELIVERY DEVICE	157-IL-PCT-01	Israel	218554	2010-10-12		218554	Registered
FLUID DELIVERY DEVICE	157-IN-PCT-01	India	2600/DELNP/2012	2010-10-12			Pending
FLUID DELIVERY DEVICE	157-IT-VAL-01	Italy	10823957.5	2010-10-12		EP2488233	Registered
FLUID DELIVERY DEVICE	157-IT-VAL-02	Italy	19163118.3	2010-10-12		EP3549624	Registered
FLUID DELIVERY DEVICE	157-KR-DIV-02	Korea (South)	10-2017-7014322	2010-10-12		10-1868765	Registered
FLUID DELIVERY DEVICE	157-KR-PCT-01	Korea (South)	10-2012-7008581	2010-10-12	KR20120102594	10-1857300	Registered
FLUID DELIVERY DEVICE	157-SG-PCT-01	Singapore	201201782-8	2010-10-12	SG179126	179126	Registered
FLUID DELIVERY DEVICE	157-US-CON-04	United States of America	14/790044	2015-07-02	2015-0306306 A1	9968731	Registered
FLUID DELIVERY DEVICE	157-US-CON-05	United States of America	15/947456	2018-04-06	2018-0221569 A1	10933188	Registered
FLUID DELIVERY DEVICE	157-US-PCT-03	United States of America	13/500136	2012-08-12	2013-0046239 A1	9101706	Registered

FLUID DELIVERY DEVICE	157-WO-NOR-01	International Patent-PCT	PCT/US2010/052352	2010-10-12	WO 2011/046950		Nat. Phase
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-AU-DIV-02	Australia	2011201473	2007-03-28		2011201473	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-AU-DIV-03	Australia	2013231047	2007-03-28		2013231047	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-AU-DIV-04	Australia	2015207984	2007-03-28		2015207984	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-AU-PCT-01	Australia	2007233231	2007-03-28	2007233231 B2	2007233231	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-CA-PCT-01	Canada	2646324	2007-03-28		2646324	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-CN-DIV-02	China	201310119427.9	2007-03-28	103239773	ZL201310119427.9	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-CN-PCT-01	China	200780020245.9	2007-03-28	101460216	ZL200780020245.9	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-DE-VAL-01	Germany	07759578.3	2007-03-28		2005309	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-DE-VAL-02	Germany	15182150.1	2007-03-28		DE 60 2007 053 337.6	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-ES-VAL-01	Spain	07759578.3	2007-03-28		ES2566058	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-ES-VAL-02	Spain	15182150.1	2007-03-28		ES2656675	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-FR-VAL-01	France	07759578.3	2007-03-28		2005309	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-FR-VAL-02	France	15182150.1	2007-03-28		2982399	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-GB-VAL-01	United Kingdom	07759578.3	2007-03-28		2005309	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-GB-VAL-02	United Kingdom	15182150.1	2007-03-28		2982399	Registered

MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-IL-DIV-02	Israel	232412	2007-03-28		232412	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-IN-PCT-01	India	8997/DELNP/2008	2007-03-28		314198	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-IT-VAL-01	Italy	07759578.3	2007-03-28		IT 502016000046429	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-IT-VAL-02	Italy	15182150.1	2007-03-28		2982399	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-KR-PCT-01	Korea (South)	10-2008-7026677	2007-03-28		10-1361376	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-RU-PCT-01	Russian Federation	2008143015	2007-03-28	2008143015 A	2438719	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-SG-DIV-02	Singapore	201104696-8	2007-03-28	173319	173319	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-US-CON-03	United States of America	13/013379	2011-01-25	2011-0137287 A1	8361053	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-US-CON-04	United States of America	13/719481	2012-12-19	2013-0178799 A1	8821443	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-US-CON-05	United States of America	14/341879	2014-07-28	2014-0336580 A1	9687599	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-US-CON-06	United States of America	15/597981	2017-05-17	2018-0028743 A1	10493199	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-US-CON-07	United States of America	16/655036	2019-10-16	2020-0046897 A1		Pending
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-US-PCT-02	United States of America	12/295173	2008-09-29	2009/0240232 A1	7914499	Registered
MULTI-CARTRIDGE FLUID DELIVERY DEVICE	158-WO-NOR-01	International Patent-PCT	PCT/US2007/065363	2007-03-28	WO 2007/115039		Nat. Phase
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-AU-DIV-02	Australia	2009202856	2004-04-23		2009202856	Registered

HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-AU-DIV-03	Australia	2012201924	2004-04-23		2012201924	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-AU-DIV-04	Australia	2015207890	2004-04-23		2015207890	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-AU-DIV-05	Australia	2017202411	2004-04-23		2017202411	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-AU-DIV-06	Australia	2019201416	2004-04-23		2019201416	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-AU-PCT-01	Australia	2004232858	2004-04-23		2004232858	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-CA-PCT-01	Canada	2523267	2004-04-23		2523267	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-DE-VAL-01	Germany	04760179.4	2004-04-23		60 2004 054 041.2	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-EP-DIV-02	European Patent	19165022.5	2004-04-23	3572106		Pending
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION	159-EP-PCT-01	European Patent	04760179.4	2004-04-23	1617888	1617888	Nat. Phase

MEDICAMENT ADMINISTRATION
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-ES-VAL-01	Spain	04760179.4	2004-04-23		E04760179	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-FR-VAL-01	France	04760179.4	2004-04-23		1617888	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-GB-VAL-01	United Kingdom	04760179.4	2004-04-23		1617888	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-IT-VAL-01	Italy	04760179.4	2004-04-23		502019000069837	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-CON-03	United States of America	12/336363	2008-12-16	2009-0198185 A1	8070726	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-CON-04	United States of America	12/336395	2008-12-16	2009-0157005 A1	9072828	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-CON-05	United States of America	12/336363	2003-04-23		8070726	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-CON-06	United States of America	14/809436	2003-04-23	US2015/0328400	9511187	Registered

HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-CON-07	United States of America	15/299678	2003-04-23		10525194	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-CON-08	United States of America	16/687017	2003-04-23	US 2020/0086039 A1		Pending
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-US-NOR-02	United States of America	10/831354	2004-04-23	2005-0119618 A1	7530968	Registered
HYDRAULICALLY ACTUATED PUMP FOR LONG DURATION MEDICAMENT ADMINISTRATION	159-WO-NOR-01	International Patent-PCT	PCT/US2004/012797	2004-04-23	WO 2004/094823 A2		Nat. Phase
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-CA-DIV-02	Canada				2782501	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-CA-DIV-03	Canada	2850729	2001-11-30		2850729	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-CA-DIV-04	Canada	2850798	2001-11-30		2850798	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-CA-PCT-01	Canada	2430590	2001-11-30		2430590	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-DE-VAL-01	Germany	01988242.2	2001-11-30	EP1412017	DE60149884.4	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-DE-VAL-02	Germany	12190927.9	2001-11-30		60151042.9	Registered

FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-DE-VAL-03	Germany	12190928.7	2001-11-30		60150977.3	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-FR-VAL-01	France	01988242.2	2001-11-30		EP1412017	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-FR-VAL-02	France	12190927.9	2001-11-30		2578252	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-FR-VAL-03	France	12190928.7	2001-11-30		2554196	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-GB-VAL-01	United Kingdom	01988242.2	2001-11-30		EP1412017	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-GB-VAL-02	United Kingdom	12190927.9	2001-11-30		2578252	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-GB-VAL-03	United Kingdom	12190928.7	2001-11-30		2554196	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-IT-VAL-01	Italy	01988242.2	2001-11-30	EP1412017	IT502016000071638	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-IT-VAL-02	Italy	12190927.9	2001-11-30		502019000022413	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-IT-VAL-03	Italy	12190928.7	2001-11-30		502019000003487	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-CON-05	United States of America	13/743892	2013-01-17	2013-0138042 A1	8992478	Registered

FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-CON-06	United States of America	14/629801	2015-02-24	2015-0165115 A1	9636451	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-CON-07	United States of America	15/464570	2017-03-21	2017-0189610 A1	9981083	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-CON-08	United States of America	15/966030	2018-04-30	2018-0243503-A1	10610640	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-CON-09	United States of America	16/801806	2020-02-26	US 2020-0206418 A1		Pending
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-DIV-03	United States of America	11/219944	2005-09-06	2006-0189939	7481792	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-DIV-04	United States of America	12/336246	2008-12-16	2009-0093763 A1	8858511	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-US-NOR-02	United States of America	10/006526	2001-11-30	2002-0169416 A1	6939324	Registered
FLUID DELIVERY AND MEASUREMENT SYSTEMS AND METHODS	160-WO-NOR-01	International Patent-PCT	PCT/US2001/046028	2001-11-30	WO 02/055128 A2		Nat. Phase
METHODS AND DEVICES FOR DELIVERING GLP-1 AND USES THEREOF	161-US-NOR-02	United States of America	11/175990	2005-07-05	2006-0030838 A1	9089636	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-AU-DIV-02	Australia	2014277752	2011-06-09		2014277752	Registered

FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-AU-DIV-03	Australia	2016247192	2011-06-09		2016247192	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-AU-DIV-04	Australia	2017221857	2011-06-09		2017221857	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-AU-PCT-01	Australia	2011264825	2011-06-09		2011264825	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-CA-DIV-02	Canada	3011688	2011-06-09		3011688	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-CA-DIV-03	Canada		2020-05-27			Pending
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-CA-PCT-01	Canada	2799784	2011-06-09		2799784	Registered

FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES	162-CN-DIV-02	China	201510422211.9	2015-07-17	105107064		Pending

AND EXPANDABLE HYDRAULIC FLUID SEALS
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-CN-DIV-03	China	201510422237.3	2015-07-17	105107065	ZL201510422237.3	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-CN-DIV-04	China	201910993767.1	2011-06-09	110548195		Pending
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-CN-PCT-01	China	201180028239.4	2011-06-09	103025370	ZL201180028239.4	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-DE-VAL-01	Germany	11793149.3	2011-06-09		2579919	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-EP-DIV-02	European Patent	20175904.0	2020-05-21	3736000		Pending
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-EP-PCT-01	European Patent	11793149.3	2011-06-09	2579919	2579919	Nat. Phase

FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-FR-VAL-01	France	11793149.3	2011-06-09		2579919	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-GB-VAL-01	United Kingdom	11793149.3	2011-06-09		2579919	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-IL-PCT-01	Israel	222801	2011-06-09			Pending
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-IN-PCT-01	India	11298/DELNP/2012	2011-06-09	11298/DELNP/2012 A	373789	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-IT-VAL-01	Italy	11793149.3	2011-06-09		2579919	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-KR-PCT-01	Korea (South)	10-2013-7000391	2011-06-09		10-1802548	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES	162-SG-PCT-01	Singapore	201208331-7	2011-06-09		185534	Registered

AND EXPANDABLE HYDRAULIC FLUID SEALS
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-US-DIV-03	United States of America	14/259897	2014-04-23	2014-0236086 A1	9795735	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-US-DIV-04	United States of America	15/696646	2017-09-06	2017-0361016 A1	10376638	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-US-NOR-02	United States of America	13/156839	2011-06-09	2011-0306929-A1	8740847	Registered
FLUID DELIVERY DEVICE NEEDLE RETRACTION MECHANISMS, CARTRIDGES AND EXPANDABLE HYDRAULIC FLUID SEALS	162-WO-NOR-01	International Patent-PCT	PCT/US2011/039771	2011-06-09	WO 2011/156580		Nat. Phase
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-AU-DIV-02	Australia	2017202459	2014-05-30	2017202459	2017202459	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-AU-DIV-03	Australia	2019200282	2014-05-30		2019200282	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-AU-PCT-01	Australia	2014274061	2014-05-30		2014274061	Registered

A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-CA-PCT-01	Canada	2911250	2014-05-30		2911250	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-CN-DIV-02	China	201810320036.6	2014-05-30	108704191	ZL 201810320036.6	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-CN-PCT-01	China	201480030789.3	2014-05-30	105228675	ZL201480030789.3	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-DE-VAL-01	Germany	14803383.0	2014-05-30		3003438	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-DE-VAL-02	Germany	14803383.0	2014-05-30		60 2014 078 542.5	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-EP-DIV-02	European Patent	19170950.0	2014-05-30	3574943	3574943	Nat. Phase
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-EP-PCT-01	European Patent	14803383.0	2014-05-30		3003438	Nat. Phase
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-ES-VAL-01	Spain	14803383.0	2014-05-30		3003438	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-FR-VAL-01	France	14803383.0	2014-05-30		3003438	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-FR-VAL-02	France	14803383.0	2014-05-30		3003438	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-GB-VAL-01	United Kingdom	14803383.0	2014-05-30		3003438	Registered

A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-GB-VAL-02	United Kingdom	14803383.0	2014-05-30		3003438	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-IN-PCT-01	India	10708/DELNP/2015	2014-05-30	10708/DELNP/2015 A		Pending
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-IT-VAL-01	Italy	14803383.0	2014-05-30		3003438	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-US-CON-03	United States of America	16/783609	2020-02-06	US2020/0188580		Pending
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-US-PCT-02	United States of America	14/786009	2015-10-21	2016-0082182 A1	10596313	Registered
A FLUID DELIVERY DEVICE HAVING AN INSERTABLE PREFILLED CARTRIDGE	164-WO-NOR-01	International Patent-PCT	PCT/US2014/040205	2014-05-30	WO 2014/194183		Nat. Phase
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-AU-PCT-01	Australia	2015211045	2015-01-28		2015211045	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-CA-PCT-01	Canada	2937736	2015-01-28		2937736	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-CN-DIV-02	China	201911372682.8	2015-01-28	CN 110947050		Pending
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-CN-PCT-01	China	201580006272.5	2015-01-28	106413774	ZL201580006272.5	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-DE-VAL-01	Germany	15743263.4	2015-01-28		3099349	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-EP-DIV-02	European Patent	20175705.1	2020-05-20	3736001		Pending
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-EP-PCT-01	European Patent	15743263.4	2015-01-28	3099349	3099349	Nat. Phase

MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-FR-VAL-01	France	15743263.4	2015-01-28		3099349	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-GB-VAL-01	United Kingdom	15743263.4	2015-01-28		3099349	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-IT-VAL-01	Italy	15743263.4	2015-01-28		3099349	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-US-CON-03	United States of America	15/728706	2017-10-10	2018-0043090 A1	10765803	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-US-CON-04	United States of America	16/940514	2020-07-28	US-2020-0368427-A1		Pending
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-US-PCT-02	United States of America	15/106853	2016-06-21	2017-0000942 A1	9814831	Registered
MOVING BASAL ENGINE FOR A FLUID DELIVERY DEVICE	165-WO-NOR-01	International Patent-PCT	PCT/US2015/013283	2015-01-28	WO 2015/116677		Nat. Phase
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-AU-PCT-01	Australia	2015333817	2015-10-12		2015333817	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-CA-PCT-01	Canada	2961644	2015-10-12		2961644	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-CN-DIV-02	China	201911336645.1	2015-10-12	111437461		Pending
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-CN-PCT-01	China	201580054065.7	2015-10-12	106714879	ZL201580054065.7	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-DE-VAL-01	Germany	15850644.4	2015-10-12		60 2015 052 496.9	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-EP-DIV-02	European Patent	20171734.5	2015-10-12	3747487		Pending

CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-EP-PCT-01	European Patent	15850644.4	2015-10-12	3206737	3206737	Nat. Phase
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-ES-VAL-01	Spain	15850644.4	2015-10-12		3206737	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-FR-VAL-01	France	15850644.4	2015-10-12		3206737	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-GB-VAL-01	United Kingdom	15850644.4	2015-10-12		3206737	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-HK-EXT-01	Hong Kong	18100547.8	2015-10-12	1241302	1241302	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-IN-PCT-01	India	201717014210	2015-10-12	201717014210 A		Pending
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-IT-VAL-01	Italy	15850644.4	2015-10-12		3206737	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-KR-PCT-01	Korea (South)	10-2017-7012745	2015-10-12		10-2027662	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-RU-PCT-01	Russian Federation	2017116222	2015-10-12		2686296	Registered
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-US-CON-03	United States of America	16/388342	2019-04-18	2019-0240399 A1		Pending
CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-US-PCT-02	United States of America	15/512907	2017-03-21	2017-0296741 A1	10307529	Registered

CARTRIDGE INSERTION MECHANISM FOR A FLUID DELIVERY DEVICE	166-WO-NOR-01	International Patent-PCT	PCT/US2015/055117	2015-10-12	WO 2016/060986		Nat. Phase
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-AU-DIV-02	Australia	2018247266	2016-06-30		2018247266	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-AU-PCT-01	Australia	2016287632	2016-06-30		2016287632	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-CA-PCT-01	Canada	2990453	2016-06-30		2990453	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-CN-PCT-01	China	201680048925.0	2016-06-30	107921214	ZL201680048925.0	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-DE-VAL-01	Germany	16818750.8	2016-06-30		EP3316940/DE60 2016 057 026.2	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-EP-PCT-01	European Patent	16818750.8	2016-06-30	3316940	3316940	Nat. Phase
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-FR-VAL-01	France	16818750.8	2016-06-30		3316940	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-GB-VAL-01	United Kingdom	16818750.8	2016-06-30		3316940	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-IT-VAL-01	Italy	16818750.8	2016-06-30		3316940 / 502021000049484	Registered
NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-US-PCT-02	United States of America	15/739194	2017-12-22	2018-0193557 A1		Pending

NEEDLE CONTROL AND DRUG MIXING SYSTEMS FOR A FLUID DELIVERY DEVICE	167-WO-NOR-01	International Patent-PCT	PCT/US2016/040281	2016-06-30	WO 2017/004315	Nat. Phase
TIME DELAY MECHANISM FOR A HYDRAULIC DRUG DELIVERY DEVICE	168-CA-PCT-01	Canada	3065558	2018-06-20		Pending
TIME DELAY MECHANISM FOR A HYDRAULIC DRUG DELIVERY DEVICE	168-CN-PCT-01	China	201880038063.2	2018-06-20	CN 111032119 A	Pending
TIME DELAY MECHANISM FOR A HYDRAULIC DRUG DELIVERY DEVICE	168-EP-PCT-01	European Patent	18821170.0	2018-06-20	3641855	Pending
TIME DELAY MECHANISM FOR A HYDRAULIC DRUG DELIVERY DEVICE	168-IN-PCT-01	India	201947051358	2018-06-20		Pending
TIME DELAY MECHANISM FOR A HYDRAULIC DRUG DELIVERY DEVICE	168-US-PCT-02	United States of America	16/615150	2019-11-20	US-2020-0155757-A1	Pending
TIME DELAY MECHANISM FOR A HYDRAULIC DRUG DELIVERY DEVICE	168-WO-NOR-01	International Patent-PCT	PCT/US2018/038518	2018-06-20	WO 2018/237016	Nat. Phase
COMMUNICATION ACCESSORY FOR A DRUG DELIVERY DEVICE	169-AU-PCT-01	Australia	2018300239	2018-07-13		Pending
COMMUNICATION ACCESSORY FOR A DRUG DELIVERY DEVICE	169-CA-PCT-01	Canada	3079664	2018-07-13		Pending
COMMUNICATION ACCESSORY FOR A DRUG DELIVERY DEVICE	169-CN-PCT-01	China	202020843404.8	2018-07-13		Pending
COMMUNICATION ACCESSORY FOR A DRUG DELIVERY DEVICE	169-EP-PCT-01	European Patent	18832239.0	2018-07-13	3664867	Pending

COMMUNICATION ACCESSORY FOR A DRUG DELIVERY DEVICE	169-US-PCT-02	United States of America	16/627577	2019-12-30	US2020/0147312	Pending
COMMUNICATION ACCESSORY FOR A DRUG DELIVERY DEVICE	169-WO-NOR-01	International Patent-PCT	PCT/US2018/042079	2018-07-13	WO 2019/014588	Nat. Phase
SUBCUTANEOUS INJECTED CANNABIDIOL AND METHODS OF TREATMENT USING THE SAME	170-US-PRO-01	United States of America	62/875212	2019-07-17		Pending
SUBCUTANEOUS INJECTED CANNABIDIOL AND METHODS OF TREATMENT USING THE SAME	170-US-PRO-02	United States of America	62/876425	2019-07-19		Pending
PHARMACEUTICAL COMPOSITION FOR SUBCUTANEOUS ADMINISTRATION	170-WO-NOR-01	International Patent-PCT	PCT/EP2020/070062	2020-07-15	WO2021/009266	Pending
ADAPTER FOR A FLUID TRANSFER DEVICE	171-US-PRO-01	United States of America	62/890841	2019-08-23		Pending
ADAPTER FOR A FLUID TRANSFER DEVICE	171-WO-NOR-01	International Patent-PCT	PCT/EP2020/071963	2020-08-05	WO2021/037502	Pending
PHARMACEUTICAL COMPOSITION OF GLP-1/GLP-2 DUAL AGONISTS	178-EP-NOR-01	European Patent	20214558.7	2020-12-16		Pending
PHARMACEUTICAL COMPOSITION OF GLP-1/GLP-2 DUAL AGONISTS	179-EP-NOR-01	European Patent	20214559.5	2020-12-16		Pending
PEPTIDE INHIBITORS OF INTERLEUKIN-23 RECEPTOR	180-EP-NOR-01	European Patent	21211815.2	2021-12-01		Pending
PHARMACEUTICAL COMPOSITION OF GLP-1/GLP-2 DUAL AGONISTS	183-EP-NOR-01	European Patent	20214562.9	2020-12-16		Pending

KV1.3 BLOCKERS	184-EP-NOR-01	European Patent	21164384.6	2021-03-23	Pending
Kv1.3 BLOCKERS	185-EP-NOR-01	European Patent	21164386.1	2021-03-23	Pending
DOSAGE REGIMEN FOR THE ADMINISTRATION OF KV1.3 BLOCKERS	186-EP-NOR-01	European Patent	EP21157934.7	2021-02-18	Pending
DOSAGE REGIMEN	190-EP-NOR-01	European Patent	21194879.9	2021-09-03	Pending

SCHEDULE 13.1

Disqualified Lender List

1.	Ableco Finance LLC
2.	Appaloosa Management L.P.
3.	Aurora Capital Group
4.	Baupost Group
5.	BlackDiamond Capital Management, L.L.C
6.	Cerberus Capital Management
7.	Elliott Associates LP /Elliott Management Corporation
8.	Fir Tree Capital Management
9.	Golden Gate Capital
10.	GoldenTree Asset Management
11.	Highland Capital Management, L.P.
12.	Oaktree Capital Management (OCM)
13.	Silver Point Capital
14.	Wayzata Investment Partnership LLC

SCHEDULE 15.1(a)

Description of Glepaglutide

Internal Name: ZP 1848

INN name: Gelpaglutide

Peptide Sequence: HGEGTFSSELATILDALAARDFIAWLIATKITD K6-NH2

SCHEDULE 15.1(b)

Description of Specified Assets

ZP 8396

RD()GTATK()ATERLA-Aad-FLQRSSF-Gly(Me)-A-Ile(Me)-LSSTEVGSNT-Hyp

ZP 6590

H-Y-Aib-EGTFISDYSIELDK-K((19-Carboxy-nonadecanoyl)-[(Piperazine-1-yl)-acetyl]-Peg3- Peg3)-AAQAFIEWLLAQGPSSGAPPPS-NH2

ZP 9830

H-P[Nle]E[Nle]RC(1)SASVEC(2)KQKC(3)LAAIGSIFGKC(1)[Nle]NKKC(2)KC(3)YPR-OH

ZP 10000

2,2'-((S,S,S,S,S,S,12,8S,11S,14S,17S,18S)-((([1,1'-biphenyl]-2,2'-dicarbonyl)bis(piperazine-4,1-diyl))bis(4,1-phenylene))bis(18-(tert-butylcarbamoyl)-14-((R)-1-hydroxyethyl)-8-isobutyl-17-methyl-2,6,9,12,15-pentaoxo-3,7,10,13,16-pentaaza-1(2,1)-pyrrolidina-5(1,3)-benzenacyclooctadecaphane-56,11-diyl))diacetic acid

SCHEDULE 15.1(c)

Description of V-Go

The V-Go series of Wearable Insulin Delivery Devices are indicated for continuous subcutaneous infusion of either 20 Units of Insulin (0.83 U/hr), 30 Units of insulin (1.25 U/hr) or 40 Units of insulin (1.67 U/hr) in one 24-hour time period and on-demand bolus dosing in 2 Unit increments (up to 36 Units per one 24-hour time period) in adults requiring insulin.

SCHEDULE 15.1(d)

Description of Zegalogue

Internal Name: ZP 4207

INN Name: Dasiglucagon

Peptide Sequence: HSQGTFTSDYSKYLD-Aib-ARAEEFVKWLEST

EXHIBIT A-1

DESCRIPTION OF COLLATERAL

The Collateral consists of all of each Obligor’s right, title and interest in and to the following personal property:

(a)all of each Obligor’s Goods, Accounts (including health-care receivables, including any Health-Care Insurance Receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (whether tangible or electronic), cash, Deposit Accounts and other Collateral Accounts, all certificates of deposit, Fixtures, Letter of Credit Rights (whether or not the Letter of Credit is evidenced by a writing), Shares, securities and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located; and

(b)all of each Obligor’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, Proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Excluded Account, (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein would result in the abandonment, invalidation, unlawfulness or unenforceability of any right or interest of any Obligor therein or is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided that the foregoing exclusions of this clause (ii) shall in no way be construed to apply (a) to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, (b) to the extent that any consent or waiver has been obtained that would permit Purchaser Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement, (c) to any rights or interests under (X) the Arbitration Resolution Agreement, dated as of August 4, 2021, by and among Zealand Pharma A/S, Protagonist Pty. Ltd. and Protagonist Therapeutics, Inc., or (Y) the Settlement Agreement, dated as of December 1, 2016, by and between Sanofi and Issuer, or (d) to any proceeds or receivables thereof ); (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral and (iv) Shares of SPV Entities.

EXHIBIT A-2

AGREED SECURITY PRINCIPLES

1.CONSIDERATIONS

1.1The guarantees and security required to be provided under this Agreement will be given in accordance with the security principles set out in this Exhibit A-2 (the Agreed Security Principles). These Agreed Security Principles shall apply only to (a) any security or guarantee to be provided by any Obligor which is not a U.S. Person and (b) any security documents subject to a governing law other that of the United States, any state or commonwealth thereof, or the District of Columbia.  Notwithstanding the foregoing or anything to the contrary in this Agreement or these Agreed Security Principles, (i) in the event of any conflict between these Agreed Security Principles and the terms of any Danish Collateral Document, the terms of such Danish Collateral Document shall prevail, (ii) any Person organized under the laws of the Kingdom of Denmark that becomes an Obligor after the Effective Date shall grant local law security interests by acceding to the Danish Collateral Documents or executing substantially identical documentation (as adapted to reflect changes in law since the Effective Date and the specificities of the relevant Person), and (iii) in the event an Obligor is required to grant a share pledge over the shares of any Person organized under the laws of the Kingdom of Denmark, such Obligor shall do so pursuant to the Danish Form of Share Pledge Agreement (as adapted to reflect changes in law since the Effective Date and the specificities of the relevant Person).

1.2In determining what security will be provided in support of the Obligations the following matters will be taken into account. Security shall not be created or perfected to the extent that it would:

(a)result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) of any applicable jurisdiction; or

(b)result in a significant risk to the officers of the relevant grantor of security of contravention of their fiduciary duties and/or of civil or criminal liability;

In addition, in requesting security, Purchaser Agent will consider whether the creation or perfection would result in costs that, in the opinion of Purchaser Agent (acting reasonably), are disproportionate to the benefit obtained by the beneficiaries of that security; provided that any costs associated with the registration of floating charges (in Danish: virksomhedspant) pursuant to Section 3.2(e) shall be deemed not to be disproportionate.

1.3For the avoidance of doubt, in these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any security, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of security or any of its direct or indirect owners, subsidiaries or Affiliates.

2.OBLIGATIONS TO BE SECURED

2.1Subject to Clause 1 (Considerations) above and to paragraph 2.2 below, the obligations to be secured are the Secured Obligations (as defined below).  The security is to be granted in favor of Purchaser Agent on behalf of each Secured Party from time to time or, to the extent required in any applicable jurisdiction, in favor of the Secured Parties from time to time as represented by Purchaser Agent.

For ease of reference, the following definitions should, to the extent legally possible, be incorporated into each Security Document:

“Secured Obligations” means all the Obligations and all other present and future liabilities and obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Note Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

2.2The secured obligations will be limited:

(a)to the extent creating security for the relevant obligations would be in any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalization rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and

(b)to the extent creating security for the relevant Secured Obligations results in the officers of the applicable Obligor that is granting the security interest being in contravention of their fiduciary duties and/or civil or criminal or personal liability.

3.GENERAL

3.1Where appropriate, defined terms in the Foreign Collateral Documents (except for the Danish Collateral Documents) should mirror those in this Agreement.

3.2The parties to this Agreement agree to negotiate the form of each Foreign Collateral Document in good faith and will ensure that all documentation required to be entered into as a condition precedent to first drawdown under this Agreement (or immediately thereafter) is in a finally agreed form as soon as reasonably practicable after the date of this Agreement.  The form of guarantee is set out in Article XII of this Agreement and, with respect to any future Guarantor, is subject to any limitations set out in the relevant Guarantee Assumption Agreement.

3.3The security interests and other collateral shall, to the extent possible under local law, be enforceable at any time an Event of Default has occurred and is continuing.

4.UNDERTAKINGS/REPRESENTATIONS AND WARRANTIES

4.1Any representations, warranties or undertakings which are required to be included in any Foreign Collateral Document shall reflect (to the extent to which the subject matter of such representation, warranty and undertaking is the same as the corresponding representation, warranty and undertaking in this Agreement) the commercial deal set out in this Agreement (save to the extent that Secured Parties’ local counsel deem it necessary to include any further provisions (or deviate from those contained in this Agreement) in order to protect, perfect or preserve the security granted to the Secured Parties).

5.GOVERNING LAW

5.1Unless granted under a global security document governed by the law of the jurisdiction of an Obligor or under New York law, all security (other than as set out in paragraph 5.2 below)

shall be governed by the law of the jurisdiction of incorporation of that Obligor or the laws of the jurisdiction where that asset is located.

5.2Other than as security granted pursuant to the Agreement, security over shares shall be governed by the laws of the country in which the entity whose shares are being secured is incorporated and not by the laws of the country in which the Obligor granting the security is incorporated.

6.SPECIFIC SECURITY DOCUMENTS

6.1Bank accounts

(a)An Obligor shall grant security over all of its bank accounts but, to the extent possible under applicable law of any relevant jurisdiction, shall be free to deal with those accounts in the course of its business until an Event of Default has occurred which is continuing, save in respect of cash collateral and mandatory prepayment holding accounts. Subject to compliance with Section 6.6 of the Agreement, the Obligors shall be free to deal with any bank accounts held in Denmark until an Event of Default has occurred which is continuing.

(b)If required by local law to perfect the security or otherwise customary in the relevant jurisdiction, notice of the security will be served on the account bank within five business days of the security being granted and the Obligor shall use its reasonable endeavors to obtain the account bank’s acknowledgement of that notice.

(d)Any security over bank accounts shall be subject to any prior security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank provided that such prior security interests must only secure fees and costs of such account bank. The notice of security must request these are waived by the account bank but the Obligor shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

(e)If required under local law security over bank accounts will be registered.

6.2Insurance policies

(a)All insurance policies shall be charged in favor of the Secured Parties except for third party liability insurance and insurance in favor of employees (to the extent permissible by applicable law).

(b)Notice of the security will be served on the insurance provider within five business days of the security being granted and the Obligor shall use its reasonable endeavors to obtain the insurance provider’s agreement in principle to acknowledge that notice and, subsequently, an acknowledgement of that notice.

6.3Intellectual Property

If required under local law to perfect the security or if an Event of Default has occurred and is continuing, at the Obligor’s expense, security over Intellectual Property will be registered in respect of registered Intellectual Property in the United States of America, the Kingdom of Denmark and

each jurisdiction in which an Obligor is organized, and in any other jurisdictions as Purchaser Agent shall determine in its sole discretion.

6.4Trade receivables

(a)Unless necessary to ensure the creation of a valid and/or perfected security interest, if an Obligor grants security over its trade receivables it shall be free to deal with, those receivables in the course of its business until an Event of Default has occurred which is continuing and Purchaser Agent notifies the Obligors that its consent is required for any further dealing.

(b)No notice of security may be served until an Event of Default has occurred which is continuing unless customary under relevant local law practice (provided that in notices of assignments for Material Product Agreements may be provided delivered concurrently with soliciting consents in respect thereof in accordance with Section 3.6 of the Agreement).

(c)If required under local law Security over trade receivables will be registered.

6.5Shares

(a)Each Obligor shall grant a charge or pledge over all Shares (except any Shares of an SPV Entity) owned by it.

(b)Until an Event of Default has occurred which is continuing, the Obligor executing a share charge will be permitted to retain and to exercise voting rights to any shares charged by it in a manner which does not adversely affect the validity, perfection, or enforceability of the security or cause an Event of Default to occur and the company whose shares have been charged will be permitted to pay dividends to the Obligor in those circumstances.

(c)Where customary or required by law, at the time of execution of the share charge, the share certificate and (if applicable) a stock transfer form duly endorsed and executed (if applicable) in blank will be provided to Purchaser Agent and where required by law the share certificate or shareholders register will be endorsed or written up and the endorsed share certificate and/or a copy of the written up register provided to Purchaser Agent.

(d)Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the security granted over them.

6.6Real estate

(a)Subject to paragraph 6.6(b) below, an Obligor will use commercially reasonable efforts to obtain any landlord’s consent required to grant security over its real estate. The amount secured by each security over real estate may be restricted to an agreed level in accordance with reasonable local market practice.

(b)An Obligor shall not be required to grant security over its real estate comprising leasehold property where the lease is for a term of less than 7 years from the relevant term commencement date.

EXHIBIT A-3

DANISH COLLATERAL DOCUMENTS

1. Charge agreement consisting of an obligation to register a floating charge (in Danish: virksomhedspant) in the amount of USD 16,600,000 granted by Parent in favor of Purchaser Agent.

2. Assignment agreement of certain contract rights granted by Parent in favor of Purchaser Agent.

3. Assignment of rights under intra-group loans by all Obligors organized under the laws of the Kingdom of Denmark.

EXHIBIT A-4

DANISH FORM OF SHARE CHARGE AGREEMENT

[see attached]

EXHIBIT B

FORM OF PURCHASE NOTICE

[see attached]

PURCHASE NOTICE

[__], 202[•]

The undersigned, being the duly elected and acting                                     of Zealand Pharma US, Inc., a Delaware corporation (“Issuer”), does hereby certify to Zoolander SA LLC, as agent for the Purchasers (the “Purchaser Agent”) in connection with that certain Note Purchase Agreement dated as of December 13, 2021, by and among Issuer, Zealand Pharma A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), the other Obligors party thereto, Purchaser Agent and the Purchasers from time to time party thereto (the “Purchase Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Purchase Agreement) that:

1.The representations and warranties made in Article V of the Purchase Agreement and in the other Note Documents are true and correct in all material respects as of the date hereof; provided that such materiality qualifier are not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date are true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the purchase of Notes hereunder.

2.The Obligors have provided all financial statements, reports or notices required under the Note Documents prior to the Purchase Date, including, without limitation, those required under Section 6.2.

3.No Default or Event of Default has occurred and is continuing.

4.The Obligors and their Subsidiaries are in compliance with the covenants and requirements contained in Articles III, V, VI and VII of the Purchase Agreement.

5.No Material Adverse Change has occurred.

6.The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

7.The proceeds of the Notes issued on the [First][Second][Third] Purchase Date shall be disbursed as follows:

From Purchasers:
Purchase Amount	$[__]
Plus:
--[__]	$[__]

Less:

[--Interim Interest	($_________)]
--Purchasers’ Fees and Expenses	($_________)*

TOTAL NET PROCEEDS FROM PURCHASERS	$_______________

8.The aggregate net proceeds of the Notes shall be transferred to a Designated Account as follows:

[Issuer Wire Instructions]

[Balance of Page Intentionally Left Blank]

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

Dated as of the date first set forth above.

ISSUER:

ZEALAND PHARMA US, INC.

By:
Name:
PURCHASER AGENT:

ZOOLANDER SA LLC

By:
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	ZOOLANDER SA LLC, as Purchaser Agent
FROM:	ZEALAND PHARMA US, INC. and ZEALAND PHARMA A/S

The undersigned authorized officer[s] ([collectively in the singular,] “Officer”) of Zealand Pharma US, Inc., a Delaware corporation (“Issuer”) and of Zealand Pharma A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), hereby certifies that in accordance with the terms and conditions of the Note Purchase Agreement, dated as of December 13, 2021, by and among Issuer, Parent, the other Obligors party thereto, Purchaser Agent, and the Purchasers from time to time party thereto (the “Purchase Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement),

(a)The Obligors are in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b)There are no Events of Default, except as noted below;

(c)Except as noted below, all representations and warranties of Parent and its Subsidiaries stated in the Note Documents are true and correct in all material respects on this date and for the period described in (a), above; provided that, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of the Obligors, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (IFRS) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Quarterly financial statements	Quarterly within 45 days (first three fiscal quarters)		Yes	No	N/A
2)	Annual (audited) financial statements	Within 90 days after FYE or within 5 days of filing with SEC		Yes	No	N/A
3)	Clinical Updates	Quarterly w/in 45 days of the first three fiscal quarters and 90 days of FYE		Yes	No	N/A

4)	Regulatory Updates	Quarterly w/in 45 days of the first three fiscal quarters and 90 days of FYE	Yes	No	N/A
5)	Commercial Updates	Quarterly w/in 45 days of the first three fiscal quarters and 90 days of FYE	Yes	No	N/A
6)	Intellectual Property Updates	Quarterly w/in 45 days of the first three fiscal quarters and 90 days of FYE	Yes	No	N/A
7)	Updates to Perfection Certificate	Quarterly within 45 days	Yes	No	N/A
8)	Cash flow projections	Quarterly within 45 days	Yes	No	N/A
9)	“DashBoard” report	Quarterly within 45 days	Yes	No	N/A
10)	Annual Projections (prepared on a quarterly basis)	Annually (within 90 days of FYE), and when revised (within 5 Business Days)	Yes	No	N/A
11)	Projected or anticipated material deviations from the Annual Projections	Quarterly within 45 days (or 90 days w/r/t the fourth fiscal quarter if Parent reasonably determines, upon advice of counsel, that earlier delivery would constitute a violation of MAR)	Yes	No	N/A
12)	Compliance Certificate	Quarterly within 45 days	Yes	No	N/A
13)	Revenue Report	Quarterly within 45 days after quarter end or 90 days after FYE	Yes	No	N/A

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Purchase Agreement?	Yes	No

3)

Have there been any new or pending actions, audits, suits, investigations or proceedings initiated or threatened in writing against Issuer or other Obligors that involve more than One Million Dollars ($1,000,000)?

		Yes	No

4)

Have there been any amendments of or other changes to the Operating Documents of Issuer or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

5)	Have there been any terminations of Material Agreements, material notices under any Material Agreements, entries into new Material Agreements or material amendments to Material Agreements?	Yes	No

6)	Have there been any significant development with respect to any prior (i) Clinical Update, (ii) the Regulatory Update, (iii) Commercial Update or (iv) Intellectual Property Update?	Yes	No
7)

Issuer elects to exercise the Liquidity Covenant Release Option, and evidence is attached hereto that the Liquidity Covenant Release Condition has been satisfied and the Obligors are in compliance with Section 6.6(g).

		Yes	No
8)

If the Liquidity Covenant Release Option has not been exercised, evidence attached hereto demonstrates that Liquidity was not less than One Hundred Million Dollars ($100,000,000) at all times during the prior fiscal quarter.

		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

ZEALAND PHARMA US, INC.

By

Name:

Title:

Date:

ZEALAND PHARMA A/S

By

Name:

Title:

Date:

PURCHASER AGENT USE ONLY

Received by:			Date:

Verified by:			Date:

Compliance Status:	Yes	No

EXHIBIT D

FORM OF NOTE

[see attached]

[THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO ISSUER AT THE FOLLOWING ADDRESS: [__], ATTENTION: [__], FAX NUMBER: [__].]

NOTE

$[__]Dated:  [__], 202[•]

FOR VALUE RECEIVED, ZEALAND PHARMA US, INC., a Delaware corporation (“Issuer”), hereby promises to pay to [__], a [__] (the “Purchaser”), at its offices located at [__] (or at such other place or places as the Purchaser may designate), at the times and in the manner provided in the Note Purchase Agreement, dated as of December 13, 2021 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), among Issuer, the other Obligors from time to time parties thereto, the Purchasers from time to time parties thereto, and Zoolander SA LLC, a Delaware limited liability company, as Purchaser Agent, the Repayment Amount on the principal sum of [__] ($[__]), under the terms and conditions of this senior secured note (this “Note”) and the Note Purchase Agreement.  If not sooner paid, the Repayment amount in respect of the entire principal amount under this Note shall be due and payable on December 13, 2028 as set forth in the Note Purchase Agreement.  The defined terms in the Note Purchase Agreement are used herein with the same meaning. Issuer also promises to pay interest (including any applicable Revenue Participation Payments) in respect of this Note at the rates applicable thereto from time to time as provided in the Note Purchase Agreement.

This Note is one of the Notes referred to in the Note Purchase Agreement and is issued to evidence the purchase thereof by the Purchaser pursuant to the Note Purchase Agreement.  All of the terms, conditions and covenants of the Note Purchase Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Note Purchase Agreement and the other Note Documents.  Reference is made to the Note Purchase Agreement for provisions relating to the interest rate, maturity, payment, prepayment, redemption and acceleration of this Note.

In the event of an acceleration of the maturity of this Note pursuant to the Note Purchase Agreement, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Issuer.  In the event this Note is not paid when due at any stated or accelerated maturity, Issuer agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees, in each as and to the extent constituting Reimbursable Expenses.

This Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the law of the State of New York.  Issuer hereby submits to the nonexclusive jurisdiction and venue of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, although the Purchaser shall not be limited to bringing an action in such courts.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Purchaser or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Issuer shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ISSUER:

ZEALAND PHARMA US, INC.

By
Name:
Title:

EXHIBIT E

FORM OF GUARANTEE ASSUMPTION AGREEMENT

[see attached]

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] (this “Agreement”) by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), in favor of ZOOLANDER SA LLC, as Purchaser Agent for the benefit of the Secured Parties under that certain Note Purchase Agreement, dated as of December 13, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among ZEALAND PHARMA US, INC., a Delaware corporation (“Issuer”), ZEALAND PHARMA A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), the other Obligors from time to time parties thereto, Purchaser Agent, and the Purchasers from time to time party thereto.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

Pursuant to Section 6.12 of the Note Purchase Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Guarantor” for all purposes of the Note Purchase Agreement[, and a “Grantor” for all purposes of the [applicable Foreign Collateral Document(s)]]1.  Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, (i) jointly and severally with the other Guarantors, guarantees to Purchaser Agent and the Purchasers and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 12.1 of the Note Purchase Agreement) in the same manner and to the same extent as is provided in Article XII of the Note Purchase Agreement and (ii) grants a security interest in the Collateral owned by such Additional Subsidiary Guarantor pursuant to, and on the terms and conditions set forth in, the Note Purchase Agreement [and applicable Foreign Collateral Document(s)]2. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Article V of the Note Purchase Agreement (other than Sections 5.4 and 5.9)[, and in Section [•] of the applicable Foreign Collateral Document(s)]3, with respect to itself and its obligations under this Agreement and the other Note Documents, as if each reference in such Sections to the Note Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.12 of the Note Purchase Agreement to Purchaser Agent.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By _______________________________________

Name:

Title:

[1]	Include the applicable Foreign Collateral Document(s) for non-US guarantors.
[2]	Include the applicable Foreign Collateral Document(s) for non-US guarantors.
[3]	Include the section reference(s) to applicable reps and warranties in Foreign Collateral Document(s) for non-US guarantors.

EXHIBIT F

CUSTOMARY SUBORDINATION TERMS

Capitalized terms used but not defined in this Exhibit F shall have the meaning provided in the Agreement.4

The payment in cash of the principal of and accrued and unpaid interest, if any, on, [the redemption price or]5 [fundamental change repurchase price]6 of, or any cash portion of the conversion obligation [(if the Company has elected cash settlement or combination settlement)] (excluding cash payable in lieu of delivering fractional shares of common stock) due upon conversion of, the notes is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all then-existing senior indebtedness.

If Parent dissolves, winds-up, liquidates or reorganizes, or if Parent is the subject of any bankruptcy, insolvency or similar proceeding, Parent will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before Issuer pays the holders of the notes.

If the notes are accelerated because of an event of default under the indenture or subject to repurchase by Parent at the option of the holders following a [fundamental change]7, Parent must pay the holders of senior indebtedness in full all amounts due and owing thereunder before Parent pays holders of the notes.

Parent may not make any payment on or distribution to the trustee or any holder in respect of its obligations under the notes or repurchase[, redeem] or otherwise acquire the notes if:

•	a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace; or
•

any other default (a “nonpayment default”) of designated senior indebtedness occurs and is continuing that permits any holder of designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default (a “payment blockage notice”) from Parent or any other person permitted to give such notice under the indenture.

Parent may resume payments on, repurchase[, redeem] or otherwise acquire, the notes:

•	in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist; and
•

in case of a nonpayment default of designated senior indebtedness, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the payment blockage notice is received by the trustee unless the maturity of any designated senior indebtedness has been accelerated and all scheduled payments on the notes that have come due have been paid in full in cash.

[4]	If the Permitted Convertible Notes are issued by a Subsidiary, the terms will be revised accordingly to apply same subordination terms to such Subsidiary (and any guarantee by Parent).
[5]	To be included if the convertible notes include a redemption feature.
[6]	To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.
[7]	To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.

No new period of payment blockage may be commenced for a default unless at least 365 days have elapsed since the trustee’s receipt of the prior payment blockage notice.

No nonpayment default that existed or was continuing on the date of the receipt by the trustee of any payment blockage notice shall be the basis for a subsequent payment blockage notice.

If either the trustee or any holder of notes receives any payment of any obligations with respect to the notes when:

•	the payment is prohibited by these subordination provisions; and
•	the trustee or the holder of notes has actual knowledge that the payment is prohibited,

the trustee or the holder of notes, as the case may be, will hold the payment in trust for the benefit of the holders of senior indebtedness. Upon the proper written request of the holders of senior indebtedness, the trustee or the holder of notes, as the case may be, will deliver the amounts held in trust to the holders of senior indebtedness or their proper representative.

Any claims of the trustee for compensation or indemnification shall not be subordinate to Parent’s senior indebtedness and shall be senior to claims of holders of notes in respect of all funds collected or held by the trustee.

The trustee will not be deemed to owe any fiduciary duty to the holders of senior indebtedness and shall not be liable to any such holders of senior indebtedness if the trustee in good faith mistakenly pays over or distributes to holders or to Parent or to any other person, cash, property or securities to which any holders of senior indebtedness are entitled by virtue of these subordination terms or otherwise. The trustee in its individual capacity will be entitled to all of the rights set forth in the indenture with respect to any senior indebtedness which may at any time be held by the trustee, to the same extent as any other holder of senior indebtedness.

Notwithstanding anything to the contrary above, the issuance and delivery of Parent’s common stock (and cash in lieu of fractional shares of common stock) upon conversion of any note in accordance with the indenture and the notes or otherwise in exchange for any note will be deemed not to constitute a payment on or distribution in respect of Parent’s obligations under any note or any repurchase, redemption or other acquisition of any note.

The following terms will be defined as follows in the indenture:

“Designated senior indebtedness” means (i) Parent’s obligations under any particular senior indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which Parent is a party) that has an aggregate principal amount outstanding of at least $[10.0]8 million (as of the date of determination) and expressly provides that such indebtedness is “designated senior indebtedness” for purposes of the indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness), and (ii) Parent’s obligations under the Note Purchase Agreement and the notes issued thereunder (regardless of whether the aggregate principal amount of outstanding obligations thereunder is at least $10.0 million).

“Exchange rate contract” means, with respect to any person, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to

[8]	A higher threshold will not affect the analysis of whether or not the subordination terms are “usual and customary.”

provide protection against fluctuations in currency exchange rates. An exchange rate contract may also include an interest rate agreement (as defined below).

“Interest rate agreement” means, with respect to any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

“Indebtedness” means, without duplication:

(a)all of Parent’s indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof), other than any trade accounts payable or other accrued current expense incurred in the ordinary course of business in connection with the obtaining of materials or services;

(b)all of Parent’s indebtedness, obligations and other liabilities (contingent or otherwise) under the Note Purchase Agreement and the notes issued thereunder;

(c)all of Parent’s reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(d)all of Parent’s obligations (contingent or otherwise) with respect to an interest rate agreement, exchange rate contract, treasury services agreement, cash management agreement or similar agreements or arrangements;

(e)all of Parent’s direct or indirect guarantees, agreements to be jointly liable or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (4) above;

(f)any indebtedness or other obligations described in clauses (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by Parent, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by Issuer; and

(g)any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f) above.

Notwithstanding the foregoing, the amount of indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, plus (without duplication) the maximum liability of such person for any such contingent obligations at such date.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 13, 2021, by and among Parent, Issuer, the guarantors party thereto, Zoolander SA LLC, as the purchaser agent, and the purchasers party thereto, as amended, supplemented or otherwise modified from time to time.

“Senior indebtedness” means the principal of, premium, if any, interest, final payment amounts, revenue participation payment, milestone payments and all fees, costs, expenses and other amounts accrued or due on or in connection with Parent’s indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created (including all interest and other amounts accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceeding, whether or not a claim for post-petition interest or such other amounts is allowable as a claim in any such proceeding), incurred, assumed, guaranteed or in effect guaranteed by Parent, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular indebtedness the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis as, or junior to, the notes. Senior indebtedness does not include:

(a)indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis as, or junior in right of payment to, the notes;

(b)indebtedness that is expressly subordinated to any senior indebtedness;

(c)indebtedness subordinated by operation of law;

(d)our trade payables and accrued expenses (including, without limitation, accrued compensation and accrued restructuring charges) or deferred purchase price for goods, services or materials purchased or provided in the ordinary course of business;

(e)any indebtedness of Parent to or among any of its subsidiaries, or to a joint venture in which Parent or any of its subsidiaries has an interest;

(f)any indebtedness of Parent that, when incurred, was without recourse to Parent;

(g)any indebtedness to any employee of Parent; and

(h)any repurchase, redemption or other obligation in respect of Parent’s equity interests.

EXHIBIT G

FORM OF PRESS RELEASE

[see attached]

EXHIBIT H

FORM OF REVENUE REPORT

[see attached]

EXHIBIT I

FORM OF “DASHBOARD” REPORT

[see attached]

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Finance Parties That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchaser Agreement dated as of December 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; terms capitalized but not defined herein shall have the meanings set forth in the Note Purchase Agreement), among ZEALAND PHARMA US, INC., a Delaware corporation (“Issuer”), ZEALAND PHARMA A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), the other Obligors from time to time parties thereto, Purchaser Agent, and the Purchasers from time to time party thereto.

Pursuant to the provisions of Section 14.2 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Obligations (as well as any Note(s) evidencing such Obligations) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of any Obligor within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Purchaser Agent and Issuer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Issuer and the Purchaser Agent in writing, and (2) the undersigned shall have at all times furnished Issuer and the Purchaser Agent with a properly completed and currently effective certificate when each payment is to be made to the undersigned.

Unless otherwise defined herein, terms defined in the Note Purchaser Agreement and used herein shall have the meanings given to them in the Note Purchaser Agreement.

[NAME OF FINANCE PARTY]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchaser Agreement dated as of December 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; terms capitalized but not defined herein shall have the meanings set forth in the Note Purchase Agreement), among ZEALAND PHARMA US, INC., a Delaware corporation (“Issuer”), ZEALAND PHARMA A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), the other Obligors from time to time parties thereto, Purchaser Agent, and the Purchasers from time to time party thereto.

Pursuant to the provisions of Section 14.2 of the Note Purchaser Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of any Obligor within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Finance Party with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Finance Party in writing, and (2) the undersigned shall have at all times furnished such Finance Party with a properly completed and currently effective certificate when each payment is to be made to the undersigned.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchaser Agreement dated as of December 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; terms capitalized but not defined herein shall have the meanings set forth in the Note Purchase Agreement), among ZEALAND PHARMA US, INC., a Delaware corporation (“Issuer”), ZEALAND PHARMA A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), the other Obligors from time to time parties thereto, Purchaser Agent, and the Purchasers from time to time party thereto.

Pursuant to the provisions of Section 14.2 of the Note Purchaser Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of any Obligor within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Finance Party with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Finance Party and (2) the undersigned shall have at all times furnished such Finance Party with a properly completed and currently effective certificate when each payment is to be made to the undersigned.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Finance Parties That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchaser Agreement dated as of December 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; terms capitalized but not defined herein shall have the meanings set forth in the Note Purchase Agreement), among ZEALAND PHARMA US, INC., a Delaware corporation (“Issuer”), ZEALAND PHARMA A/S, a public limited liability company (in Danish: aktieselskab) organized under the laws of the Kingdom of Denmark (“Parent”), the other Obligors from time to time parties thereto, Purchaser Agent, and the Purchasers from time to time party thereto.

Pursuant to the provisions of Section 14.2 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Obligations (as well as any Note(s) evidencing such Obligations) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Obligations (as well as any Note(s) evidencing such Obligations), (iii) with respect to the extension of credit pursuant to this Note Purchase Agreement or any other Note Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of any Obligor within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Purchaser Agent and Issuer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Issuer and the Purchaser Agent, and (2) the undersigned shall have at all times furnished Issuer and the Purchaser Agent with a properly completed and currently effective certificate when each payment is to be made to the undersigned.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF FINANCE PARTY]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]